Exhibit 10.1

PRIVATE AND CONFIDENTIAL

EXECUTION VERSION

LLC SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on August 29, 2025, by and among The Ether Machine, Inc., a Delaware corporation (“Pubco”), The Ether Reserve LLC, a Delaware limited liability company (the “Company”), Dynamix Corporation, a Cayman Islands exempted company (“SPAC”) and the undersigned subscriber (“Subscriber”).

WHEREAS, on July 21, 2025, (a) SPAC, (b) Pubco, (c) ETH SPAC Merger Sub Ltd., a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), (d) the Company, (e) Ethos Sub 1, Inc., a Delaware corporation and a wholly owned subsidiary of SPAC (“SPAC Subsidiary A”), (f) Ethos Sub 2, Inc., a Delaware corporation and a wholly owned subsidiary of SPAC Subsidiary A (“SPAC Subsidiary B”), (g) Ethos Sub 3, Inc., a Delaware corporation and a wholly owned subsidiary of SPAC Subsidiary B (“Company Merger Sub”) and (h) ETH Partners LLC (the “Seller”), entered into a business combination agreement (as amended, modified, supplemented or waived from time to time, the “BCA”);

WHEREAS, pursuant to and in accordance with the BCA, (a) SPAC will merge with and into SPAC Merger Sub, with SPAC Merger Sub continuing as the surviving company (the “SPAC Merger”), and with the shareholders of SPAC receiving one share of Class A common stock, par value $0.01 per share, of Pubco (“Pubco Class A Common Stock”) for each Class A ordinary share of SPAC, par value $0.0001 per share (“SPAC Class A Ordinary Shares”), held by such shareholder in accordance with the terms of the BCA, and (b) at least two (2) hours after the SPAC Merger, Company Merger Sub will merge with and into Company, with the Company continuing as the surviving entity (the “Company Merger” and, together with the SPAC Merger, the “Mergers” and, together with the other transactions contemplated by the BCA, the “Transactions”), with (i) members of the Company who are not U.S. Persons (as defined in the BCA), and the Cash U.S. Company Members (as defined in the BCA) and the Electing Ether U.S. Company Members (as defined below), receiving shares of Pubco Class A Common Stock in exchange for their Company Units (as defined below), (ii) the Seller receiving shares of Pubco Stock (as defined in the BCA) in exchange for its units in the Company and (iii) the Non-Electing Ether U.S. Company Members (as defined below) cancelling their Company Units and converting into common non-voting units of the Company (each a “Company Exchange Unit”), in each case in accordance with the terms of the BCA, and upon consummation of the Mergers, Pubco will become a publicly traded company, all upon the terms and subject to the conditions set forth in the BCA and in accordance with applicable law;

WHEREAS, in connection with the Transactions, Subscriber desires to subscribe for and purchase from the Company, on the date hereof, Class A Units in the Company (the “Company Units”), each having the rights, privileges and preferences set out in that certain Amended and Restated Limited Liability Company Agreement of the Company, dated as of July 21, 2025 (as amended, modified, or supplemented from time to time, including pursuant to any joinder agreements executed in accordance therewith, the “LLC Agreement”) at a price of $10.25 per Company Unit (the “Per Unit Price”), payable by contribution of Ether in accordance with the terms of this Subscription Agreement, and the Company desires to issue to Subscriber such Company Units in consideration of the payment or contribution of the Subscription Price (as defined below) by or on behalf of Subscriber to the Company simultaneously with such acquisition;

WHEREAS, the parties hereto intend that the contribution of Ether to the Company in exchange for the Company Units will be treated as a tax-deferred transaction described in Section 721(a) of the Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, on July 21, 2025, SPAC, the Company and Pubco entered into subscription agreements (the “Other LLC Subscription Agreements” and, together with this Subscription Agreement, the “LLC Subscription Agreements”) with certain other investors (the “Other LLC Subscribers” and together with Subscriber, the “LLC Subscribers”), pursuant to which the Other LLC Subscribers purchased Company Units in accordance with such Other LLC Subscription Agreements (the Company Units of the Other LLC Subscribers, the “Other LLC Subscribed Units” and, together with the Subscribed Units, the “LLC Subscribed Units”);

WHEREAS, upon the consummation of the Transactions, each Subscribed Unit held by persons other than Non-Electing Ether U.S. Company Members shall be converted automatically into such number of shares of Pubco Class A Common Stock as calculated in accordance with Section 2.9(a)(i) of the BCA;

WHEREAS, upon the consummation of the Transactions, each Subscribed Unit held by persons that are Non-Electing Ether U.S. Company Members shall be converted automatically into such number of Company Exchange Units as calculated in accordance with Section 2.9(a)(ii) of the BCA;

WHEREAS, the parties hereto intend that such conversion of each Subscribed Unit held by persons that are Non-Electing Ether U.S. Company Members into Company Exchange Units will be treated as a non-taxable partnership recapitalization in accordance with Rev. Rul. 84-52 and Section 721(a) of the Code;

WHEREAS, on July 21, 2025, SPAC, the Company, and Pubco entered into subscription agreements (the “PIPE Subscription Agreements”) with certain other investors, pursuant to which such investors have agreed to purchase a number of shares of Pubco Class A Common Stock at a price of $10.00 per share in accordance with such PIPE Subscription Agreements; and

WHEREAS, on July 21, 2025, SPAC, the Company, Pubco entered into subscription agreements (the “LLC Company Exchange Unit Subscription Agreements”) with certain other investors, pursuant to which such investors have agreed to purchase a number of Company Exchange Units in accordance with such LLC Company Exchange Unit Subscription Agreements.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1. Subscription. Subject to the terms and conditions hereof, Subscriber hereby irrevocably subscribes for and agrees to acquire from the Company, and the Company hereby agrees to issue to Subscriber, upon payment or contribution of the Subscription Price by or on behalf of Subscriber to the Company, the Subscribed Units free and clear of all liens, claims, or other encumbrances other than restrictions under applicable securities laws and the LLC Agreement (such subscription and issuance, the “Subscription”).

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Section 2. Closing.

(a) The closing of the Subscription contemplated by this Subscription Agreement shall occur within 10 days of the date hereof (the “Subscription Closing”).

(b) The Subscription Price shall be paid in Ether in such amounts as indicated in Subscriber’s signature page of this Subscription Agreement. For purposes of this Subscription Agreement:

(i) “Subscription Price” means such amount (in USD) equal to the product of (x) the amount of Ether as is set forth on the signature page hereto (the “Ether Amount”) and (y) the Signing Ether Price.

(ii) “Signing Ether Price” means the volume-weighted average price (VWAP) of Ether (ETH) denominated in USD as calculated from all executed trades on Coinbase Global, Inc. (“Coinbase”) (or its successor primary spot exchange) over the three-day period ending at 5:00 p.m. New York City time on September 2, 2025; such VWAP shall be calculated by dividing the sum of the products of each trade’s price and volume by the total volume of all trades during the specified three-day period.

(iii) “Subscribed Units” means such number of Company Units equal to the quotient of (i) the Subscription Price and (ii) the Per Unit Price. The number of Subscribed Units shall be added to the Subscriber’s signature page hereto promptly following calculation of the Signing Ether Price and prior to the Subscription Closing.

(c) No fractional Company Units will be issued. In determining such number of Company Units to be issued, such number shall be rounded down to the nearest whole share in the case of any resulting fractional number of Company Units.

(d) On or prior to the date hereof, Subscriber shall deliver to the Company the Ether Amount, free and clear of any liens, encumbrances or other restrictions, via transfer of the Ether Amount to the wallet address of an unencumbered custody account maintained by Balance Trust Company Ltd. (“Balance”) or its affiliates in the name of the Company, for which Balance or its affiliates serve as the custodian (the “Custody Account”) specified in Annex A hereto,

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(e) On or following the date of this Subscription Agreement, Subscriber shall deliver to the Company:

(i) a duly executed LLC Agreement in the form attached hereto as Annex B (which may be amended and restated pursuant to the BCA and as part of the Company Merger in the form attached hereto as Annex C), pursuant to which Subscriber shall accept all the rights, duties, and obligations set forth in the LLC Agreement and become a member of the Company;

(ii) a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8; and

(iii) such information as is reasonably requested by the Company in order for the Company to admit Subscriber as a member and to issue the Subscribed Units to Subscriber.

(f) On the date that is two (2) business days from the Subscription Closing, the Company shall update the Company’s books and records to reflect (x) the admission of Subscriber as a member holding such number of Subscribed Units as described herein and (y) a capital contribution under the LLC Agreement by Subscriber in the amount of the Subscription Price. The Subscribed Units shall contain a legend in substantially the following form:

THE OFFER AND SALE OF THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

(g) Until the closing of the Transactions, the Company and Pubco covenant that the Ether contributed in respect of the Subscription Price (the “Subscribed Ether”) shall not be pledged, hypothecated, or otherwise used as collateral to secure any indebtedness or obligation, and shall remain free and clear of all liens, charges, and encumbrances.

(h) The Subscribed Ether shall be held in the Custody Account and may not be released from the Custody Account until (i) the earlier of either (A) the closing of the Transactions or (B) termination of the BCA in accordance with its terms and (ii) the Authorized Persons (as defined below) authorize the release of the Subscribed Ether through Balance.

(i) If consummation of the Transactions occurs, then on the closing date of the Transactions, the Subscribed Ether will be released from the Custody Account and transferred to a digital asset wallet account designated in writing by the Company and SPAC upon receipt by Balance of the required authorization by the Authorized Persons, and the Company shall provide Balance with a specific instruction noting this requirement for release, along with the names of the Authorized Persons.

(j) In the event that the consummation of the Transactions does not occur prior to the Outside Date (as defined in the BCA), unless otherwise agreed to in writing by Pubco, the Company and Subscriber, the Company shall promptly (but in no event later than three (3) business days after the Outside Date) liquidate in accordance with the Company Organizational Documents (as defined below).

(k) The Company designates either David Merin or Michael Ciklin, and SPAC designates Andrejka Bernatova and Nader Daylami as its representatives, respectively, who must jointly authorize the release of the Subscribed Ether from the Custody Account in accordance with this Section 2 (the “Authorized Persons”). Any individual designated as an Authorized Person who is convicted of, or admits to, a Disqualification Event (as defined in Section 4(n)), shall be automatically removed and shall no longer serve as an Authorized Person. Upon becoming aware of any Disqualification Event affecting one its Authorized Persons, the applicable party shall promptly deliver written notice to the other party and to Balance, which notice shall identify the Authorized Person to be removed and the name and contact information of the replacement Authorized Person.

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(l) As promptly as practicable after the completion of the Transactions (and, in any event no more than three (3) business days after such completion), Pubco shall deliver to each Other LLC Subscriber other than a Non-Electing Ether U.S. Company Member evidence from Pubco’s transfer agent of the exchange of the Other LLC Subscribed Units for such number of shares of Pubco Class A Common Stock per Other LLC Subscribed Unit as calculated in accordance with Section 2.9(a)(i) in the BCA.

(m) Each Company Unit held by the Subscriber and any Other LLC Subscriber who is an Ether U.S. Company Member (as defined in the BCA) and who does not provide notice to the Company at least five (5) business days prior to the effective time of the Company Merger of its election to have its LLC Subscribed Units converted into Pubco Class A Common Stock in the Company Merger in accordance with Section 2.9(a)(i) of the BCA (such Ether U.S. Company Member providing such notice, an “Electing Ether U.S. Company Member,” and such Ether U.S. Company Member who does not provide such notice, a “Non-Electing Ether U.S. Company Member”) will automatically be cancelled and converted into the right to receive the Company Exchange Units without interest, in accordance with Section 2.9(a)(ii) in the BCA.

(n) The parties hereby agree and acknowledge that, for U.S. federal income tax purposes, (1) the subscriptions contemplated by this agreement are intended to be contributions qualifying under section 721(a) of the Internal Revenue Code of 1986, as amended (the “Code”), (2) the Company Merger is intended to be, to any LLC Subscriber that is not a U.S. Person (as defined in the BCA), Seller, and Electing Ether U.S. Company Members, a taxable disposition of partnership interests and, to Subscriber and Non-Electing Ether U.S. Company Members, a non-taxable partnership recapitalization in accordance with Rev. Rul. 84-52 and Section 721(a) of the Code (the “Intended Tax Treatment”) and (3) there is no statutory, administrative or judicial authority directly addressing the treatment, for U.S. federal income tax purposes, of securities with substantially the same terms as the Company Exchange Units. Each of the parties hereto agree to report and cause to be reported for U.S. federal income tax purposes all tax-related items in a manner consistent with such Intended Tax Treatment.

(o) The obligations of Subscriber to consummate, or cause to be consummated, the transactions contemplated by this Subscription Agreement (including the Subscription Closing) and the LLC Agreement (collectively, the “Subscription Transaction Documents”) are subject to the satisfaction or waiver by Subscriber of the additional conditions that, on the date hereof, no Other LLC Subscription Agreement (or other agreements or understandings (including side letters) entered into in connection therewith or in connection with the sale of the Other LLC Subscribed Units) shall have been amended, modified or waived in any manner that benefits any Other LLC Subscriber unless the Subscriber shall have been offered in writing the same benefits (other than terms particular to the legal or regulatory requirements of such Other LLC Subscriber or its affiliates or related persons).

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Section 3. Subscription Adjustment. Immediately prior to the Company Merger, the Subscribed Units shall be adjusted as follows: (x) if the Closing Ether Price (as defined below) is greater than the Signing Ether Price, the Company shall issue to the Subscriber such number of Company Units equal to the product of (i) the number of Subscribed Units issued to such Subscriber at the Subscription Closing and (ii) the difference between (1) the quotient of the Closing Ether Price and the Signing Ether Price and (2) one (the “Adjustment Units”); and (y) the Company shall issue to the Subscriber such number of Company Units equal to the Aggregate Staking Units. For purposes of this Subscription Agreement, (i) “Closing Ether Price” means the volume-weighted average price (VWAP) of Ether (ETH) denominated in USD as calculated from all executed trades on Coinbase (or its successor primary spot exchange) over the forty-eight (48) hour period ending at 5:00 p.m. New York City time on the day immediately prior to the closing date of the Transactions; such VWAP shall be calculated by dividing the sum of the products of each trade's price and volume by the total volume of all trades during the specified 48-hour period; (ii) “Net Staking Rewards” means the total amount of Ether generated as staking rewards from the staking of the Subscribed Ether after deducting any and all applicable staking fees, network transaction fees, and operational costs directly attributable to such staking; and (iii) “Aggregate Staking Units” means such number of Company Units equal to the quotient of (x) the Net Staking Rewards multiplied by the Closing Ether Price and (y) the Per Unit Price. For the avoidance of doubt, any adjustment pursuant to this Section 3 is intended to prevent the value of a Company Unit from exceeding the Per Unit Price, and shall be treated and reported for all tax purposes as not resulting in a “capital shift” or other taxable event, unless otherwise required by a determination within the meaning of Section 1313(a) of the Code (or any similar provision of state or local).

Section 4. Company, Pubco and SPAC Representations and Warranties. Each of (i) the Company, solely with respect to the representations and warranties set forth below relating to the Company, (ii) Pubco, solely with respect to the representations and warranties set forth below relating to Pubco and (iii) SPAC, solely with respect to the representations and warranties set for the below relating to SPAC, represents and warrants, severally and not jointly, to Subscriber as of the date hereof, that:

(a) The Company (i) is validly existing under the laws of the State of Delaware, (ii) has the requisite limited liability company power and authority to own, lease and operate its properties and to conduct its business as it is now being conducted, and (iii) is duly licensed or qualified and in good standing (to the extent applicable) in all jurisdictions in which its ownership of property or character of its activities is such as to require it to be so licensed or qualified, except, with respect to the foregoing clause (iii), where the failure to be so licensed or qualified has not and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. For purposes of this Subscription Agreement, a “Company Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Company that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on Company’s ability to consummate the transactions contemplated by this Subscription Agreement. The Company’s sole assets are Ether.

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(b) Pubco (i) is validly existing under the laws of the State of Delaware, (ii) has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as it is now being conducted, and (iii) is duly licensed or qualified and in good standing (to the extent applicable) in all jurisdictions in which its ownership of property or character of its activities is such as to require it to be so licensed or qualified, except, with respect to the foregoing clause (iii), where the failure to be so licensed or qualified has not and would not, individually or in the aggregate, reasonably be expected to have a Pubco Material Adverse Effect. For purposes of this Subscription Agreement, a “Pubco Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Pubco that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on Pubco’s ability to consummate the transactions contemplated by this Subscription Agreement.

(c) SPAC (i) is validly existing and in good standing under the laws of its jurisdiction of incorporation, organization or formation, (ii) has the requisite corporate power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a SPAC Material Adverse Effect. For purposes of this Subscription Agreement, a “SPAC Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to SPAC that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on SPAC’s ability to consummate the transactions contemplated by this Subscription Agreement.

(d) The issuance and sale of the Subscribed Units, when issued pursuant to this Subscription Agreement (subject to the receipt of the Subscription Price in accordance with the terms of this Subscription Agreement), will have been duly authorized by the Company and, when issued and delivered to Subscriber (or its nominee in accordance with the Subscriber’s delivery instructions), will be validly issued, fully paid and free and clear of all liens or other restrictions (other than those arising under this Subscription Agreement or the BCA, the Company Organizational Documents or applicable securities laws), and will not have been issued in violation of, or subject to, any preemptive or similar rights created under the Company Organizational Documents (as in effect at such time of issuance) or under the Delaware Limited Liability Company Act.

(e) Each of this Subscription Agreement and the other Subscription Transaction Documents has been duly authorized, validly executed and delivered by the Company, Pubco and SPAC, as applicable, and assuming the due authorization, execution and delivery of the same by the applicable counterparties, each of the Subscription Transaction Documents shall constitute the valid and legally binding obligation of the Company, Pubco and SPAC, as applicable, enforceable against each of the Company, Pubco and SPAC, as applicable, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies (collectively, the “Enforceability Exceptions”).

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(f) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 5, the execution and delivery of this Subscription Agreement and the other Subscription Transaction Documents, the issuance of the Subscribed Units hereunder and the exchange of the Subscribed Units for Pubco Class A Common Stock or Company Exchange Units, as applicable, the compliance by the Company with all of the provisions of this Subscription Agreement and the other Subscription Transaction Documents applicable to the Company and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) conflict with or violate any provision of, or result in the breach of, the Company’s organizational documents, including the LLC Agreement (“Company Organizational Documents”), or (iii) conflict with or result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental authority with competent jurisdiction over the Company or any of its properties except, in the case of clauses (i) and (iii), for such violations, conflicts, breaches, defaults or liens, charges or encumbrances which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(g) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 5, the execution and delivery of this Subscription Agreement and the other Subscription Transaction Documents, as applicable, by SPAC, the compliance by SPAC with all of the provisions of this Subscription Agreement and the other Subscription Transaction Documents applicable to SPAC and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of SPAC pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which SPAC is a party or by which SPAC is bound or to which any of the property or assets of SPAC is subject, (ii) conflict with or violate any provision of, or result in the breach of, SPAC’s organizational documents, or (iii) conflict with or result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental authority with competent jurisdiction over SPAC or any of its properties except, in the case of clauses (i) and (iii), for such violations, conflicts, breaches, defaults or liens, charges or encumbrances which would not, individually or in the aggregate, reasonably be expected to have a SPAC Material Adverse Effect.

(h) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 5, the execution and delivery of this Subscription Agreement and the other Subscription Transaction Documents, the issuance of the Subscribed Units hereunder and the exchange of the Subscribed Units for Pubco Class A Common Stock or Company Exchange Units, as applicable, the compliance by Pubco with all of the provisions of this Subscription Agreement and the other Subscription Transaction Documents applicable to Pubco and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Pubco pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Pubco is a party or by which Pubco is bound or to which any of the property or assets of Pubco is subject, (ii) conflict with or violate any provision of, or result in the breach of, Pubco’s organizational documents, or (iii) conflict with or result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental authority with competent jurisdiction over Pubco or any of its properties except, in the case of clauses (i) and (iii), for such violations, conflicts, breaches, defaults or liens, charges or encumbrances which would not, individually or in the aggregate, reasonably be expected to have a Pubco Material Adverse Effect.

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(i) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 5, neither SPAC, Pubco nor the Company is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or governmental authority with competent jurisdiction, self-regulatory organization (including any stock exchange on which the Pubco Class A Common Stock will be listed (the “Stock Exchange”)) or other person in connection with the execution, delivery and performance of this Subscription Agreement, other than (i) filings required by applicable state securities laws, (ii) the filing of the Registration Statement (as defined below) pursuant to Section 6, (iii) filings required by the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules of the United States Securities and Exchange Commission (the “Commission”), including the registration statement on Form S-4 with respect to the Transactions and the proxy statement/prospectus included therein (the “Form S-4”), (iv) filings required by the Stock Exchange, including with respect to obtaining SPAC shareholder approval of the Transactions, (v) filings required to consummate the Transactions as provided under the BCA, (vi) filings in connection with or as a result of any publicly available written guidance, comments, requirements or requests of the SEC staff under the Securities Act (the “SEC Guidance”) and (vii) those the failure of which to obtain would not have a SPAC Material Adverse Effect, a Pubco Material Adverse Effect or a Company Material Adverse Effect, as applicable.

(j) Except for such matters as have not had and would not reasonably be expected to have a Company Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator with competent jurisdiction pending, or, to the knowledge of Company, threatened in writing against Company or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator with competent jurisdiction outstanding against Company.

(k) Except for such matters as have not had and would not reasonably be expected to have a Pubco Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator with competent jurisdiction pending, or, to the knowledge of Pubco, threatened in writing against Pubco or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator with competent jurisdiction outstanding against Pubco.

(l) Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 5, no registration under the Securities Act or any state securities (or Blue Sky) laws is required for the offer and sale of the Subscribed Units.

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(m) None of the Company, Pubco or any person acting on their behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Subscribed Units. The Subscribed Units are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. None of the Company, Pubco or any person acting on their behalf has, directly or indirectly, at any time within the past thirty (30) calendar days, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Subscribed Units as contemplated hereby or the Other LLC Subscribed Units as contemplated by the Other LLC Subscription Agreements or (ii) cause the offering of the Subscribed Units pursuant to this Subscription Agreement or the Other LLC Subscribed Units pursuant to the Other LLC Subscription Agreements to be integrated with prior offerings for purposes of the Securities Act or any applicable stockholder approval provisions. None of the Company, Pubco or any person acting on their behalf has offered or sold or will offer or sell any securities, or has taken or will take any other action, which would reasonably be expected to subject the offer, issuance or sale of the Subscribed Units or the Other LLC Subscribed Units, as contemplated hereby, to the registration provisions of the Securities Act.

(n) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) of the Securities Act is applicable.

(o) Pubco is in compliance in all material respects with, and has not received any written communication from, a governmental authority with competent jurisdiction that alleges that Pubco is not in compliance in all material respects with, or is in default or violation of, the applicable provisions of (i) the Securities Act and the Exchange Act, (ii) the rules and regulations of the Commission, and (iii) the rules of the Stock Exchange, except, in each case, where such non-compliance, default, or violation would not, individually or in the aggregate, reasonably be expected to have a Pubco Material Adverse Effect. For the avoidance of doubt, this representation and warranty shall not apply to the extent any of the foregoing matters arise from or relate to the SEC Guidance.

(p) The Company is in compliance in all material respects with, and has not received any written communication from, a governmental authority with competent jurisdiction that alleges that the Company is not in compliance in all material respects with, or is in default or violation of, the applicable provisions of (i) the Securities Act and the Exchange Act, (ii) the rules and regulations of the Commission, and (iii) the rules of the Stock Exchange, except, in each case, where such non-compliance, default, or violation would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. For the avoidance of doubt, this representation and warranty shall not apply to the extent any of the foregoing matters arise from or relate to the SEC Guidance.

(q) SPAC is in compliance in all material respects with, and has not received any written communication from, a governmental authority with competent jurisdiction that alleges that SPAC is not in compliance in all material respects with, or is in default or violation of, the applicable provisions of (i) the Securities Act and the Exchange Act, (ii) the rules and regulations of the Commission, and (iii) the rules of the Stock Exchange, except, in each case, where such non-compliance, default, or violation would not, individually or in the aggregate, reasonably be expected to have a SPAC Material Adverse Effect. For the avoidance of doubt, this representation and warranty shall not apply to the extent any of the foregoing matters arise from or relate to the SEC Guidance.

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(r) Upon consummation of the Transactions, the Pubco Class A Common Stock will be registered pursuant to Section 12(b) of the Exchange Act and will be listed for trading on the Stock Exchange, and the Pubco Class A Common Stock will be approved for listing on the Stock Exchange or another national securities exchange, subject to official notice of issuance.

(s) No broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Subscribed Units to Subscriber.

(t) When issued, all issued and outstanding Company Units will have been duly authorized and validly issued, will be fully paid and non-assessable and will not be subject to preemptive or similar rights. The Company has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any Company Units or other membership interests in the Company, other than as contemplated by the Company Organizational Documents, the BCA or as described in the forms, reports, schedules, statements, registration statements, prospectuses, and other documents filed or furnished as of the date hereof by SPAC with the Commission under the Securities Act and/or the Exchange Act (collectively, and together with any amendments, restatements or supplements thereto, the “SEC Documents”). There are no securities or instruments issued by or to which SPAC is a party containing anti-dilution or similar provisions that will be triggered, and not fully waived by the holder of such securities or instruments pursuant to a written agreement or consent, by the issuance of the LLC Subscribed Units.

(u) The material terms of all LLC Subscription Agreements in respect of LLC Subscribed Units, other than the Per Unit Price for LLC Subscriptions entered into prior to the date hereof, are no more favorable in the aggregate to the Other LLC Subscribers than the material terms of this Subscription Agreement are to the Subscriber (other than any terms particular to the regulatory requirements of such investor or its affiliates or related funds that are mutual funds or are otherwise subject to regulations related to the timing of funding and the issuance of the related Company Units); provided, however, that after taking into account the Per Unit Price, the material terms of this Subscription Agreement are no more favorable in the aggregate to the Subscriber than the material terms of the Other LLC Agreements entered into prior to the date hereof are to the Other LLC Subscribers. Neither the Company nor Pubco has entered into any side letter or similar agreement with any Other LLC Subscriber relating to such Other LLC Subscriber’s purchase of its Other LLC Subscribed Units other than the Other LLC Subscription Agreements and the LLC Agreement.

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(v) Neither the Company or Pubco is, and immediately after receipt of payment for the Subscribed Units and consummation of the Transactions, will be, an “investment company” within the meaning of the Investment Company Act.

(w) None of the Company, Pubco and any of their controlled affiliates (i) is, or will be at or immediately after the closing of the Transactions, a person of a country of concern, as such term is defined in 31 C.F.R. § 850.221 (a “Covered Person”), (ii) directly or indirectly hold, or will hold at or immediately after the closing of the Transactions, a board seat on, a voting or equity interest in, or any contractual power to direct or cause the direction of the management or policies of, any Covered Person, or (iii) is engaged, or has plans to engage, or will be engaged at or immediately after the closing of the Transactions, directly or indirectly, in a “covered activity,” as such term is defined in 31 C.F.R. § 850.208.

(x) As of the date hereof and as of the date of the closing of the Transactions, Pubco does not have, and will not have, any indebtedness, liabilities or obligations, whether actual or contingent, accrued or unaccrued, matured or unmatured, known or unknown, other than such indebtedness, liabilities or obligations as have been, or will be, (i) disclosed in filings of the kind referenced in Section 4(i)(iii) or any other public filings, or (ii) obligations under the BCA or any other documents to which it is a party that are entered into in connection with the Transactions.

(y) Immediately following the Transactions, the Company will have fewer than one hundred (100) partners (within the meaning of Treasury Regulations Section 1.7704-1(h), including the look-through rule in Treasury Regulations Section 1.7704-1(h)(3)).

Section 5. Subscriber Representations and Warranties. Subscriber represents and warrants to Pubco, the Company and the SPAC, as of the date hereof, that:

(a) If Subscriber is a legal entity, Subscriber (i) has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of formation or incorporation and (ii) has the requisite power and authority to enter into, and perform its obligations under, the Subscription Transaction Documents. If Subscriber is an individual, Subscriber has the legal competence and capacity to enter into and perform its obligations under the Subscription Transaction Documents.

(b) If Subscriber is a legal entity, each of the Subscription Transaction Documents have been duly authorized, validly executed and delivered by Subscriber. If Subscriber is an individual, Subscriber’s signature is genuine and the signatory has the legal competence and capacity to execute each of the Subscription Transaction Documents. Assuming the due authorization, execution and delivery of the same by the applicable counterparties, each of the Subscription Transaction Documents shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, subject to the Enforceability Exceptions.

(c) (i) Subscriber has all rights, title and interest in and to the Ether to be contributed by it to the Company pursuant to this Subscription Agreement, (ii) such Ether is held in a digital wallet held or operated by or on behalf of Subscriber at or by an appropriately regulated custodian and/or in accordance with industry-standard security practices (the “Subscriber Digital Wallet”) and neither such Ether nor such Subscriber Digital Wallet is subject to any liens, encumbrances or other restrictions, other than under the user agreement and/or terms and conditions associated with such Subscriber Digital Wallet, (iii) Subscriber has taken commercially reasonable steps to protect its Subscriber Digital Wallet and such Ether and (iv) Subscriber has the exclusive ability to control such Subscriber Digital Wallet, including by use of “private keys” or other equivalent means or through custody arrangements or other equivalent means.

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(d) The execution, delivery and performance of the Subscription Transaction Documents, the purchase of the Subscribed Units hereunder, the compliance by Subscriber with all of the provisions of the Subscription Transaction Documents applicable to such Subscriber and consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) if Subscriber is a legal entity, the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental authority with competent jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Subscriber that, individually or in the aggregate, would reasonably be expected to materially impair or materially delay the Subscriber’s performance of its obligations under this Subscription Agreement, including the purchase of the Subscribed Units.

(e) Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), or (7) under the Securities Act) satisfying the applicable requirements set forth in Annex D or Annex E hereto, or an institutional account as defined in FINRA Rule 4512(c), (ii) is an “institutional investor” (as defined in FINRA Rule 2111), (iii) if located or resident in a member state of the European Economic Area, is a “qualified investor” within the meaning of Article 2 of Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”), or (iv) if located or resident in the United Kingdom, is a “qualified investor” within the meaning of Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (the “UK Prospectus Regulation”) who is also (x) an investment professional falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”); (y) a high net worth entity falling within Article 49(2)(a) to (d) of the Order; or (z) a person to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”)) in connection with the issue or sale of the Subscribed Units may be lawfully communicated or caused to be communicated. Subscriber (a) is acquiring the Subscribed Units only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Units as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and Subscriber has sole investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (b) is not acquiring the Subscribed Units with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws; provided, that with respect to Subscribed Units subscribed for by the Subscriber (subject to the securities laws of the United States or any other jurisdiction) disposition of Subscriber’s property shall at all times be within Subscriber’s control (and has provided Pubco and the Company with the requested information on Annex D or Annex E following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Units. Subscriber acknowledges that the offering meets the exemptions from filing under FINRA Rule 5123(b)(1)(A), (C) or (J).

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(f) Subscriber acknowledges and agrees that the Subscribed Units are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Units have not been registered under the Securities Act and that Pubco, the Company and SPAC are not required to register the Subscribed Units except as set forth in Section 6. Subscriber acknowledges and agrees that the Subscribed Units may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of clauses (i)-(ii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or account entries representing the Subscribed Units shall contain a restrictive legend to such effect. Subscriber acknowledges and agrees that the Subscribed Units will be subject to these securities law transfer restrictions, and as a result of these transfer restrictions, Subscriber may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Subscribed Units and may be required to bear the financial risk of an investment in the Subscribed Units for an indefinite period of time. Subscriber acknowledges and agrees that, unless the Subscribed Units (or the Pubco Class A Common Stock issued in exchange for such Subscribed Units) are earlier registered on the Form S-4 or a Registration Statement, the Subscribed Units (or the Pubco Class A Common Stock issued in exchange for such Subscribed Units) will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) until at least (x) if the issuer is the Company, one year following the date hereof; or (y) if the issuer is Pubco, one year from the date Pubco is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, among other requirements. Subscriber acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Units (or the Pubco Class A Common Stock issued in exchange for such Subscribed Units).

(g) Subscriber understands and agrees that Subscriber is purchasing the Subscribed Units directly from the Company. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by Pubco, the Company or the SPAC or any of their respective affiliates or any of such person’s or its or their respective affiliates’ control persons, officers, directors, partners, members, managing members, managers, agents, employees or other representatives, legal counsel, financial advisors, accountants or agents (collectively, “Representatives”), any other party to the Transactions or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company or Pubco set forth in the Subscription Transaction Documents, and Subscriber is not relying on any other purported representations, warranties, covenants, agreements or statements (including by omission), which are hereby disclaimed by Subscriber.

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(h) In making its decision to purchase the Subscribed Units, Subscriber has relied solely upon an independent investigation made by Subscriber and the Company’s, Pubco’s and SPAC’s respective representations in this Subscription Agreement. Subscriber has not relied on any statements or other information provided by or on behalf of the Company or Pubco concerning the Company, SPAC, Pubco, the Subscribed Units or the Subscription, and has been offered the opportunity to ask questions of the Company and has received answers thereto, including on the financial information, as Subscriber deemed necessary in connection with its decision to purchase the Subscribed Units. Subscriber acknowledges and agrees that Subscriber has had access to, has received, and has had an adequate opportunity to review, such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Units, including with respect to the Company, SPAC, Pubco and the Transactions, and Subscriber has made its own assessment and is satisfied concerning the relevant financial, tax and other economic considerations relevant to Subscriber’s investment in the Subscribed Units. Without limiting the generality of the foregoing, Subscriber acknowledges that it has reviewed SPAC’s filings with the Commission. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Units, including but not limited to information concerning the Company, SPAC, Pubco, the BCA, and the Subscription. Subscriber acknowledges that certain information provided to it by the Company was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. Subscriber also acknowledges that the information provided to Subscriber was preliminary and subject to change, including in the registration statement and the proxy statement and/or prospectus that will be filed with the Commission in connection with the Transactions.

(i) Subscriber acknowledges and agrees that none of the Company, SPAC, Pubco, nor their respective affiliates or any of such person’s or its or their respective affiliates’ Representatives has provided Subscriber with any advice with respect to the Subscribed Units. Other than as set forth herein, none of the Company, SPAC, Pubco or any of their respective affiliates or Representatives has made or makes any representation or warranty, whether express or implied, of any kind or character as to the Company, SPAC, Pubco or the quality or value of the Subscribed Units.

(j) Subscriber acknowledges that (i) Citigroup Global Markets Inc. (“Citi”) is not acting as placement agent, as underwriter or in any other capacity in connection with the sale of Subscribed Units pursuant to this Subscription Agreement; nor is Citi making any recommendation to the Subscriber in respect of the purchase of the Subscribed Units and (ii) Citi shall not deem the Subscriber to be a “retail investor” or “retail customer” of Citi for purposes of either Securities and Exchange Commission Form CRS or Regulation Best Interest.

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(k) Subscriber became aware of this offering of the Subscribed Units solely by means of direct contact between Subscriber, on the one hand, and the Company (and its Representatives), on the other, and the Subscribed Units were offered to Subscriber solely by direct contact between Subscriber, on the one hand, and the Company (and its Representatives), on the other, or their respective affiliates. Subscriber did not become aware of this offering of the Subscribed Units, nor were the Subscribed Units offered to Subscriber, by any other means, and none of the Company, SPAC or Pubco or their respective Representatives acted as investment advisor, broker or dealer to Subscriber. Subscriber acknowledges that the Subscribed Units (i) were not offered by any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(l) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Units, including those set forth in the SEC Documents and other material provided by the Company to Subscriber. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Units, and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber (i) is an institutional account as defined in FINRA Rule 4512(c) and an institutional “accredited investor” as defined in Rule 501(a) under the Securities Act, (ii) is a sophisticated institutional investor, experienced in investing in business transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Subscribed Units. Subscriber understands and acknowledges that the purchase and sale of the Subscribed Units hereunder meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(m) Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Units and determined that the Subscribed Units are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company and Pubco. Subscriber acknowledges specifically that a possibility of total loss exists.

(n) Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Units or made any findings or determination as to the fairness of this investment.

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(o) Neither the Subscriber nor any of its affiliates, officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function is (i) a person (including individual or entity) that is the target or the subject of economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by relevant governmental authorities with competent jurisdiction, including, but not limited to those administered by the U.S. government through the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) and the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, or the United Kingdom (including His Majesty’s Treasury of the United Kingdom) (collectively, “Sanctions”), (ii) a person or entity listed on the List of Specially Designated Nationals and Blocked Persons administered by OFAC, or in any Executive Order issued by the President of the United States and administered by OFAC, or any other any Sanctions-related list of sanctioned persons maintained by OFAC, the Department of Commerce or the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state, or the United Kingdom (collectively, “Sanctions Lists”), (iii) organized, incorporated, established, located, resident or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, or the so-called Luhansk People’s Republic regions of Ukraine, as well as the non-controlled regions of the oblasts of Zaporizhzhia and Kherson or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, or the United Kingdom; (iv) directly or indirectly owned or controlled (as ownership and control are defined and interpreted under applicable sanctions), or acting on behalf or at the direction of, any such person or persons described in any of the foregoing clauses (i) through (iv), except in each case as permitted under Sanctions laws; or (v) a non-U.S. institution that accepts currency for deposit and that has no physical presence in the jurisdiction in which it is incorporated or in which it is operating, as the case may be, and is unaffiliated with a regulated financial group that is subject to consolidated supervision (a “non-U.S. shell bank”) or providing banking services indirectly to a non-U.S. shell bank (collectively, clauses (i) through (v), a “Prohibited Investor”). Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law; provided that Subscriber is permitted to do so under applicable law. Subscriber represents that (i) if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber, directly or indirectly through a third-party administrator, maintains policies and procedures to ensure compliance with its obligations under the BSA/PATRIOT Act, and (ii) to the extent required, directly or indirectly through a third-party administrator, it maintains policies and procedures reasonably designed to ensure compliance with the anti-corruption and anti-money laundering-related laws administered and enforced by other governmental authorities with competent jurisdiction. Subscriber also represents that it maintains policies and procedures reasonably designed to ensure compliance with Sanctions. Subscriber further represents and warrants that, to its knowledge, (i) none of the funds held by Subscriber and used to purchase the Subscribed Units are or will be derived from transactions directly or indirectly with or for the benefit of any Prohibited Investor, (ii) such funds are from legitimate sources and do not constitute the proceeds of criminal conduct or criminal property, (iii) such funds do not originate from and have not been routed through an account maintained at a non-U.S. shell bank and (iv) it maintains policies and procedures reasonably designed to ensure the funds held by Subscriber and used to purchase the Subscribed Units were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor or from or through a non-U.S. shell bank.

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(p) No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the purchase and sale of Subscribed Units hereunder, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the date hereof as a result of the purchase and sale of Subscribed Units hereunder.

(q) If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) it has not relied on SPAC, the Company, Pubco or any of their respective affiliates (the “Transaction Parties”) for investment advice or as the Plan’s fiduciary with respect to its decision to acquire and hold the Subscribed Units, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Units and (ii) the acquisition and holding of the Subscribed Units will not result in a non-exempt prohibited transaction under ERISA or section 4975 of the Code.

(r) Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company or SPAC, or any of their respective affiliates or Representatives), other than the representations and warranties of the Company, Pubco and SPAC contained in Section 4, in making its investment or decision to invest in the Company. Subscriber agrees that no Other LLC Subscriber pursuant to an Other LLC Subscription Agreement or any other agreement related to the private placement of Pubco Class A Common Stock (including the controlling persons, officers, directors, partners, agents or employees of any such Subscriber) shall be liable (including, without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such person or entity), whether in contract, tort or otherwise, or have any liability or obligation to Subscriber or any Other LLC Subscriber, or any person claiming through Subscriber or any Other LLC Subscriber, pursuant to this Subscription Agreement or related to the private placement under the Other LLC Subscription Agreements, the negotiation hereof or the subject matter hereof, or the transactions contemplated hereby, for any action heretofore or hereafter taken or omitted to be taken by any of the foregoing in connection with the purchase of the Subscribed Units.

(s) No broker or finder is entitled to any brokerage or finder’s fee or commission to be paid by Subscriber solely in connection with the sale of the Subscribed Units to Subscriber.

(t) At all times on or prior to the closing of the Transactions, Subscriber has no binding commitment to dispose of, or otherwise transfer (directly or indirectly), any of the Subscribed Units.

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(u) Subscriber hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with Subscriber, shall, directly or indirectly, engage in any hedging activities or execute any Short Sales with respect to the securities of SPAC or Pubco from the date of this Subscription Agreement until the closing of the Transactions or the earlier termination of this Subscription Agreement in accordance with its terms. “Short Sales” shall mean all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act and all short positions effected through any direct or indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), short sales or other short transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with Subscriber from entering into any Short Sales and (ii) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to enter into the Subscription, subject in each of clauses (i) and (ii), to the obligations of Subscriber and such other entities under applicable law.

(v) Subscriber is not currently (and at all times through the closing of the Transactions will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of SPAC or Pubco (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(w) Subscriber will not acquire a substantial interest (as defined in 31 C.F.R. Part 800.244) in the Company or Pubco as a result of the purchase and sale of the Subscribed Units.

(x) Subscriber acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the Company, SPAC and Pubco.

(y) In making its decision to purchase the Subscribed Units, Subscriber has relied solely upon independent investigation made by Subscriber and the representations and warranties of the Company, Pubco and SPAC set forth herein.

(z) Subscriber covenants that neither it, nor any affiliate acting on its behalf or pursuant to any understanding with it, has executed or will execute any purchases or sales of any of securities of SPAC during the period that commenced at the time that Subscriber first learned of the transactions contemplated hereunder and ending at such time that the transactions contemplated by this Subscription Agreement are first publicly announced pursuant to the initial press release as described in Section 9(u). Subscriber covenants that until such time as the transactions contemplated by this Subscription Agreement are publicly disclosed by SPAC pursuant to the initial press release as described in Section 9(u), Subscriber will maintain the confidentiality of the existence and terms of the Subscription and the Transactions and the transactions contemplated hereby. Notwithstanding the foregoing and notwithstanding anything contained in this Subscription Agreement to the contrary, SPAC and Pubco expressly acknowledge and agree that Subscriber shall have no duty of confidentiality as set forth in this Section 5(z) to Pubco after the issuance of the initial press release as described in Section 9(u). Notwithstanding the foregoing, in the case that Subscriber is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of Subscriber’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of Subscriber’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Units covered by this Subscription Agreement.

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(aa) Subscriber acknowledges and understands that Ether is a volatile asset and the value of the Subscribed Ether that may be returned to Subscriber hereunder may be less than the value of the Subscription Price initially transferred to the Custody Account.

Section 6. Registration Matters.

(a) Pubco agrees to use commercially reasonable efforts to cause the Pubco Class A Common Stock into which the Company Exchange Units held by the Subscriber will be converted or convertible upon consummation of the Company Merger (such securities, the “Registrable Securities”) to be registered on the Form S-4.

(b) To the extent that any Registrable Securities are unable to be included on the Form S-4, then, subject to Section (c), Pubco agrees that, as soon as practicable but in no event later than thirty (30) calendar days following the consummation of the Transactions Pubco will file with the Commission (at Pubco’s sole cost and expense) a registration statement registering the resale of such Registrable Securities (such registration statement, the “Registration Statement”), and Pubco shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but in any event no later than ninety (90) calendar days after the closing of the Transactions (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended by a maximum of ninety (90) calendar days after the closing of the Transactions if the Registration Statement is reviewed by, and comments thereto are provided from, the Commission; provided, further, that Pubco shall request the Registration Statement declared effective promptly after the date Pubco is notified (orally or in writing, whichever is earlier) by the staff of the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review; provided, further, that (i) if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next business day on which the Commission is open for business and (ii) if the Commission is closed for operations due to a government shutdown, the Effectiveness Deadline shall be extended by the same number of calendar days as the number of calendar days during which the Commission remains closed. Pubco will provide a draft of the Registration Statement to Subscriber at least two (2) business days in advance of the date of filing the Registration Statement with the Commission. Unless otherwise agreed to in writing by Subscriber prior to the filing of the Registration Statement, Subscriber shall not be identified as a statutory underwriter in the Registration Statement unless the Commission requests that Subscriber be identified as a statutory underwriter; provided, that if the Commission requests that Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have the opportunity to withdraw from the Registration Statement upon its prompt written request to Pubco. Notwithstanding the foregoing, if the Commission or its regulations prevent Pubco from including any or all of the Registrable Securities proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Securities by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Registrable Securities which is equal to the maximum number of Registrable Securities as is permitted by the Commission. In such event, the number of Registrable Securities shall be reduced pro rata among all such selling stockholders and as promptly as practicable after being permitted to register additional Registrable Securities under Rule 415 under the Securities Act, Pubco shall amend the Registration Statement or file one or more new Registration Statement(s) (with such amendment or new Registration Statement also being deemed to be a “Registration Statement” hereunder) to register such additional Registrable Securities and use commercially reasonable efforts to cause such amendment or Registration Statement(s) to become effective as promptly as practicable after the filing thereof, but in any event no later than thirty (30) calendar days after the filing of such Registration Statement (the “Additional Effectiveness Deadline”); provided, that the Additional Effectiveness Deadline shall be extended to ninety (90) calendar days after the filing of such Registration Statement, including any new Registration Statement or amended Registration Statement, if such Registration Statement is reviewed by, and comments thereto are provided from, the Commission; provided, further, that Pubco shall request that such Registration Statement be declared effective promptly after the date Pubco is notified (orally or in writing, whichever is earlier) by the staff of the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review; provided, further, that (i) if such day falls on a Saturday, Sunday or other day that the Commission is closed for business, the Additional Effectiveness Deadline shall be extended to the next business day on which the Commission is open for business and (ii) if the Commission is closed for operations due to a government shutdown, the Effectiveness Deadline shall be extended by the same number of calendar days as the number of calendar days during which the Commission remains closed. Any failure by Pubco to file a Registration Statement by the Effectiveness Deadline or Additional Effectiveness Deadline shall not otherwise relieve Pubco of its obligations to file or effect a Registration Statement as set forth in this Section 6.

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(c) Pubco agrees that, except for such times as Pubco is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, Pubco will use its commercially reasonable efforts to cause such Registration Statement to remain effective with respect to Subscriber, including to prepare and file any post-effective amendment to such Registration Statement or a supplement to the related prospectus such that the prospectus will not include any untrue statement or a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, until the earliest to occur of (i) the date on which Subscriber ceases to hold any Registrable Securities issued pursuant to this Subscription Agreement and (ii) the first date on which Subscriber can sell all of its Registrable Securities issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 of the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold and without the requirement for Pubco to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) (the earliest of clauses (i) and (ii), the “End Date”). Prior to the End Date, Pubco (i) will use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable; (ii) file all reports, and provide all customary and reasonable cooperation, necessary to enable Subscriber to resell Registrable Securities pursuant to the Registration Statement; and (iii) qualify the Registrable Securities for listing on the Stock Exchange and update or amend the Registration Statement as necessary to include Registrable Securities. Pubco will use its commercially reasonable efforts to (A) for so long as Subscriber holds Registrable Securities, make and keep public information available (as those terms are understood and defined in Rule 144) and file with the Commission in a timely manner all reports and other documents required of Pubco under the Exchange Act so long as Pubco remains subject to such requirements to enable Subscriber to resell the Registrable Securities pursuant to Rule 144, (B) at the reasonable request of Subscriber, deliver all the necessary documentation to cause Pubco’s transfer agent to remove all restrictive legends from any Registrable Securities being sold under the Registration Statement or pursuant to Rule 144 at the time of sale of the Registrable Securities, and (C) cause its legal counsel to deliver to the transfer agent the necessary legal opinions required by the transfer agent, if any, in connection with the instruction under clause (B) upon the receipt of Subscriber representation letters and such other customary supporting documentation as requested by (and in a form reasonably acceptable to) such counsel. Subscriber agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of Registrable Securities to Pubco (or its successor) as may be reasonably required to enable Pubco to make the determination described above.

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(d) Pubco’s obligations to include the Registrable Securities in the Registration Statement are contingent upon Subscriber furnishing in writing to Pubco a completed selling stockholder questionnaire in customary form that contains such information regarding Subscriber, the securities of Pubco held by Subscriber and the intended method of disposition of the Registrable Securities as shall be reasonably requested by Pubco to effect the registration of the Registrable Securities, and Subscriber shall execute such documents in connection with such registration as Pubco may reasonably request that are customary of a selling stockholder in similar situations, including providing that Pubco shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement (i) during any customary blackout or similar period or as permitted hereunder and (ii) as may be necessary in connection with the preparation and filing of a post-effective amendment to the Registration Statement following the filing of Pubco’s Annual Report on Form 10-K for its first completed fiscal year following the effective date of the Registration Statement; provided that Pubco shall request such information from Subscriber, including the selling stockholder questionnaire, at least five (5) business days prior to the anticipated date of filing the Registration Statement with the Commission. In the case of the registration effected by Pubco pursuant to this Subscription Agreement, Pubco shall, upon reasonable request, inform Subscriber as to the status of such registration. Subscriber shall not be entitled to use the Registration Statement for an underwritten offering of Registrable Securities. Notwithstanding anything to the contrary contained herein, Pubco may from time to time require Subscriber not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement if (A) it determines in good faith that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, including as a result of any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information, (B) such filing or use would materially affect a bona fide business or financing transaction of Pubco or would require premature disclosure of information that would materially adversely affect Pubco, (C) in the good faith judgment of the majority of the members of Pubco’s board of directors, such filing or effectiveness or use of such Registration Statement would be seriously detrimental to Pubco, (D) the majority of the members of Pubco’s board of directors determines to delay the filing or initial effectiveness of, or suspend use of, a Registration Statement and such delay or suspension arises out of, or is a result of, or is related to or is in connection with the SEC Guidance or future Commission guidance directed at special purpose acquisition companies or companies that have consummated a business combination with a special purpose acquisition company, or any related disclosure or related matters, (E) as may be necessary in connection with the preparation and filing of a post-effective amendment to the Registration Statement following the filing of Pubco’s Annual Report on Form 10-K for its first completed fiscal year following the effective date of the Registration Statement, or (F) Subscriber agrees that (1) it will immediately discontinue offers and sales of the Registrable Securities under the Registration Statement until Subscriber receives copies of a supplemental or amended prospectus (which Pubco agrees to use commercially reasonable efforts to promptly prepare) that corrects the misstatement(s) or omission(s) referred to in Section 6(d)(A) and receives notice that any post-effective amendment has become effective or unless otherwise notified by Pubco that it may resume such offers and sales and (2) it will maintain the confidentiality of any information included in such written notice delivered by Pubco unless otherwise required by law, subpoena or regulatory request or requirement (each such circumstance, a “Suspension Event”); provided that (w) Pubco shall not so delay filing or so suspend the use of the Registration Statement for a period of more than forty-five (45) consecutive days or more than ninety (90) total calendar days in any consecutive three hundred sixty (360) day period, or more than two (2) times in any consecutive three hundred sixty (360) day period and (x) Pubco shall use commercially reasonable efforts to make such registration statement available for the sale by Subscriber of such securities as soon as practicable thereafter.

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(e) Upon receipt of any written notice from Pubco of the happening of (i) an issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose, which notice shall be given no later than three (3) business days from the date of such event, (ii) any Suspension Event during the period that the Registration Statement is effective, which notice shall be given no later than three (3) business days from the date of such Suspension Event, or (iii) if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (1) it will immediately discontinue offers and sales of the Registrable Securities under the Registration Statement until Subscriber receives copies of a supplemental or amended prospectus (which Pubco agrees to use commercially reasonable efforts to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Pubco that it may resume such offers and sales and (2) it will maintain the confidentiality of any information included in such written notice delivered by Pubco unless otherwise required by law, subpoena or regulatory request or requirement. If so directed by Pubco, Subscriber will deliver to Pubco or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (w) to the extent Subscriber is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (x) to copies stored electronically on archival servers as a result of automatic data back-up.

(f) For purposes of this Section 6, (i) “Registrable Securities” shall mean, as of any date of determination, the Registrable Securities and any other equity security issued or issuable with respect to the Registrable Securities by way of share split, dividend, distribution, recapitalization, merger, exchange, or replacement, and (ii) “Subscriber” shall include any person to which the rights under this Section 6 shall have been duly assigned.

(g) Pubco shall indemnify, defend and hold harmless Subscriber (to the extent Subscriber is a seller under the Registration Statement), the officers, directors, members, managers, partners, agents and employees of Subscriber, each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, managers, partners, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all out-of-pocket and reasonably documented losses, claims, damages, liabilities, costs (including reasonable and documented external attorneys’ fees) and expenses (collectively, “Losses”) arising out of or caused by or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements, alleged untrue statements, omissions or alleged omissions (1) are based upon information regarding Subscriber furnished in writing to Pubco by or on behalf of Subscriber expressly for use therein or Subscriber has omitted a material fact from such information or (2) result from or are in connection with any offers or sales effected by or on behalf of Subscriber in violation of Section 6(d). Notwithstanding the foregoing, Pubco’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of Pubco. Pubco shall provide Subscriber with an update on any threatened or asserted proceedings arising from or in connection with the transactions contemplated by this Section 6 of which Pubco receives notice whether oral or in writing.

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(h) Subscriber shall, severally and not jointly with any other subscriber in the offering contemplated by this Subscription Agreement, indemnify, defend and hold harmless Pubco, its directors, officers, members, managers, partners, agents and employees, each person who controls Pubco (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, members, managers, partners, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to Pubco by or on behalf of Subscriber expressly for use therein. In no event shall the liability of Subscriber be greater in amount than the United States dollars amount of the net proceeds received by Subscriber upon the sale of the Registrable Securities giving rise to such indemnification obligation. Notwithstanding the forgoing, Subscriber’s indemnification obligation shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of Subscriber (which consent shall not be unreasonably withheld or delayed).

(i) Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement), which settlement shall not include a statement or admission of fault and culpability on the part of such indemnified party, and which settlement shall include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(j) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of the Registrable Securities pursuant to this Subscription Agreement.

(k) If the indemnification provided under this Section 6 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of Subscriber shall be limited to the net proceeds received by such Subscriber from the sale of Registrable Securities giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), or on behalf of such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses shall be deemed to include, subject to the limitations set forth in this Section 6, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 6(k) from any person or entity who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary herein, in no event will any party be liable for punitive damages in connection with this Subscription Agreement or the transactions contemplated hereby.

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(l) At any time and from time to time in connection with a bona-fide sale of Registrable Securities effected in compliance with the requirements of Rule 144 under the Securities Act or through any broker-dealer sale transactions described in the plan of distribution set forth within any prospectus and pursuant to the Registration Statement, Pubco shall use its commercially reasonable efforts, subject to the receipt of customary documentation required from the holder of the applicable Registrable Securities and broker in connection therewith and compliance with applicable laws, (i) promptly instruct its transfer agent to remove any restrictive legends applicable to the Registrable Securities being sold and (ii) in connection with any sale made pursuant to Rule 144, cause its legal counsel to deliver reasonably requested legal opinions, if any, to the transfer agent in connection with the instruction under subclause (i). Subscriber may request that Pubco remove any legend from the book entry position evidencing its Registrable Securities following the earliest of such time as such Registrable Securities (i) (x) are subject to or (y) have been or are about to be sold or transferred pursuant to an effective registration statement (including the Registration Statement), or (ii) have been sold pursuant to Rule 144. Pubco shall be responsible for the fees of its transfer agent, its legal counsel (including for purposes of giving the opinion referenced herein) and all DTC fees associated with such issuance and the Subscriber shall be responsible for its fees or costs associated with such removal of the legend (including its legal fees or costs of its legal counsel).

(m) With a view to making available to Subscriber the benefits of Rule 144 that permit Subscriber to sell securities of Pubco to the public without registration, Pubco agrees, for so long as Subscriber holds Registrable Securities, to:

(i) use commercially reasonable efforts to make and keep current public information available, as those terms are understood and defined in Rule 144; and

(ii) use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of Pubco under the Exchange Act so long as Pubco remains subject to such requirements and the filing of such reports and other documents as may be required pursuant to the applicable provisions of Rule 144.

(n) Upon request, Pubco shall provide the Subscriber with contact information for the person responsible for Pubco’s account at the transfer agent to facilitate transfers made pursuant to this Section 6 and provide reasonable assistance to facilitate transfers. Pubco shall be responsible for the fees of its transfer agent and its legal counsel (including for purposes of giving the opinion referenced herein) associated with such issuance and the Subscriber shall be responsible for its fees or costs associated with such removal of the legend (including its legal fees or costs of its legal counsel).

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Section 7. Termination. The obligations and restrictions of Section 6 and Section 9(u) of this Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the BCA is terminated in accordance with its terms; (b) the mutual written agreement of the parties hereto to terminate this Subscription Agreement or (c) twelve months from the date of this Subscription Agreement; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall notify Subscriber of the termination of the BCA promptly after the termination thereof. In addition, the Company can terminate this Subscription Agreement if the Subscription Closing has not occurred within 10 days of the date hereof.

Section 8. Trust Account Waiver. Subscriber hereby acknowledges that SPAC is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Subscriber further acknowledges that, as described in the final prospectus relating to SPAC’s initial public offering (“IPO”) filed with the SEC (File No. 333-280719) on November 21, 2024 (the “Prospectus”), substantially all of SPAC’s assets consist of the cash proceeds of SPAC’s IPO and a private placement of its securities and substantially all of those proceeds (including interest accrued from time to time thereon) have been deposited into a trust account (the “Trust Account”) for the benefit of SPAC and its public shareholders. As described in the Prospectus, the funds held from time to time in the Trust Account may only be released upon certain conditions. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subscriber hereby agrees (on its own behalf and on behalf of its related parties) that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind (“Claim”) to, or to any monies or other assets in, the Trust Account, and hereby irrevocably waives (on its own behalf and on behalf of its related parties) any Claim to, or to any monies or other assets in, the Trust Account that it may have now or in the future as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Subscribed Units, in or to any monies held in the Trust Account (or any distributions therefrom directly or indirectly to SPAC’s public shareholders). In the event that Subscriber has any Claim against SPAC as a result of, or arising out of, this Subscription Agreement, the Other LLC Subscription Agreements, the transactions contemplated hereby and thereby, or the Subscribed Units or Pubco Class A Common Stock, Subscriber agrees not to seek recourse against the Trust Account or any funds distributed therefrom (it being clarified that such waiver shall not apply following the closing of the Transactions to the Trust Account funds that are released from the Trust Account to SPAC or Pubco in connection with the Transactions). Subscriber acknowledges and agrees that such irrevocable waiver is a material inducement to SPAC to enter into this Subscription Agreement, and further intends and understands such waiver to be valid, binding, and enforceable against Subscriber in accordance with applicable law. To the extent Subscriber commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to SPAC or its Representatives, which proceeding seeks, in whole or in part, monetary relief against SPAC or its Representatives, Subscriber hereby acknowledges and agrees that its sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit Subscriber (or any person claiming on Subscriber’s behalf or in lieu of Subscriber) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. Nothing in this Section 8 shall be deemed to limit Subscriber’s right to distributions from the Trust Account in accordance with SPAC’s organizational documents in respect of any redemptions by Subscriber in respect of SPAC Class A Ordinary Shares acquired by any means. Notwithstanding anything in this Subscription Agreement to the contrary, the provisions of this Section 8 shall survive termination of this Subscription Agreement.

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Section 9. Miscellaneous.

(a) Subscriber hereby acknowledges that it shall be solely responsible for and bear the cost of all transfer, stamp, issue, registration, documentary or other similar taxes, duties, fees or charges arising in any jurisdiction in connection with the Subscription contemplated in this Subscription Agreement as well as the execution of this Subscription Agreement.

(b) Notwithstanding any other provision of this Subscription Agreement, the Company, Pubco and any of their Representatives shall be entitled to deduct and withhold from the Registrable Securities and any other amount payable pursuant to this Subscription Agreement (in connection with a future share split, dividend, distribution, recapitalization, merger, exchange, or replacement) any such taxes as may be required to be deducted and withheld from such amounts (and any other amounts treated as paid for applicable tax law) under the Internal Revenue Code of 1986, as amended, or any other applicable tax law (as determined in good faith by the party so deducting or withholding in its sole discretion). To the extent that any amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Subscription Agreement as having been paid to the person in respect of which such deduction and withholding was made.

(c) All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, with no mail undeliverable or other rejection notice, on the date of transmission to such recipient, if sent on a business day prior to 5:00 p.m. New York City time, or on the business day following the date of transmission, if sent on a day that is not a business day or after 5:00 p.m. New York City time on a business day, (iii) one (1) business day after being sent to the recipient via overnight mail by reputable overnight courier service (charges prepaid), or (iv) four (4) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 9(c). A courtesy electronic copy of any notice sent by methods (i), (iii), or (iv) above shall also be sent to the recipient via electronic mail if an electronic mail address is provided in the applicable signature page hereof or to an electronic mail address as subsequently modified by written notice given in accordance with this Section 9(c).

(d) Subscriber acknowledges that Pubco and others, including SPAC and the Company, will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in this Subscription Agreement; provided, however, that the foregoing clause of this Section 9(d) shall not give the Company, Pubco or SPAC any rights other than those expressly set forth herein. Prior to the closing of the Transactions, Subscriber agrees to promptly notify the Company, Pubco and the SPAC if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. Pubco acknowledges that Subscriber will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the closing of the Transactions, the Company and Pubco agree to promptly notify Subscriber, if they become aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Company or Pubco, as applicable, set forth herein are no longer accurate in all material respects.

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(e) Each of the Company, Pubco, SPAC and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party as required by applicable law in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(f) Each party hereto shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(g) Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Units acquired hereunder, the Pubco Class A Common Stock acquired upon exchange of the Subscribed Units and the rights set forth in Section 6) may be transferred or assigned by Subscriber. Neither this Subscription Agreement nor any rights or obligations that may accrue to the Company or Pubco hereunder may be transferred or assigned by the Company or Pubco without the prior written consent of Subscriber, other than in connection with the Transactions. Notwithstanding the foregoing, Subscriber may assign all or a portion of its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of Subscriber) upon written notice to the Company, Pubco and SPAC or, with the Company, Pubco and SPAC’s prior written consent, to another person; provided that in the case of any such assignment, the assignee(s) shall become a Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of Subscriber provided for herein to the extent of such assignment; and provided, further, that no such assignment shall relieve the assigning Subscriber of its obligations hereunder if any such assignee fails to perform such obligations, unless the Company, Pubco and SPAC have given their prior written consent to such relief. Any purported assignment or transfer in violation of this Section 9(g) shall be null and void. In the event of such a transfer or assignment, Subscriber shall complete the form of assignment attached as Annex F hereto.

(h) All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Subscription Closing.

(i) The Company and Pubco may request from Subscriber such additional information as the Company or Pubco may reasonably determine to be necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Units and to register for resale Pubco Class A Common Stock into which the Subscribed Units are exchangeable, and Subscriber shall promptly provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided that each of the Company and Pubco agrees to keep any such information provided by Subscriber confidential, except (A) as required by the federal securities laws, rules or regulations and (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the regulations of the Stock Exchange. Subscriber acknowledges that SPAC or Pubco may file a form of this Subscription Agreement with the Commission as an exhibit to a current or periodic report of SPAC or Pubco, an annex to a proxy statement of SPAC or Pubco or as an exhibit to a registration statement of Pubco.

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(j) This Subscription Agreement may not be amended, modified or waived except by an instrument in writing, signed by each of the parties hereto.

(k) This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(l) Except as otherwise provided herein, this Subscription Agreement is intended for the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns and, except as provided herein, is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(m) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached and that money or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties shall be entitled to seek equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Company and Pubco shall be entitled to specifically enforce Subscriber’s obligations to fund the Subscription and the provisions of the Subscription Agreement, in each case, on the terms and subject to the conditions set forth herein. The parties hereto further acknowledge and agree: (x) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (y) not to assert that a remedy of specific enforcement pursuant to this Section 9(m) is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (z) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

(n) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(o) No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

29

(p) This Subscription Agreement may be executed and delivered in one or more counterparts (including by electronic mail, in .pdf or other electronic submission) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(q) This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

(r) EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.

(s) The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York (collectively, the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Subscription Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 9(c) of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

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(t) This Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement, may only be brought against the entities that are expressly named as parties hereto.

(u)  SPAC shall (i) by 9:00 a.m., New York City time, on the second (2nd) business day immediately following the date of the execution of this Subscription Agreement, issue a press release disclosing the material terms of the transactions contemplated hereby, and (ii) following the execution of this Subscription Agreement, file with the Commission a “Current Report” on Form 8-K disclosing all material terms of this Subscription Agreement and the transactions contemplated hereby and thereby, and including as an exhibit thereto the form of this Subscription Agreement, within the time required by the Exchange Act. From and after the issuance of such press release, SPAC represents to the Subscriber that it shall have publicly disclosed all material, non-public information regarding SPAC delivered to the Subscriber by or on behalf of the SPAC or any of its officers, directors, employees or agents in connection with the transactions contemplated by this Subscription Agreement. Prior to the closing under the BCA, Subscriber shall not issue any press release or make any other similar public statement with respect to the transactions contemplated hereby without the prior written consent of SPAC, the Company and Pubco (such consent not to be unreasonably withheld or delayed). Notwithstanding anything in this Subscription Agreement to the contrary, each of SPAC, the Company and Pubco (i) shall not publicly disclose the name of Subscriber or any of its affiliates or advisers, or include the name of Subscriber or any of its affiliates or advisers in any press release, without the prior written consent of Subscriber and (ii) shall not publicly disclose the name of Subscriber or any of its affiliates or advisers, or include the name of Subscriber or any of its affiliates or advisers in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Subscriber, except (A) as required by the federal securities laws, rules or regulations, including in connection with the filing of a Registration Statement pursuant to Section 6(a), and (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the regulations of the Stock Exchange, in which case of clause (A) or (B), the Company, SPAC or Pubco, as applicable, shall provide Subscriber with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Subscriber regarding such disclosure. Subscriber will promptly provide any information reasonably requested by the Company, SPAC or Pubco for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the Commission). To the extent that any such information is publicly disclosed pursuant to the provisions hereunder, the parties agree that no further notice or consent is required for SPAC or Pubco to further disclose such information.

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(v) The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other LLC Subscriber or any other investor under the Other LLC Subscription Agreements or the PIPE Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other LLC Subscriber under this Subscription Agreement or any Other LLC Subscriber under the Other LLC Subscription Agreements. The decision of Subscriber to purchase Subscribed Units pursuant to this Subscription Agreement has been made by Subscriber independently of any Other LLC Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company, SPAC, Pubco or any of their respective affiliates or subsidiaries which may have been made or given by any Other LLC Subscriber or investor or by any agent or employee of any Other LLC Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other LLC Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other LLC Subscription Agreement, and no action taken by Subscriber or Other LLC Subscriber or other investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and any Other LLC Subscribers or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and any Other LLC Subscribers or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other LLC Subscription Agreements. Subscriber acknowledges that no Other LLC Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other LLC Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Subscribed Units or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other LLC Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

(w) The headings herein are for convenience only, do not constitute a part of this Subscription Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Subscription Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rules of strict construction will be applied against any party. Unless the context otherwise requires, (i) all references to Sections or Annexes are to Sections or Annexes contained in or attached to this Subscription Agreement, (ii) each accounting term not otherwise defined in this Subscription Agreement has the meaning assigned to it in accordance with United States generally accepted accounting principles, (iii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (iv) the use of the word “including” in this Subscription Agreement shall be by way of example rather than limitation, and (v) the word “or” shall not be exclusive (i.e., unless context requires otherwise “or” shall be interpreted to mean “and/or” rather than “either/or”).

[Signature pages follow]

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IN WITNESS WHEREOF, Pubco has accepted this Subscription Agreement as of the date first set forth above.

THE ETHER MACHINE, INC.

By:	/s/ Jonathan Christodoro
Name:	Jonathan Christodoro
Title:	Vice-Chairman

Address for Notices:

The Ether Machine, Inc.
2093 Philadelphia Pike #2640
Claymont, DE 19703
Email: dm@etherreserve.com
Attention: David Merin

with a copy (not to constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York NY 10001
Email: Lorenzo.Corte@skadden.com; Ryan.Dzierniejko@skadden.com
Attention: Lorenzo Corte; Ryan Dzierniejko

[Signature Page to Subscription Agreement – Equity]

IN WITNESS WHEREOF, the Company has accepted this Subscription Agreement as of the date first set forth above.

THE ETHER RESERVE LLC

By:	/s/ Jonathan Christodoro
Name:	Jonathan Christodoro
Title:	President

Address for Notices:

The Ether Reserve LLC
2093 Philadelphia Pike #2640
Claymont, DE 19703
Email: dm@etherreserve.com
Attention: David Merin

with a copy (not to constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York NY 10001
Email: Lorenzo.Corte@skadden.com; Ryan.Dzierniejko@skadden.com
Attention: Lorenzo Corte; Ryan Dzierniejko

[Signature Page to Subscription Agreement – Equity]

IN WITNESS WHEREOF, SPAC has accepted this Subscription Agreement as of the date first set forth above.

DYNAMIX CORPORATION

By:	/s/ Andrea Bernatova
Name:	Andrea Bernatova
Title:	Chairman and CEO

Address for Notices:

Dynamix Corporation
1980 Post Oak Blvd., Suite 100
Houston, TX 77056
Email: andrejka@regen.io
Attention: Andrea Bernatova

with a copy (not to constitute notice) to:

Gibson, Dunn & Crutcher LLP
811 Main Street, Suite 3000
Houston, TX 77002
Email: gspedale@gibsondunn.com; edamico@gibsondunn.com; hkorn@gibsondunn.com
Attention: Gerry Spedale, Evan M. D’Amico and Harrison Korn

[Signature Page to Subscription Agreement – Equity]

IN WITNESS WHEREOF, Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Subscriber: JBerns inv EM1, LLC	State/Country of Formation or Domicile:
[****]
By: /s/ Jeffrey K. Berns
Name: Jeffrey K. Berns
Title: Manager

Name in which Subscribed Units are to be registered (if different):	Date:

Subscriber’s EIN: [****]

Entity Type (e.g., corporation, partnership, trust, etc.): Limited Liability Company

Business Address-Street:	Mailing Address-Street (if different):
[****]

City, State, Zip: [****]	City, State, Zip:

Attn: [****]	Attn:

Telephone No.: [****]	Telephone No.:

Email for notices: [****]	Email for notices (if different):

Number of Company Units subscribed for:

Form of Payment:

Ether: 150,000 ETH

[Signature Page to Subscription Agreement – Equity]

ANNEX B

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

CONFIDENTIAL

Execution Version

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

THE ETHER RESERVE LLC

A Delaware Limited Liability Company

July 21, 2025

THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR REGISTERED OR QUALIFIED UNDER ANY SECURITIES OR BLUE SKY LAWS OF ANY STATE OR JURISDICTION. THEREFORE, THE SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED UNTIL A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR THE APPLICABLE STATE SECURITIES OR BLUE SKY LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD TO THE PROPOSED TRANSFER OR REGISTRATION OR QUALIFICATION UNDER THE SECURITIES ACT OR BLUE SKY LAWS IS NOT REQUIRED IN CONNECTION WITH THE PROPOSED TRANSFER.

TABLE OF CONTENTS

	ARTICLE 1
	DEFINITIONS

1.01	Definitions	2
1.02	Interpretation	12

	ARTICLE 2
	ORGANIZATION

2.01	Formation	13
2.02	Name	13
2.03	Registered Office; Registered Agent; Principal Office in the United States; Other Offices	13
2.04	Purposes	13
2.05	No State Law Partnership	13
2.06	Term	14

	ARTICLE 3
	MEMBERS

3.01	Schedule of Members	14
3.02	Representations and Warranties of the Members	14
3.03	Voting Rights of Members	15
3.04	No Management Rights	15
3.05	Limitation on Liability of Members	15
3.06	Withdrawal of Members	16
3.07	Access to Information	16
3.08	Confidential Information	17

	ARTICLE 4
	MEMBERSHIP INTERESTS; CAPITAL CONTRIBUTIONS; LOANS

4.01	Classes of Membership Interests	19
4.02	Additional Membership Interests	20
4.03	Capital Calls; Capital Contributions	20
4.04	Return of Contributions	20
4.05	Capital Accounts	21

	ARTICLE 5
	ALLOCATIONS

5.01	Allocation of Pre-BCA Merger Profit/Loss	21
5.02	Allocation of Profit from the BCA Merger	21
5.03	Cash Election by Cash Member	21
5.04	Taxes	21
5.05	Adjustments	22

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	ARTICLE 6
	MANAGEMENT

6.01	Management by Managing Member	22
6.02	Standard of Care	23
6.03	Restricted Decisions	24
6.04	Officers	24
6.05	Business Opportunities	25
6.06	Exculpation and Indemnification	26

	ARTICLE 7
	DISPOSITIONS AND RESTRICTIONS ON DISPOSITIONS

7.01	General Restrictions on Dispositions	28

	ARTICLE 8
	TAXES

8.01	Tax Returns	28
8.02	Certain Tax Matters	28
8.03	Partnership Representative	28
8.04	Withholding	29
8.05	ECI Limitation.	30

	ARTICLE 9
	WITHDRAWAL

9.01	No Right of Voluntary Withdrawal	30
9.02	Deemed Withdrawal	30
9.03	Effect of Withdrawal	31

	ARTICLE 10
	DISPUTE RESOLUTION

10.01	Disputes	32
10.02	Negotiation to Resolve Disputes	32
10.03	Courts	32
10.04	Specific Performance	33

	ARTICLE 11
	DISSOLUTION, WINDING-UP AND TERMINATION

11.01	Dissolution	33
11.02	Winding-Up and Termination	33
11.03	Deficit Capital Accounts	34
11.04	Certificate of Cancellation	34

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	ARTICLE 12
	GENERAL PROVISIONS

12.01	Notices	35
12.02	Entire Agreement; Superseding Effect	35
12.03	Effect of Waiver or Consent	35
12.04	Amendment or Restatement	35
12.05	Binding Effect	35
12.06	Governing Law; Severability	35
12.07	Further Assurances	36
12.08	Article 8 of the Uniform Commercial Code	36
12.09	Waiver of Certain Rights	36
12.10	Counterparts	36
12.11	Expenses	36
12.12	Public Announcements	36

EXHIBITS:

A – Members

SCHEDULES:

6.03 – Restricted Decisions

iii

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

THE ETHER RESERVE LLC

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as may be amended, supplemented, restated, or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”) of The Ether Reserve LLC, a Delaware limited liability company (the “Company”), dated as of July 21, 2025 (the “Amendment and Restatement Date”), is adopted and executed pursuant to Section 30 of the Company LLC Agreement (as defined below) by the Company and each person listed as a Member on Exhibit A attached hereto as of the date hereof (each, a “Member” and together, the “Members”).

RECITALS

WHEREAS, on June 24, 2025, the Company was formed in accordance with the Delaware Limited Liability Company Act (together with any successor statute, as amended from time to time, the “Act”), and, in connection therewith, a Certificate of Formation of the Company (the “Delaware Certificate”) was filed in the Office of the Secretary of State of Delaware, and, immediately prior to the effectiveness of this Agreement at the Effective Time (as defined below), the Company’s business and affairs were governed by Jonathan Christodoro, Andrew Keys and David Merin, as the initial members of the Company (the “Initial Members”), pursuant to the Limited Liability Company Agreement of the Company, effective as of June 24, 2025 (the “Company LLC Agreement”).

WHEREAS, on the date hereof, (a) the Company, (b) Dynamix Corporation, a Cayman Islands exempted company (“SPAC”), (c) The Ether Machine, Inc., a Delaware corporation (“Pubco”), (d) ETH SPAC Merger Sub Ltd., a Cayman Islands exempted company (“SPAC Merger Sub”), (e) Ethos Sub 1, Inc., a Delaware corporation and a wholly owned subsidiary of SPAC (“SPAC Subsidiary A”), (f) Ethos Sub 2, Inc., a Delaware corporation and a wholly owned subsidiary of SPAC Subsidiary A (“SPAC Subsidiary B”), (g) Ethos Sub 3, Inc., a Delaware corporation and a wholly owned subsidiary of SPAC Subsidiary B (“Company Merger Sub”), and (h) ETH Partners LLC, a Delaware limited liability company (“ETH Partners”), entered into a business combination agreement (as amended, modified, supplemented or waived from time to time, the “BCA”);

WHEREAS, prior to the date hereof, the membership interests of the Initial Members in the Company were conveyed and assigned to ETH Partners in exchange for nominal consideration;

WHEREAS, on the date hereof, ETH Partners’ membership interests were cancelled by the Company in exchange for one (1) Class A Unit (as defined below) and (1) Class B Unit (as defined below);

WHEREAS, in connection with the BCA, pursuant to that certain Contribution Agreement (“ETH Partners Contribution Agreement”), dated as of the date hereof, Spyglass Ventures PR, LLC, a Puerto Rico limited liability company, agreed to contribute Ether to the Company, for the benefit of ETH Partners, in exchange for Class A Units and Class B Units at or before the Closing (as defined in the BCA) (the “ETH Partners Contribution”);

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WHEREAS, in connection with the BCA, pursuant to those certain Subscription Agreements, dated as of the date hereof, by and among Pubco, SPAC, the Company and the Class A Investors (as defined below) (as such agreement may be amended, supplemented, restated, or otherwise modified from time to time in accordance with the terms thereof, the “Subscription Agreements”), at the Effective Time, (a) the Company issued and sold to the Class A Investors such number of Class A Units (as defined below) as is set forth opposite the name of such Class A Investor in Exhibit A hereto, in each case, in exchange for either cash or Ether, and (b) immediately upon the Class A Investors’ acquisition of such Class A Units, the Class A Investors were admitted as Class A Members (as defined below); and

WHEREAS, pursuant to Section 30 of the Company LLC Agreement, the Managing Member wishes to amend and restate the Company LLC Agreement to reflect the admission of the Class A Investors (on the date hereof) and the admission of ETH Partners (prior to the date hereof) as Members of the Company and certain related matters, all on the terms set forth herein and effective as of the Amendment and Restatement Date.

NOW, THEREFORE, pursuant to and in accordance with Section 30 of the Company LLC Agreement, the Company LLC Agreement is hereby amended as follows:

ARTICLE 1

DEFINITIONS

1.01 Definitions. As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Sections referred to below:

“Act” has the meaning assigned to that term in the recitals.

“Additional Membership Interests” has the meaning assigned to that term in Section 4.02.

“Affiliate” means, with respect to any specified Person, (a) each entity that such Person Controls; (b) each Person that Controls such Person, including, in the case of a Member, such Member’s Parent, if any; and (c) each entity that is under common Control with such Person, including, in the case of a Member, each entity that is Controlled by such Member’s Parent, if any; provided that, with respect to any Member, an Affiliate shall include (y) a limited partnership or a Person Controlled by a limited partnership if the entity serving as general partner of such limited partnership is Controlled by such Member’s Parent, if any, or (z) a limited liability company or a Person Controlled by a limited liability company if the entity serving as the managing member or manager of the limited liability company is Controlled by such Member’s Parent, if any.

“Aggregate Cash Contribution Amount” means the aggregate amount of cash contributed by the Cash Members to the Company pursuant to the Cash Members’ respective Subscription Agreements.

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“Aggregate Contribution Amount” means the sum of (i) the Aggregate Cash Contribution Amount and (ii) the Aggregate Ether Contribution Value.

“Aggregate Ether Contribution Value” means the product of (i) the aggregate amount of Ether contributed by the Ether Members pursuant to the Ether Members’ respective Subscription Agreements and (ii) the Signing Ether Price.

“Agreement” has the meaning assigned to that term in the preamble.

“Allocated Ether Amount” means, with respect to any Member, such number of Ether equal to the product of (a) the quotient of (i) the Member Contribution Amount and (ii) the Aggregate Contribution Amount and (b) the Net Dissolution Ether Amount.

“Amendment and Restatement Date” has the meaning assigned to that term in the preamble.

“Audit Liability” has the meaning assigned to that term in Section 8.03(e).

“Bankruptcy” or “Bankrupt” means, with respect to any Person, that such Person (a) makes a general assignment for the benefit of creditors; (b) becomes subject to any voluntary or involuntary case or proceeding under the Bankruptcy Code or any other Debtor Relief Laws; (c) files a petition or answer seeking for such Person a reorganization, arrangement, composition, readjustment, liquidation, dissolution, winding up, or similar relief under any Debtor Relief Laws; (d) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in clauses (a) through (c); (e) dissolves, is reorganized, or has its affairs wound up pursuant to applicable Laws, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings; or (f) seeks, consents to, or acquiesces in the appointment of, or taking possession by, a trustee, receiver, or liquidator or other custodian of such Person or of all or any substantial part of such Person’s properties. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Section 18-101(1) and Section 18-304 of the Act.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.), as amended from time to time.

“BCA” has the meaning assigned to that term in the recitals.

“BCA Merger” means the Mergers (as defined in the BCA).

“Business Day” means any day other than a Saturday, a Sunday, or a holiday on which national banking associations in the States of New York and Delaware are authorized or required by applicable Law to be closed.

“Capital Account” means the account maintained by the Company for each Member in accordance with Section 4.05.

“Capital Call” has the meaning assigned to that term in Section 4.03(a).

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“Capital Contribution” means, with respect to any Member, the aggregate amount of the cash and the value of the Ether (reduced by the amount of any liabilities that are secured by, or otherwise assumed with respect to, such property) contributed, or deemed to be contributed, to the Company by such Member from time to time (with such Ether valued at the Signing Ether Price).

“Capitalized Lease” means any lease that is classified, in accordance with GAAP, as a Capital Lease as defined by GAAP.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount required by GAAP to be recorded as a liability on a balance sheet in respect of a Capitalized Lease.

“Carrying Value” means, with respect to each asset of the Company, such asset’s adjusted basis for U.S. federal income tax purposes, taking into account any increase or decrease required or permitted by Treasury Regulations Section 1.704-1(b)(2)(iv)(d)-(g), provided that the initial Carrying Value of any property contributed (or deemed contributed) to the Company by a Member shall be its gross fair market value as of the date of contribution (or deemed contribution, as applicable), as reasonably determined by the Managing Member.

“Cash Members” means the Members designated as a “Cash Member” opposite such Member’s name in Exhibit A hereto, corresponding to such Members who contributed cash to the Company in exchange for Membership Interests.

“Claim” means any and all judgments, claims, actions, causes of action, demands, lawsuits, proceedings, governmental investigations, audits, arbitrations, inquiries, notices of violation, citations, summons, or subpoenas by or before, or otherwise involving, any Governmental Authority of any nature, civil, criminal, administrative, regulatory, or otherwise, whether at Law or in equity, and any losses, assessments, fines, taxes, penalties, administrative orders, obligations, costs, expenses, liabilities, and damages (whether actual, consequential, or punitive), including interest, penalties, reasonable attorney’s fees, disbursements, and costs of investigations, deficiencies, levies, duties, imposts, remediation and cleanup costs, and natural resources damages.

“Class A Investors” means those certain Persons who entered into Subscription Agreements with Pubco, SPAC, and the Company, and who, at the Effective Time, acquired Class A Units from the Company and were admitted as Class A Members, specifically excluding ETH Partners.

“Class A Member” means a Person admitted to the Company as a Member holding Class A Units from time to time, in its capacity as such and not in its capacity as a holder of any other class or group of Membership Interest.

“Class A Member Approval” means the prior written approval of Class A Members holding a majority of the outstanding Class A Units (excluding Class A Units owned by ETH Partners).

“Class A Units” has the meaning assigned to that term in Section 4.01.

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“Class B Member” means a Person admitted to the Company as a Member holding Class B Units from time to time, in its capacity as such and not in its capacity as a holder of any other class or group of Membership Interest.

“Class B Member Approval” means the prior written approval of Class B Members holding a majority of the outstanding Class B Units.

“Class B Units” has the meaning assigned to that term in Section 4.01.

“Closing Date” has the meaning assigned to that term in the BCA.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning assigned to that term in the preamble.

“Company Liabilities” has the meaning assigned to that term in Section 11.02(a)(ii).

“Company LLC Agreement” has the meaning assigned to that term in the recitals.

“Comparable Confidentiality Obligation” means, with respect to a Person, that such Person either (y) has agreed in a writing addressed to the Company or an Affiliate of the Company (which shall be enforceable by the Company or such Affiliate against such Person) obligating such Person to keep such Confidential Information confidential on terms no less favorable to the Company than Section 3.08 and not to use or disclose any such Confidential Information, except to the extent permitted by Section 3.08 or (z) solely in the case of attorneys and accountants, is subject to a professional duty of confidentiality in respect of such Confidential Information and has been informed that such Confidential Information is confidential and subject to the restrictions set forth herein (which restrictions shall be binding upon any such attorney or accountant).

“Confidential Information” means information and data (including all copies thereof), whether oral, written, or electronic, that constitutes proprietary or confidential information about the Company, the Members, or their respective Affiliates, including (a) the terms of this Agreement (b) financial statements, Tax reports, valuations, analyses of potential or actual investments, reports or other materials, and (c) any other documents and information concerning any of their respective businesses and affairs. Notwithstanding the foregoing, the term “Confidential Information” shall not include any information that:

(a) is in the public domain at the time of its disclosure or thereafter, other than as a result of a disclosure directly or indirectly by a Member or its Affiliates in contravention of this Agreement;

(b) is made available to a Member or its Affiliate from a source that, to such Member’s or its Affiliate’s knowledge, is not prohibited from disclosing such information to such Member or its Affiliates by a legal, contractual, or fiduciary obligation;

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(c) as to any Member or its Affiliates, was in the possession of such Member or its Affiliates prior to the execution of this Agreement and not subject to a separate confidentiality restriction or other legal, contractual, or fiduciary obligation; provided that, for the avoidance of doubt, all information disclosed to any Member or its Affiliates (or any of their respective agents) prior to the Effective Time that constitutes “Confidential Information” as defined in, and pursuant to the terms of, any confidentiality agreement between the Company and any Member or its Affiliates shall, from and after the Effective Time, constitute Confidential Information for all purposes of this Agreement, and this Agreement shall be deemed to replace such confidentiality agreement in its entirety from and after the date hereof; or

(d) has been independently acquired or developed by or on behalf of a Member or its Affiliates without violating any of the obligations of such Member or its Affiliates under this Agreement.

“Contract” means any legally binding contract, lease, license, note, mortgage, indenture, or other legally binding agreement, whether oral or written, but excluding permits, certificates of authority, authorizations, approvals, registrations, franchises, and similar consents granted by a Governmental Authority.

“Control,” “Controls,” or “Controlled” means the possession, directly or indirectly, through one (1) or more intermediaries, of the following:

(a) (i) in the case of a corporation, fifty percent (50%) or more of the outstanding equity securities thereof entitled to vote generally, including in the election of directors; (ii) in the case of a limited liability company, general partnership or joint venture, the right to fifty percent (50%) or more of the distributions therefrom (including liquidating distributions); (iii) in the case of a trust or estate, including a statutory trust, fifty percent (50%) or more of the beneficial interest therein; (iv) in the case of a limited partnership (A) the right to fifty percent (50%) or more of the distributions therefrom (including liquidating distributions), (B) where the general partner of such limited partnership is a corporation, ownership of fifty percent (50%) or more of the outstanding equity securities of such corporate general partner entitled to vote generally, including in the election of directors, (C) where the general partner of such limited partnership is a partnership, limited liability company or other entity (other than a corporation or limited partnership), the right to fifty percent (50%) or more of the distributions (including liquidating distributions) from such general partner entity, and (D) where the general partner of such limited partnership is a limited partnership, Control of the general partner of such general partner in the manner described under subclause (B) or (C) of this clause (iv), in each case, notwithstanding that such Person with respect to which Control is being determined does not possess, directly or indirectly through one or more Subsidiaries, the right to receive at least fifty percent (50%) of the distributions from such limited partnership, or (v) in the case of any other entity, fifty percent (50%) or more of the economic or beneficial interest therein; or

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(b) in the case of any entity, the power or authority, through ownership of voting securities, by Contract, or otherwise, to exercise predominant control over the management of such entity.

“Covered Person” has the meaning assigned to that term in Section 6.06(a).

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of any applicable jurisdiction from time to time in effect and affecting the rights of creditors generally.

“Delaware Certificate” has the meaning assigned to that term in the recitals.

“Delaware Courts” has the meaning assigned to that term in Section 10.03.

“Dispose,” “Disposing,” or “Disposition” means, with respect to any asset (including a Membership Interest or any portion thereof (including any Class A Unit or Class B Unit) or any derivative or similar arrangement whereby a portion or all of the economic interests in, or risk of loss or opportunity for gain with respect to, such Membership Interest is transferred or shifted to another Person), any direct or indirect sale, assignment, lease, transfer, conveyance, gift, exchange, or other disposition (“Transfer”) of such asset, whether such Transfer be voluntary, involuntary, or by operation of Law, including the following: (a) in the case of an asset owned by a natural person, a Transfer of such asset upon the death of its owner, whether by will, intestate succession, or otherwise; (b) in the case of an asset owned by an entity, (i) any Transfer of Equity Interests of such entity or merger, division, or consolidation of such entity (other than (A) a merger in which such entity is the survivor thereof or (B) a merger of such entity with a wholly-owned Subsidiary, in each case of clauses (A) and (B), if, after giving effect to such merger, all of the Equity Interests of the survivor of such merger are owned by the same Persons and in the same quantities as the Equity Interests of such entity were owned immediately prior to such merger) or (ii) any distribution of such asset, including in connection with the dissolution, liquidation, winding-up, or termination of such entity; and (c) any Transfer in connection with, or in lieu of, a foreclosure of an Encumbrance; but such terms shall not include the creation of an Encumbrance itself; provided, however, that any Transfer of limited partnership interests or other Equity Interests of ETH Partners shall not be subject to the restrictions set forth in Article 7.

“Dispute” has the meaning assigned to that term in Section 10.01.

“Disputing Member” has the meaning assigned to that term in Section 10.01.

“Dissolution Date” means the date on which a Dissolution Event occurs.

“Dissolution Event” has the meaning assigned to that term in Section 11.01.

“Earnout Shares” has the meaning given to that term in the BCA.

“Effective Time” means July 21, 2025, immediately after the signing of the BCA.

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“Encumbrance” means the creation of a security interest, lien, pledge, mortgage, or other encumbrance, whether such encumbrance be voluntary, involuntary, or by operation of Law.

“Equity Interests” means capital stock, partnership interests (whether general or limited), limited liability company interests, trust interests or beneficial interests, and any other equity interest or participation therein that confers on a Person the right to receive from the issuing entity (or any series of an issuing entity) a share or allocation of the profits and losses of, or distribution of assets of, such issuing entity.

“ETH Partners” has the meaning assigned to that term in the recitals.

“ETH Partners Contribution” has the meaning assigned to that term in the recitals.

“ETH Partners Contribution Agreement” has the meaning assigned to that term in the recitals.

“Ether Cash Equivalent” means, with respect to the Allocated Ether Amount of any Member, the amount of cash realized by the Company from the sale of such Allocated Ether Amount of Ether on the Dissolution Date (or as soon thereafter as reasonably practicable), as determined by the Liquidator in its reasonable discretion.

“Ether Members” means the Members designated as a “Ether Member” opposite such Member’s name in Exhibit A hereto, corresponding to such Members who contributed Ether to the Company in exchange for Membership Interests.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied; provided that, for any financial statements prepared as of a certain date, GAAP referenced therein shall be GAAP as of the date of such financial statements.

“Governmental Authority” means a federal, state, local or foreign governmental or quasi-governmental authority; a state, province, commonwealth, territory or district thereof; a county or parish; a city, town, township, village, or other municipality; a district, ward, or other subdivision of any of the foregoing; any executive, legislative, or other governing body of any of the foregoing; any agency, authority, board, department, system, service, office, commission, committee, council, or other administrative body of any of the foregoing; any court or other judicial body, or any arbitration body or tribunal; and any officer, official, or other representative of any of the foregoing.

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“Indebtedness” means any amount payable by a Person as debtor, borrower, issuer, guarantor, or otherwise pursuant to (a) an agreement or instrument involving or evidencing borrowed money, or the advance of credit, including the face amount of any letter of credit supporting the repayment of indebtedness for borrowed money issued for the account of such Person or, without duplication, its Subsidiaries and obligations under letters of credit and agreements relating to the issuance of letters of credit or acceptance of financing (in each case, only to the extent (i) undrawn and not cash-collateralized or (ii) drawn and not reimbursed within two (2) Business Days of the date drawn), (b) indebtedness of a third party described in clause (a), (c), or (d) of this definition that is (i) guaranteed by such Person or, without duplication, its Subsidiaries or (ii) secured by any Encumbrance on assets owned or acquired by such Person or, without duplication, its Subsidiaries, whether or not the indebtedness secured thereby has been assumed by such Person or, without duplication, its Subsidiaries; provided that, in the case of any Indebtedness described in this clause (ii), the amount of such Indebtedness shall be deemed to be the lesser of the outstanding principal amount of such Indebtedness or the fair market of the assets of such Person or, without duplication, its Subsidiaries securing such Indebtedness, (c) Capitalized Lease Obligations, (d) purchase-money indebtedness classified as indebtedness in accordance with GAAP, or (e) obligations evidenced by bonds, debentures, notes or other instruments of debt securities, or by warrants or other rights to acquire any debt instruments or debt securities.

“Initial Members” has the meaning assigned to that term in the recitals.

“IRS” has the meaning assigned to that term in Section 8.03(c).

“Law” means any federal, state, local, or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law (including common law), rule, or regulation.

“Liquidator” has the meaning set forth in Section 11.02(a).

“Managing Member” means ETH Partners or any other Person hereafter appointed as a successor Managing Member of the Company pursuant to and in accordance with Section 6.01, each in its capacity as such and in its deemed capacity as the Company’s sole “manager” (as defined in Section 18-101 of the Act) pursuant to Section 6.01, and all references in this Agreement to the “Managing Member” shall refer to ETH Partners (or any such Person hereafter appointed as successor Managing Member), in such capacities and not in their individual capacities nor in their capacities as a Class A Member or Class B Member, as applicable, or as a holder of Class A Units or Class B Units, as applicable.

“Member” has the meaning assigned to that term in the Preamble.

“Member Affiliated Parties” has the meaning assigned to that term in Section 6.05(a).

“Member-Associated Parties” has the meaning assigned to that term in Section 6.02(b)(i).

“Member Contribution Amount” means, (i) with respect to any Cash Member, the aggregate amount of cash contributed by such Cash Member to the Company pursuant to such Cash Member’s respective Subscription Agreement, as indicated opposite such Cash Member’s name in Exhibit A hereto; and (ii) with respect to any Ether Member, the aggregate amount of Ether contributed by such Ether Member pursuant to such Ether Member’s respective Subscription Agreement multiplied by the Signing Ether Price.

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“Membership Interest” means, with respect to any Member, (a) such Member’s status as a Member; (b) that Member’s right, as a holder of Class A Units or Class B Units, to a portion of the income, gain, loss, deduction, and credits of, and the right to receive distributions from, the Company; (c) all other rights, benefits and privileges enjoyed by that Member (under the Act, this Agreement, or otherwise) in its capacity as a Member, including such Member’s rights to vote, consent, and approve matters, as set forth in this Agreement; and (d) all obligations, duties, and liabilities imposed on such Member (under the Act, this Agreement, or otherwise) in its capacity as a Member.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act (or any successor to such Section).

“Net Dissolution Ether Amount” means the total quantity of Ether remaining in the Company after the Liquidator has fully discharged all of the Company Liabilities in accordance with Section 11.02(a)(ii).

“New Member” means a Person admitted as a Member after the Amendment and Restatement Date pursuant to the terms and conditions set forth herein.

“Organizational Documents” means, as applicable, an entity’s agreement of limited partnership, certificate of limited partnership, limited liability company agreement, certificate of formation, certificate or articles of incorporation, bylaws, or other similar organizational documents.

“Parent” means, with respect to any Member, a Person that Controls such Member.

“Partner” has the meaning assigned to that term in Section 8.03(a).

“Partnership Audit Rules” means Subchapter C of Chapter 63 of the Code (sections 6221 et seq.), together with any Treasury Regulations and guidance issued thereunder or successor provisions and any similar provision of state, local or foreign tax laws, including any regulations, guidance or provisions issued or enacted after the date hereof.

“Partnership Representative” has the meaning assigned to that term in Section 8.03(a).

“Person” has the meaning assigned to that term in Section 18-101 of the Act and also includes, with respect to any natural person, the heirs, beneficiaries, and personal representatives of such natural person, where the context so provides.

“Pre-BCA Merger Profit/Loss” means, with respect to any period, the taxable income or loss, as the case may be, of the Company for that period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, deduction, or credit required to be separately stated pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss) other than Profit from the Company Merger (as defined in the BCA); provided, however, that: (i) any income of the Company that is exempt from U.S. federal income tax shall be added to such income or loss and (ii) any expenditures of the Company during such period which are described, or treated under Treasury Regulations Section 1.704-1(b)(2)(iv)(i) as described, in Section 705(a)(2)(B) of the Code and not otherwise taken into account in computing Profit or Loss shall be subtracted from such taxable income or loss.

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“Profit from the BCA Merger” means, with respect to any period, the income or loss, as the case may be, of the Company for that period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, deduction, or credit required to be separately stated pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), as a result of an adjustment to the Carrying Value of Company property that occurs in connection with the BCA Merger in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f)(5). Notwithstanding anything to the contrary contained in this definition, income or gain from such adjustment shall be computed for purposes of the allocations contemplated by Article 5 (i) by reference to the Carrying Value of Company property at the time of such adjustment, notwithstanding that the adjusted tax basis of that asset differs from its Carrying Value and (ii) without regard to the value of any Earnout Shares that may be payable to the Managing Member pursuant to the BCA (the income or gain from which shall be allocated solely to the Managing Member).

“Profits” or “Losses” means, for each accounting period of the Company (or portion thereof), the taxable income or losses of the Company, or particular items thereof, for such period determined in accordance with the accounting method used by the Company for U.S. federal income tax purposes, as modified by Treasury Regulations Section 1.704-1(b)(2)(iv).

“Pubco” has the meaning assigned to that term in the recitals.

“Pubco Class A Stock” has the meaning assigned to that term in the BCA (excluding any Earnout Shares).

“Pubco Warrants” has the meaning given to that term in the BCA.

“Push-Out Election” has the meaning assigned to that term in Section 8.03(d).

“Representative” means, with respect to any Person, and excluding the use of the term in the definition of “Partnership Representative,” any of such Person’s financial advisors, consultants, accountants, attorneys, engineers, or other representatives.

“Restricted Decisions” has the meaning assigned to that term in Section 6.03.

“Schedule of Members” has the meaning assigned to that term in Section 3.01.

“Securities Act” means the Securities Act of 1933, as amended.

“Signing Ether Price” has the meaning assigned to that term in the Subscription Agreements.

“SPAC” has the meaning assigned to that term in the recitals.

“Subscription Agreements” has the meaning assigned to that term in the recitals.

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“Subsidiary” means, as of any date, as to any Person, (a) any corporation, limited liability company, or other entity that is Controlled by such Person or (b) any corporation, limited liability company, or other entity in which such Person owns, directly or indirectly, an Equity Interest entitled to receive fifty percent (50%) or more of the distributions therefrom (including liquidating distributions).

“Tax” means any federal, state, local or foreign income, gross receipts, ad valorem, sales and use, employment, social security, disability, occupation, property, severance, value added, transfer, capital stock, excise or other taxes imposed by or on behalf of any Governmental Authority, including any interest, penalty or addition thereto.

“Term” has the meaning assigned to that term in Section 2.06.

“Treasury Regulations” means the regulations (including temporary regulations) promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar, or substitute, temporary, or final Treasury Regulations.

“Unreturned Contribution” means, as of any date, with respect to any holder of Class A Units or Class B Units on such date, (a) the aggregate amount of all Capital Contributions made by such holder in respect of all such Class A Units or Class B Units on or prior to such date (including Capital Contributions from such holder’s predecessor(s) in interest with respect to any such Class A Units or Class B Units), less (b) the aggregate amount of all distributions made by the Company to such holder in respect of all such Class A Units and Class B Units on or prior to such date (including distributions to such holder’s predecessor(s) in interest with respect to such Class A Units or Class B Units).

“Unreturned Contribution Percentage” means, as of any date, with respect to any holder of Class A Units or Class B Units on such date, a fraction, the numerator of which is the Unreturned Contribution of such holder as of such date and the denominator of which is the aggregate Unreturned Contributions of all holders of Class A Units and Class B Units as of such date.

“Withdraw,” “Withdrawing,” “Withdrawn,” or “Withdrawal” means the withdrawal, resignation, or retirement of a Member from the Company in its capacity as a Member. Such terms shall not include any Dispositions of Membership Interests (which are governed by Article 7), even though the Member making a Disposition may cease to be a Member as a result of such Disposition.

“Withdrawn Member” has the meaning assigned to that term in Section 9.03.

1.02 Interpretation. Unless the context requires otherwise: (a) the gender of each word used in this Agreement includes the masculine, feminine, and neuter; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) references to Exhibits refer to the Exhibits attached to this Agreement, each of which is made a part hereof for all purposes; (d) references to Laws refer to such Laws as they may be amended from time to time, and references to particular provisions of a Law include any corresponding provisions of any succeeding Law; (e) references to money refer to legal currency of the United States of America; (f) the definitions given for terms in this Article 1 and elsewhere in this Agreement shall apply to both the singular and plural forms of the terms defined; (g) the conjunction “or” shall be understood in its inclusive sense (and/or); (h) the word “including” means “including, without limitation”; and (i) the words “hereby,” “herein,” “hereunder,” “hereof,” and words of similar import refer to this Agreement as a whole (including any Exhibits and Schedules hereto) and not merely to the specific section, paragraph, or clause in which such word appears.

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ARTICLE 2

ORGANIZATION

2.01 Formation. The Company was formed by the Initial Members as a Delaware limited liability company, effective as of June 24, 2025.

2.02 Name. The name of the Company is The Ether Reserve LLC, and all Company business shall be conducted in that name or such other names that comply with Law as the Managing Member may select.

2.03 Registered Office; Registered Agent; Principal Office in the United States; Other Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the registered agent named in the Delaware Certificate or such other office (which need not be a place of business of the Company) as the Managing Member may designate in the manner provided by Law. The registered agent of the Company in the State of Delaware shall be the registered agent named in the Delaware Certificate or such other Person or Persons as the Managing Member may designate in the manner provided by Law. The principal office of the Company in the United States shall be at such place as the Managing Member may designate, which need not be in the State of Delaware, and the Company shall maintain records there or at such other place as the Managing Member shall designate and shall keep the street address of such principal office at the registered office of the Company in the State of Delaware. The Company may have such other offices as the Managing Member may designate.

2.04 Purposes. In furtherance of its purpose, but subject to all of the provisions of this Agreement, the Company shall have and may exercise all the powers now or hereafter conferred by Delaware law on limited liability companies formed under the Act. The Company shall have the power to do any and all acts reasonably necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose and business described herein and for the protection and benefit of the Company, and shall have, without limitation, any and all of the powers that may be exercised on behalf of the Company by the Members pursuant to this Agreement.

2.05 No State Law Partnership. The Members intend that the Company shall be a limited liability company and, except as provided herein with respect to U.S. federal (and applicable state and local) income Tax treatment, the Company shall not be a partnership (including a limited partnership) or joint venture, and no Member shall be a partner or joint venturer of any other Member, for any purposes, and this Agreement may not be construed to suggest otherwise.

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2.06 Term. The period of existence of the Company (the “Term”) commenced on June 24, 2025, and shall end at such time as the Company is dissolved and wound up in accordance with this Agreement and the Act and a certificate of cancellation is filed with the Secretary of State of the State of Delaware and has become effective in accordance with Section 11.04.

ARTICLE 3

MEMBERS

3.01 Schedule of Members.

(a) The name and address of each Member, the amount of each Member’s Capital Contributions, and the number and class of Membership Interest held by each Member are set forth on the schedule of Members attached hereto as Exhibit A (the “Schedule of Members”). The Managing Member shall cause the Schedule of Members set forth on Exhibit A to be amended, and the books and records of the Company to be updated, to reflect the admission of any New Member, the withdrawal or substitution of any Member, the Company’s issuance of Additional Membership Interests, any Disposition of Membership Interests, additional Capital Contributions made by any Member, or the receipt by the Company of notice of any change of address of a Member, in each case, in accordance with, and only after compliance with, the terms and conditions of this Agreement. No such amendment or revision to the Schedule of Members shall be deemed an amendment to this Agreement or require the consent of any Member. Any reference in this Agreement to the Schedule of Members shall be deemed to be a reference to the Schedule of Members as amended and in effect from time to time.

(b) The Members acknowledge and agree that, with respect to the Ether Members, the final number of Membership Interests to be issued to such Ether Members will be definitively determined following a period of ten (10) Business Days following the date hereof. Such determination will be made in accordance with the terms of the Subscription Agreements. Promptly following such determination, the Managing Member shall, in accordance with Section 3.01(a) above, cause the Schedule of Members set forth on Exhibit A to be amended and the books and records of the Company to be updated to reflect such final numbers of Membership Interests and the resulting ownership percentages as soon as reasonably practicable. The Company will provide reasonable written notice of such updated Schedule of Members to all Members.

3.02 Representations and Warranties of the Members. Each Member hereby represents and warrants to the Company and each other Member that the following statements are and shall be true and correct from and after the date of such Member’s admission as a Member of the Company:

(a) such Member is duly incorporated, organized, or formed (as applicable), validly existing, and in good standing under the Law of the jurisdiction of its incorporation, organization, or formation; if required by applicable Law, such Member is duly qualified and in good standing in the jurisdiction of its principal place of business, if different from its jurisdiction of incorporation, organization, or formation; and such Member has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all necessary actions by and consents of the board of directors, stockholders, managers, members, partners, trustees, beneficiaries, or other applicable Persons necessary for the due authorization, execution, delivery, and performance of this Agreement by such Member have been duly taken or obtained;

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(b) such Member has duly executed and delivered this Agreement and each of the other documents that this Agreement requires or contemplates that such Member will execute, and they each constitute the valid and binding obligation of such Member, enforceable against such Member in accordance with their respective terms (except as may be limited by Bankruptcy, insolvency, or similar Laws of general application and by the effect of general principles of equity, regardless of whether considered at law or in equity); and

(c) such Member’s authorization, execution, delivery, and performance of this Agreement does not and will not (i) conflict with, or result in a breach, default, or violation of, or result in a default or the creation of an Encumbrance, or give rise to any right of termination, cancellation, or acceleration of any of the terms, conditions or provisions of (A) the Organizational Documents of such Member, (B) any material Contract to which such Member is a party or by which it or its assets are bound, or (C) any Law, order, judgment, decree, writ, injunction or arbitral award to which such Member is subject; or (ii) require any consent, approval, or authorization from, filing or registration with, or notice to, any Governmental Authority or other Person, unless such requirement has already been satisfied.

3.03 Voting Rights of Members. Other than with respect to the Managing Member, in its capacity as such, and except to the extent expressly provided in Section 6.01, Section 6.03, Section 11.01(a)(i), and Section 12.04, no vote, consent, or approval by or on behalf of any Members (or any class of Members) is or will be required for any matter or matters relating to the Company or its Subsidiaries or their respective businesses or affairs or otherwise arising under this Agreement or the Act. Any action requiring the Class A Members to act as a class will require the approval of holders of a majority of the outstanding Class A Units, and, if at any time there is more than one Class B Member, then any action requiring the Class B Members to act as a class will require Class B Member Approval.

3.04 No Management Rights. Except to the extent otherwise expressly provided in this Agreement, no Member, in its capacity as such, other than the Managing Member will have any right, power, or authority to take part in the management or control of the business of, or transact any business for, the Company, to act or sign for or on behalf of the Company, or to bind the Company in any manner whatsoever. No Member other than the Managing Member will hold out or represent to any third party that any such Member has any such power or right or that any such Member is anything other than a member in the Company.

3.05 Limitation on Liability of Members.

(a) To the fullest extent permitted under the Act, no Covered Person will have any personal liability whatsoever solely by reason of being a Covered Person, whether to the Company, its creditors, or any other Person, for the debts, obligations, expenses, or liabilities of the Company, whether arising in contract, tort, or otherwise, which will be solely the debts, obligations, expenses, or liabilities of the Company. All Persons dealing with the Company shall have recourse solely to the assets of the Company for the payment of debts, obligations, expenses, or liabilities of the Company. No Member shall take, or cause to be taken, any action that would result in any other Member’s having any personal liability for the obligations of the Company. In no event shall any Member, including the Managing Member, or any of the Members’, the Company’s, or any of their respective Subsidiaries’ officers, directors, members, managers, stockholders, partners, principals, Affiliates, Representatives, or employees be liable under this Agreement to the Company or any other Member (or their respective Affiliates, officers, directors, members, managers, stockholders, partners, principals, Representatives, or employees) for any (i) punitive damages or (ii) consequential damages, including any loss of future revenue or income, loss of business reputation or business opportunity, damages based on any type of multiple, or any damages that are not reasonably foreseeable.

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(b) Except as otherwise expressly provided herein, no Member will be required to make any additional Capital Contribution other than, with respect to ETH Partners, the ETH Partners Contribution. To the fullest extent permitted by Law, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Members for liabilities of the Company.

3.06 Withdrawal of Members. Except as otherwise provided in this Agreement, no Member shall be entitled to (a) voluntarily resign or otherwise Withdraw from the Company; (b) withdraw any part of such Member’s Capital Contributions from the Company; (c) demand the return of such Member’s Capital Contributions; or (d) receive any distribution of property other than cash, in each case, without the prior written consent of the Managing Member, in its sole and absolute discretion.

3.07 Access to Information. Except as otherwise set forth herein, each Member shall be entitled to obtain from the Company, to the extent permitted by Law, any information that such Member may reasonably request concerning the Company, subject to Section 18-305(c) of the Act and any limitations on such information rights under applicable Law; provided, however, that this Section 3.07 shall not obligate the Company or the Managing Member to create any information or reports that do not already exist at the time of such request (other than to convert existing information from one medium to another, such as providing a printout of information that is stored in a computer database). Each Member shall also have the right, upon reasonable advance notice, and at reasonable times during usual business hours, to inspect the properties of the Company and the books of account and other records and reports of the Company, subject to Section 18-305(c) of the Act and any other limitations on information rights under applicable Law. Notwithstanding the foregoing, or any other provision of this Agreement, no Member shall have the right to inspect, obtain copies of, or otherwise have access to any document, report, or other information that (a) is subject to any contractual or legal obligation of confidentiality which, notwithstanding such Member or its designated officer, employee, or Representative being subject to Section 3.08 or any Comparable Confidentiality Obligation (as applicable), prohibits such Member (or its designated officer, employee or Representative, as the case may be) from obtaining access to such document, report, or other information, (b) is protected by the attorney-client or other applicable privilege, or (c) the Managing Member has determined in good faith is competitively sensitive or the disclosure of which would damage the Company. A Member’s rights under this Section 3.07 may be exercised through any officer or employee of such Member designated in writing by it or by any Representative so designated, if such officer, employee, or Representative is subject to a Comparable Confidentiality Obligation (it being understood that such Member shall be responsible to the Company for any breach of such Comparable Confidentiality Obligation). The Member making the request shall bear all reasonable and documented out-of-pocket costs and expenses incurred by the Company in connection with such Member’s exercise of its rights under this Section 3.07. The Members agree to reasonably cooperate, and to cause their respective Representatives to reasonably cooperate, in connection with any such request. All Confidential Information obtained by or on behalf of any Member, or to which any Member has been provided access, pursuant to this Section 3.07 shall be subject to the provisions of Section 3.08.

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3.08 Confidential Information.

(a) Except as permitted by Section 3.08(b), (i) each Member shall keep confidential all Confidential Information and shall not disclose any Confidential Information to any Person, including any of its Affiliates; and (ii) each Member shall use the Confidential Information only for purposes reasonably related to such Member’s Membership Interest in the Company or in connection with such Member’s status as a Member of the Company (including, for the avoidance of doubt, with respect to exercising its rights pursuant to this Agreement (including Section 6.03)).

(b) Notwithstanding Section 3.08(a), but subject to the other provisions of this Section 3.08, and subject to any restrictions or limitations on disclosure imposed by applicable Law or by contractual obligations of confidentiality, a Member may make the following disclosures and uses of Confidential Information:

(i) disclosures to another Member in connection with the conduct of the business and affairs of the Company;

(ii) disclosures and uses that are approved by the Managing Member;

(iii) disclosures to Governmental Authorities;

(iv) disclosures to an Affiliate of such Member, including the directors, officers, managers, members, partners, and employees of such Affiliate, to the extent permitted by applicable Law, if such Affiliate or other Person is subject to this Section 3.08 or a Comparable Confidentiality Obligation (it being understood that such Member shall be responsible to the Company for any breach of this Section 3.08 or such Comparable Confidentiality Obligation);

(v) disclosures to a Person that is not a Member or an Affiliate of a Member, if (A) such Person (1) has been retained by the Company to provide services to or for the Company or (2) has been retained by a Member (or Affiliate of a Member) to provide such Member (or Affiliate) services relating to the Company or such Member’s Membership Interest in the Company and (B) such Person has entered into a Comparable Confidentiality Obligation;

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(vi) disclosures required, with respect to a Member or an Affiliate of a Member, pursuant to (A) the Securities Act and the rules and regulations promulgated thereunder, (B) the Exchange Act and the rules and regulations promulgated thereunder, (C) any state securities Laws, (D) the rules and regulations of a National Securities Exchange, or (E) pursuant to an audit or examination by a Governmental Authority, or any regulator or self-regulatory organization; and

(vii) disclosures that a Member is legally compelled to make by deposition, interrogatory, request for documents, subpoena, civil investigative demand, order of a court of competent jurisdiction, or similar process, or otherwise by Law; provided that, prior to any such disclosure, such Member shall, to the extent legally permissible:

(A) provide the Company and the Managing Member with prompt notice of such requirements so that the Company or one or more of the Members may seek, at its sole cost and expense, a protective order or other appropriate remedy or waive compliance with the terms of this Section 3.08(b)(vii);

(B) consult with the Company and the Managing Member on the advisability of taking steps to resist or narrow such disclosure; and

(C) cooperate with the Company, the Managing Member, and the other Members in any attempt one or more of them may make, at its or their sole cost and expense, to obtain a protective order or other appropriate remedy or assurance that confidential treatment will be afforded the Confidential Information; and in the event such protective order or other remedy is not obtained, or the other Members waive compliance with the provisions hereof, such Member agrees (1) to furnish only that portion of the Confidential Information that, on the advice of such Member’s internal or external counsel, such Member is legally required to disclose, and (2) to exercise reasonable efforts to obtain assurance that confidential treatment will be accorded such Confidential Information.

(c) Notwithstanding any other provision of this Agreement, including this Section 3.08, no Member (or Representative of any Member) shall be entitled to disclose any Confidential Information that (A) is subject to any contractual or legal obligation of confidentiality, (B) is protected by the attorney-client or other applicable privilege, or (C) the Managing Member has determined in good faith is competitively sensitive or the disclosure of which would damage the Company or any of their respective businesses.

(d) Each Member shall take such precautionary measures as are necessary or appropriate to ensure (and such Member shall be responsible for) compliance with this Section 3.08 by any of its Affiliates, and its and their directors, officers, managers, members, partners, employees, advisors, and agents, and any other Persons to which it may disclose Confidential Information in accordance with this Section 3.08.

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(e) Promptly after a Member no longer holds any of its Membership Interest, such Person shall, at the Company’s option, either destroy (and provide a written confirmation (email being sufficient) of destruction to the Company with respect to) or return to the Company all Confidential Information in its possession. Notwithstanding the immediately preceding sentence, but subject to the other provisions of this Section 3.08, such Person may retain for a stated period, but not disclose to any other Person, Confidential Information for the limited purposes of (i) preparing such Member’s Tax returns and defending audits, investigations, and proceedings relating thereto or (ii) complying with applicable Law or bona fide internal document retention policies; provided that such Person must keep such retained Confidential Information confidential in accordance with this Section 3.08 for so long as such information is retained. All Confidential Information retained pursuant to this Section 3.08 shall not be accessed by the Withdrawn Member during such period of retention other than as permitted under this Section 3.08.

(f) The Members agree that no adequate remedy at Law exists for a breach or threatened breach of any of the provisions of this Section 3.08, the continuation of which unremedied will cause the Company and the other Members to suffer irreparable harm. Accordingly, the Members agree that the Company and the other Members shall be entitled, in addition to other remedies that may be available to them, to immediate injunctive relief from any breach or threatened breach of any of the provisions of this Section 3.08 and to specific performance of their rights hereunder, as well as to any other remedies available at Law or in equity, pursuant to Section 10.03.

(g) The obligations of the Members under this Section 3.08 (including the obligations of any Withdrawn Member) shall terminate on the second (2nd) anniversary of the end of the Term.

ARTICLE 4

MEMBERSHIP INTERESTS; CAPITAL CONTRIBUTIONS; LOANS

4.01 Classes of Membership Interests. As of the Effective Time and pursuant to this Agreement, the Membership Interests in the Company consist of Class A Units (the “Class A Units”) and Class B Units (the “Class B Units”). From and after the Effective Time, the Membership Interests represented by Class A Units and Class B Units shall have the respective rights, powers, and preferences (including with respect to allocations and distributions), and the respective duties, obligations and restrictions, as are set forth in this Agreement.

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4.02 Additional Membership Interests. Additional Membership Interests of any class or series (“Additional Membership Interests”) may be created and issued to existing Members or to other Persons, and such other Persons may be admitted to the Company as New Members, on such terms and conditions as the Managing Member may determine at the time of admission. The terms of (a) admission of any New Member in connection with an issuance of Additional Membership Interests must specify the number of Additional Membership Interests to be issued to such New Member and the amount of the initial Capital Contribution to be made to the Company by such New Member in respect of such Additional Membership Interests or (b) issuance of any Additional Membership Interests to any existing Members must specify the number of Additional Membership Interests to be issued to such existing Member and the amount of Capital Contribution to be made to the Company by such existing Member in respect of such Additional Membership Interests, and, in each case, may provide for the creation of different classes or groups of Members having different rights, powers, and duties. Any admission of a New Member in connection with an issuance of Additional Membership Interests is effective only after the Company shall have received (or is deemed to have received) such New Member’s Capital Contribution, such New Member has executed and delivered to the Managing Member an instrument containing the notice address of the New Member and such New Member’s ratification of and joinder to this Agreement and agreement to be bound by the terms and conditions set forth herein, and such New Member’s confirmation that the representations, warranties, and covenants in this Agreement, including those set forth in Section 3.02 and Section 8.04, are true and correct with respect to such New Member. At any time the Company issues Additional Membership Interests, the Managing Member shall update the Schedule of Members attached hereto as Exhibit A upon such issuance to reflect, (i) in the case of a New Member, such New Member’s name, address, and the number and class of Additional Membership Interests issued to such New Member, and (ii) in the case of an existing Member, the number and class of Additional Membership Interests issued to such Member. The provisions of this Section 4.02 shall not be construed to replace, modify, or limit the restrictions set forth in Section 7.01.

4.03 Capital Calls; Capital Contributions.

(a) The Managing Member may from time to time make one or more capital calls by notice delivered to each Member (each such notice, a “Capital Call”).

(b) No Member shall be required to make any Capital Contribution to the Company pursuant to any Capital Call (or otherwise pursuant to this Agreement).

(c) In the event that Members make Capital Contributions pursuant to a Capital Call in accordance with this Section 4.03, then (i) all such Capital Contributions shall be made in cash or Ether, unless otherwise approved by the Managing Member; and (ii) all amounts received by the Company pursuant to this Section 4.03 shall be credited to the Capital Accounts of the respective Members making such Capital Contributions as of the date such Capital Contributions are received by the Company.

4.04 Return of Contributions. Except as expressly provided herein, a Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions. An Unreturned Contribution is not a liability of the Company or of any Member. No Member shall be required to contribute or to lend any cash or property to the Company to enable the Company to return any Member’s Capital Contributions.

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4.05 Capital Accounts.

(a) The Company shall establish and maintain a Capital Account for each Member. Each Member’s Capital Account shall be increased by (i) the amount of money contributed (or deemed to be contributed) by that Member to the Company, (ii) the fair market value of property contributed (or deemed to be contributed) by that Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code), and (iii) allocations to that Member of Profits (or items thereof) and decreased by (i) the amount of money distributed (or deemed to be distributed) by the Company to that Member, (ii) the fair market value of property distributed (or deemed to be distributed) by the Company to that Member, and (iii) allocations to that Member of Losses (or items thereof).

(b) The Company is authorized to make such adjustments to the Members’ Capital Accounts as are necessary to comply with Section 704(b) of the Code and the Treasury Regulations thereunder.

ARTICLE 5

ALLOCATIONS

5.01 Allocation of Pre-BCA Merger Profit/Loss. Pre-BCA Merger Profit/Loss shall be allocated among the Members pro rata in accordance with their Class A Units.

5.02 Allocation of Profit from the BCA Merger. The Profit from the BCA Merger shall be allocated among the Members as follows:

(a) first, to the Managing Member in an amount equal to the fair market value of the Additional Class A Merger Consideration Shares (as defined in the BCA) and Pubco Warrants payable to the Managing Member pursuant to the BCA; and

(b) thereafter, to all Members pro rata in accordance with their Class A Units.

The allocations of Profit pursuant to this Section 5.02 are intended to result in each Member’s Capital Account, immediately after such allocations are made, equaling the fair market value of the Pubco Class A Stock and Pubco Warrants payable to such Member pursuant to the BCA on the Closing Date and this ARTICLE 5 shall be interpreted consistent with such intention.

5.03 Cash Election by Cash Member. In the event that a Cash Member elects under Section 11.02(a)(iii)(A) of this Agreement to receive their respective Ether Cash Equivalent, any Profits or Losses recognized in connection with the sale by the Company of such Cash Member’s respective Allocated Ether Amount shall be solely allocable to such Cash Member.

5.04 Taxes. For federal, state and local income tax purposes, items of income, gain, loss, deduction and credit shall be allocated to the Members in accordance with the allocations of the corresponding items for Capital Account purposes under this ARTICLE 5, except that items with respect to which there is a difference between tax and book basis will be allocated in accordance with Section 704(c) of the Code and the Treasury Regulations thereunder.

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5.05 Adjustments. In the event of a change in the interest of a Member during the course of a taxable period, allocations of profits and losses and other items arising during such period shall be made among the Members in a manner that complies with the provisions of Section 706 of the Code and the Treasury Regulations thereunder.

ARTICLE 6

MANAGEMENT

6.01 Management by Managing Member.

(a) The business and affairs of the Company shall be managed by the Managing Member, and ETH Partners is hereby appointed by the Members as the Managing Member of the Company. The Class B Member(s) shall have the sole right to designate a successor Managing Member from time to time; provided that, in the event that there is more than one Class B Member, any such successor Managing Member shall be selected by the holders of a majority of the outstanding Class B Units. It is the intent of the Members that the Managing Member of the Company be deemed to be the sole “manager” of the Company (as defined in Section 18-101(12) of the Act) for all purposes under the Act, subject to the provisions of Section 6.02. At no time shall the Company have any board of managers or board of directors.

(b) Except to the extent expressly provided in Section 6.01, Section 6.03, Section 11.01(a)(i), and Section 12.04, the Managing Member shall have full and exclusive power and authority on behalf of the Company to conduct, direct, and exercise control over all activities of the Company, to manage and administer the business and affairs of the Company, to make all determinations on behalf of the Company or otherwise under this Agreement, and to do or cause to be done any and all acts considered by the Managing Member to be necessary or appropriate to conduct the business of the Company, including the authority to bind the Company in making Contracts and incurring obligations in the Company’s name in the course of the Company’s business, without the need for approval by or any other consent from any other Member.

(c) Except to the extent that a Member is also the Managing Member or authority is delegated from the Managing Member to such Member in writing, no Member will have any authority to bind the Company or to transact any business for the Company. Except for those matters that, pursuant to the express provisions of this Agreement, require the consent or approval of Members, no Member (other than the Managing Member) shall have the right to vote, approve, or consent to any matter whatsoever, including any other matter that otherwise requires approval of Members under the Act, and each Member (other than the Managing Member) hereby waives any and all other voting, approval, and consent rights with respect to the Company, other than those rights expressly provided in this Agreement. The Managing Member may delegate to one or more Persons all or any part of its power, authority, and duties as Managing Member hereunder, including, pursuant to any management services agreement the Managing Member or the Company may enter into with any Affiliate of the Managing Member or the Company, except for such power and authority to consent to Restricted Decisions and any other matters expressly requiring a vote by or consent of the Members (other than the Managing Member) pursuant to this Agreement, which power and authority to consent or vote on such matters will be expressly retained by such Members.

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6.02 Standard of Care.

(a) Except for those duties expressly set forth in this Agreement, to the fullest extent permitted by Section 18-1101(c) of the Act, no Member (including the Managing Member) shall have any duties or liabilities, including fiduciary duties, to the Company or any other Member, and the provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities, including fiduciary duties, of the Managing Member or any other Member otherwise existing at law or in equity, are agreed by the Members to restrict or eliminate to such extent, such duties and liabilities of the Managing Member and such other Members. Notwithstanding the foregoing, nothing herein shall eliminate or limit (i) the express contractual provisions set forth herein or (ii) the implied contractual covenant of good faith and fair dealing.

(b) Each Member acknowledges its express intent, and agrees with each other Member for the mutual benefit of all the Members, that, except as expressly set forth in this Agreement:

(i) to the fullest extent permitted by applicable Law, no Member (including the Managing Member), in its capacity as Member (or in its capacity as the Managing Member, as applicable), nor any of such Member’s (or Managing Member’s) or any of its Affiliates’ respective directors, officers, stockholders, managers, members, partners, Affiliates, employees, Representatives, or agents (collectively, “Member-Associated Parties”), shall have or owe any fiduciary duty to the Company, any other Member, or any other Person in connection with the Company, the business and affairs of the Company, any act, omission, or decision in connection therewith, or any consent or approval given or withheld, or any other action taken, in each case, pursuant to this Agreement; provided, however, that nothing herein shall eliminate the implied contractual covenant of good faith and fair dealing; and

(ii) the provisions of this Section 6.02 will apply for the benefit of each Member (including the Managing Member), and, subject to Section 6.02(d) and the applicable standard set forth in Section 6.03 for granting or withholding any consent or approval with respect to the matters set forth in Section 6.03, no standard of care, duty, or other legal restriction or theory of liability shall limit or modify the right of any Member (including the Managing Member) to vote, or grant or withhold its consent or approval of any matter in the manner determined by such Member in its sole and absolute discretion, with or without cause, subject to such conditions as it shall deem appropriate, and without taking into account the interests of, and without incurring liability to, the Company, any other Member, or any of their respective Member-Associated Parties.

(c) To the maximum extent permitted by applicable Law, each Member hereby releases and forever discharges each of the other Members (including the Managing Member) and the Member-Associated Parties of the other Members, from all liabilities that such other Member (or its Member-Associated Parties) might owe, under the Act or otherwise, to the Company, the releasing Member, or its Affiliates on the ground that any decision of such other Member (including the Managing Member) to grant or withhold any vote, consent, or approval constituted the breach or violation of any standard of care, any fiduciary duty, or any other legal restriction or theory of liability applicable to such other Member or its Member-Associated Parties; provided, however, that nothing herein shall eliminate any Member’s (including the Managing Member’s) liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing. Notwithstanding anything in this Agreement to the contrary, nothing in this Section 6.02 shall limit or waive any Claims against, actions, rights to sue, other remedies, or other recourse of the Company, any Member (including the Managing Member), or any other Person may have against any Member (including the Managing Member) for a breach of contract claim relating to such Member’s (including the Managing Member’s) breach of any binding agreement, including any breach of this Agreement.

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(d) Notwithstanding the foregoing or any other provision of this Agreement to the contrary, whenever the Managing Member makes a determination or takes or declines to take (or causes or permits the Company to take or decline to take) any other action, in its capacity as Managing Member, as opposed to in its individual capacity, then, unless another express standard is provided for in this Agreement, the Managing Member shall make such determination or take or decline to take (or cause or permit the Company to take or decline to take) such other action in good faith and shall not be subject to any other or different standards (including fiduciary standards) imposed by this Agreement. A determination or other action or inaction will conclusively be deemed to be in “good faith” for all purposes of this Agreement if the Managing Member, in making such determination or taking or declining to take (or causing or permitting the Company to take or decline to take) such other action, (i) reasonably believes that the determination or other action or inaction is in the best interests of the Company and (ii) does not take or decline to take (or cause or permit the Company to take or decline to take) such action with intent to benefit any other business now owned or hereafter acquired by the Managing Member or any of its Affiliates to the detriment of the Company.

(e) Without limiting the foregoing, the Managing Member shall carry out its obligations hereunder in accordance with all applicable Laws and requirements of this Agreement.

6.03 Restricted Decisions. The Company shall not, and the Managing Member shall not cause the Company to, take any of the actions (including by the exercise or non-exercise of the Company’s direct or indirect approval rights in any other entity in which the Company directly or indirectly owns an interest) set forth on Schedule 6.03 (collectively, the “Restricted Decisions”) without having first obtained Class A Member Approval (which consent shall not be unreasonably withheld, conditioned, or delayed).

6.04 Officers. The Managing Member may from time to time as it deems advisable appoint officers of the Company to act on behalf of the Company and assign in writing titles (including president, vice president, secretary, and treasurer) to any such person, and any such assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with such title. Each such officer shall hold office until his successor shall have been duly appointed or until his death, resignation, or removal. Any such officer may be removed by the Managing Member at any time for any reason, with or without cause, in its sole discretion. Any new or replacement officer shall be duly appointed in writing by the Managing Member. All officers shall serve at the discretion of and subject to the direction of the Managing Member. The Managing Member shall be responsible for the actions or inactions of the officers of the Company to the same extent as the Managing Member would be responsible if such actions and inactions were taken by the Managing Member. Each person listed below is hereby appointed to the office set forth opposite such person’s name, to serve until such person’s successor shall have been duly appointed or until such person’s earlier death, resignation, or removal:

Name	Title
Jonathan Christodoro	President
David Merin	Secretary

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6.05 Business Opportunities.

(a) Each of the Members, including the Managing Member, and each of their respective Affiliates (collectively, the “Member Affiliated Parties”) may engage in and possess interests in business ventures of any and every type and description, independently or with others, including ones in competition with the Company, with no obligation to offer to the Company or any other Member Affiliated Party the right to participate therein. Subject to the Section 6.03 the Company may transact business with any Member Affiliated Party, and no Member Affiliated Party shall be restricted in its right to conduct, individually or jointly with others, for its own account any business activities. No Member Affiliated Party shall have any duty or obligation, express or implied, fiduciary or otherwise, to account to, or to share the results or profits of such business activities with, the Company or any Affiliate of any other Member Affiliated Party by reason of such business activities. The provisions of this Section 6.05 constitute an agreement to modify or eliminate, as applicable, fiduciary duties pursuant to the provisions of Section 18-1101 of the Act.

(b) In furtherance of the foregoing, but subject to Section 6.03, each Member:

(i) renounces in advance each and every interest or expectancy it or any of its Member Affiliated Parties might be considered to have under the Act, at common law or in equity, by reason of its membership in the Company in any business opportunity, or in any opportunity to participate in any business opportunity, in any business or industry in which any other Member Affiliated Party now or in the future engages, that is presented to the Company, to any other Member Affiliated Party or to any present or future partner, member, director, officer, manager, supervisor, employee, agent, or Representative of the Company or of any other Member Affiliated Party; and

(ii) waives and consents to the elimination of any fiduciary or other duty, including any duty of loyalty, that any other Member Affiliated Party might be considered to owe to the waiving Member, at common law or in equity, by reason of the waiving Member’s membership in the Company, to offer to the Company or the waiving Member or any of its Member Affiliated Parties any such business opportunity, or in any such opportunity to participate in any such business opportunity.

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(c) The Company:

(i) renounces in advance each and every interest or expectancy it might be considered to have under the Act, at common law, or in any business opportunity, or in any opportunity to participate in any business opportunity, in any business or industry in which any Member Affiliated Party now or in the future engages, which is presented to such Member Affiliated Party or to any present or future partner, member, director, officer, manager, supervisor, employee, agent, or Representative of such Member or any of its Member Affiliated Parties; and

(ii) waives and consents to the elimination of any fiduciary or other duty, including any duty of loyalty, that any Member Affiliated Party might be considered to owe to the Company, at common law or in equity, by reason of such Member’s membership in the Company, to offer to the Company any such business opportunity, or in any such opportunity to participate in any such business opportunity.

6.06 Exculpation and Indemnification.

(a) To the fullest extent permitted by Law, each Member (including the Managing Member), each present and former officer of the Company, and each present and former Affiliate of a Member, and each of their respective present and former officers, directors, stockholders, partners, members, managers, employees, Affiliates, representatives, and agents, and their respective successors, heirs, and legal and personal representatives (each, a “Covered Person”) shall have no liability to the Company, any Member, or any other Person and is hereby exculpated from any liability arising out of or relating to the Company, its business, assets, properties, Subsidiaries, or liabilities or any act or omission performed or omitted by such Covered Person in relation thereto; provided, however, that the foregoing shall not eliminate any Covered Person from liability resulting from fraud, gross negligence, or the willful misconduct of such Covered Person, a breach of the express provisions of this Agreement, or a bad faith breach of the implied contractual covenant of good faith and fair dealing. Notwithstanding the foregoing, nothing in this Section 6.06 shall be deemed to impose fiduciary duties on any Member (including the Managing Member) or otherwise modify or limit the standard of care set forth in Section 6.02.

(b) To the fullest extent permitted by Law, the Company shall indemnify and hold harmless each Covered Person from and against any and all Claims in which such Covered Person may be involved, or threatened to be involved, as a party, a witness, or otherwise, arising out of or relating to the Company, its business, assets, properties, Subsidiaries, or liabilities or any act or omission performed or omitted by such Covered Person in relation thereto; provided, however, that no Covered Person shall be entitled to indemnification under this Section 6.06(b) with respect to any Claim to the extent (i) resulting from (A) fraud, gross negligence, or the willful misconduct of such Covered Person, (B) any breach of the express provisions of this Agreement, or (C) any bad faith breach of the implied contractual covenant of good faith and fair dealing or (ii) initiated by such Covered Person unless such Claim (or part thereof) (A) was brought to enforce such Person’s rights to indemnification hereunder or (B) was authorized or consented to by the Managing Member in connection with Claims brought against such Covered Person by Persons that are not the Company (or any of its Subsidiaries) or Affiliates of the Company or any of its Subsidiaries. Expenses incurred by a Covered Person in defending any Claim shall be paid by or on behalf of the Company in advance of the final disposition of such Claim upon receipt by the Company of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be ultimately determined that such Covered Person is not entitled to be indemnified by the Company as authorized by this Section 6.06(b).

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(c) The Company acknowledges and agrees that the obligation of the Company under this Agreement to indemnify or advance expenses to any Covered Person for the matters covered hereby shall be the primary source of indemnification and advancement for such Covered Person in connection therewith, and any obligation on the part of any other indemnitor under any other agreement to indemnity or advance expenses to such Covered Person shall be secondary to the Company’s obligation and shall be reduced by any amount that such Covered Person may collect as indemnification or advancement from the Company. Subject to the foregoing, the Company shall be subrogated to the rights of such Covered Person against, and shall be entitled to seek contribution from, any third party, including any insurance company, that is not an Affiliate of any Member (or any insurance policy covering such Member or its Affiliates) to recover the amount of such indemnification (or such portion thereof as to which the Company shall be entitled to contribution) after the Covered Person shall have been fully and completely indemnified (whether pursuant to this Agreement or otherwise) in respect of the Claim which gave rise to such indemnification. Any such Covered Person shall fully cooperate with the Company, at the Company’s expense, in its efforts to enforce against any such third party the rights to which it is so subrogated.

(d) The Company, as an indemnifying party from time to time, agrees that, to the fullest extent permitted by applicable Law, its obligation to indemnify Covered Persons under this Agreement shall apply to any amounts expended by any other indemnitor under any other agreement in respect of indemnification or advancement of expenses to any Covered Person in connection with any Claims to the extent such amounts extended by such other indemnitor are on account of any unpaid indemnity amounts hereunder.

(e) The right of any Covered Person to the indemnification provided herein is cumulative of, and in addition to, any and all rights to which such Covered Person may otherwise be entitled by Contract or as a matter of Law or equity, and extend to such Covered Person’s successors, assigns, and legal representatives.

(f) If this Section 6.06 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction or properly constituted arbitration panel, then the Company shall nonetheless, to the fullest extent permitted by applicable Law, indemnify and hold harmless each Person entitled to be indemnified pursuant to this Section 6.06 as to liabilities to the full extent permitted by any applicable portion of this Section 6.06 that shall not have been invalidated.

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ARTICLE 7

DISPOSITIONS AND RESTRICTIONS ON DISPOSITIONS

7.01 General Restrictions on Dispositions. Except as otherwise expressly provided in this Section 7.01, Membership Interests may not be Disposed of without the prior written consent of the Managing Member, which consent may be withheld in its sole discretion. Any purported Disposition in violation of this Section 7.01 shall be null and void ab initio and of no force or effect. Any Disposition consented to by the Managing Member shall be subject to the transferee executing a joinder to this Agreement in form and substance acceptable to the Managing Member, agreeing to be bound by all the terms and conditions of this Agreement.

ARTICLE 8

TAXES

8.01 Tax Returns. The Company shall use commercially reasonable efforts to provide to each Member as soon as reasonably practicable after the end of each taxable year a U.S. Internal Revenue Service Schedule K-1 (Partner's Share of Income, Deductions, Credits, etc.), or any successor schedule or form with respect to such Member’s interests in the Company for such period and such other information as may be reasonably requested by a Member for such Member or its direct or indirect equity owners to complete their respective income tax returns.

8.02 Certain Tax Matters.

(a) Subject to Section 6.03 and Section 8.02(b), the Company shall make any election the Managing Member may deem appropriate.

(b) The Company shall be classified as a partnership and not as a corporation for U.S. federal income tax purposes and the Managing Member is hereby authorized to take any action necessary or desirable to ensure and preserve such treatment. Neither the Company nor any Member shall take or permit any action that would cause the Company to be treated as other than a partnership for U.S. federal income tax purposes, or take any position for reporting purposes or in any proceeding or otherwise that is inconsistent with such treatment, unless so required by applicable Laws. The Company shall not elect, pursuant to Section 761(a) of the Code, to be excluded form the provisions of subchapter K of the Code.

8.03 Partnership Representative.

(a) The Managing Member shall serve as the “partnership representative” of the Company within the meaning of Section 6223(a) of the Code (the “Partnership Representative”). The Managing Member is hereby directed and authorized to take whatever steps it, in its reasonable discretion, deems necessary or desirable to perfect such designation, including filing any forms or documents with the Internal Revenue Service, designating an individual to serve as the sole individual through whom the Partnership Representative will act, and taking such other action as may from time to time be required under the Treasury Regulations. All references to the Partnership Representative herein shall include such designated individual (a “Partner”), unless the context requires otherwise. Each Partner hereby consents to such appointment or designation and agrees that upon the request of the Partnership Representative, it will execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent.

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(b) The Managing Member will remain as the Partnership Representative so long as it retains any ownership interests in the Company unless it requests that it not serve as Partnership Representative.

(c) The Partnership Representative shall have all of the rights, powers and authority to discharge all of the obligations of a “partnership representative” under the Partnership Audit Rules, including the authority to represent the Company (at the Company’s expense including reasonable, documented out-of-pocket fees for professional services) in any administrative or judicial disputes, controversies, or proceedings with the Internal Revenue Service (the “IRS”) and any other U.S. governmental authority with jurisdiction to tax and to make any elections available under the Partnership Audit Rules in connection therewith.

(d) The Partnership Representative may make or cause to be made, with respect to the Company and the Members, a timely and valid election under Section 6226 of the Code (a “Push-Out Election”) (i) with respect to any material imputed underpayment and material partnership adjustments by the IRS or (ii) in connection with a material administrative adjustment request. The Members shall comply with the terms of the Push-Out Election and otherwise cooperate with the Partnership Representative with respect to the Push-Out Election.

(e) If a Push-Out Election is not made, the Partnership Representative shall apportion the responsibility for any U.S. federal income tax liability, and any interest and penalties with respect thereto, incurred by the Company under the Partnership Audit Rules (an “Audit Liability”) among the Members based on the adjustments (if any) giving rise to the Audit Liability attributable to each Member (taking into account, for purposes of such apportionment, the effect of the status of, and actions taken by, such Member on the computation of the amount of the Audit Liability), and each Member shall be required to promptly contribute the amount of its share of the Audit Liability to the Company.

(f) The Partnership Representative shall be entitled to be reimbursed by the Company for all costs and expenses incurred by it in connection with any administrative or judicial proceeding relating to tax matters of the Company and the Members in their capacity as such, and to be indemnified by the Company with respect to any action brought against it in connection with any judgment in or settlement of any such proceeding.

(g) This Section 8.03 shall apply mutatis mutandis with respect to any similar provisions of state, local or non-U.S. Law.

(h) The provisions of, and each Member’s obligations to comply with the requirements of, this Section 8.03 shall survive the Member’s ceasing to be a Member of the Company and the termination, dissolution, liquidation, or winding up of the Company.

8.04 Withholding.

(a) The Company shall be entitled to deduct and withhold from any payment, allocation, or distribution to a Member to the extent required by applicable Law. Any amount so deducted and withheld shall be properly paid over to the applicable Governmental Authority and shall be treated for all purposes of this Agreement as having been paid, allocated, or distributed to the Member for purposes of this Agreement.

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(b) Each Member shall, upon the request of the Managing Member, promptly, and in any event within fourteen (14) days of any such request, or, if so notified in such request, within seven (7) days of such request, furnish to the Managing Member any information in its possession, representations, certificates or forms that are reasonably necessary in order for the Managing Member to ascertain such Member’s Tax status and to withhold Tax or to file Tax returns and reports or to furnish Tax information to the relevant Tax authorities, provided, further, that each Ether Member shall, within ninety (90) days of the date hereof, deliver to the Company records to substantiate such Ether Member’s tax basis in the Ether contributed by such Ether Member, and shall provide such other information, documentation or records reasonably available to such Ether Member that are reasonably requested by the Company for purposes of substantiating the Company’s tax basis in such Ether for purposes of Section 723 of the Code. Each Member shall timely execute any and all documents, opinions, instruments and certificates as the Managing Member shall reasonably request or that are otherwise required to effectuate the foregoing, and shall take such actions as the Managing Member may reasonably request in connection with the foregoing. To the extent only that a Member has failed to comply with a request made under this Section 8.04, the Managing Member shall be entitled to make such assumptions as to the financial, fiscal, Tax or other standing of such Member as it sees fit in order to enable the Managing Member to withhold Tax or to file any Tax returns, as deemed necessary by it.

8.05 ECI Limitation.

Until such time as the Members enter into the Second A&R Company LLCA (as defined in the BCA) in connection with the Closing (as defined in the BCA), the Managing Member shall at all times use its reasonable best efforts to operate the Company such that no Member that is not a United States person within the meaning of Section 7701(a)(30) of the Code shall receive any income treated as "effectively connected with a trade or business within the United States" within the meaning of Section 864(c) of the Code.

ARTICLE 9

WITHDRAWAL

9.01 No Right of Voluntary Withdrawal. A Member has no power or right to voluntarily Withdraw from the Company without the prior written consent of all remaining Members, in their sole and absolute discretion.

9.02 Deemed Withdrawal. A Member is deemed to have Withdrawn from the Company if such Member is Bankrupt or if it is unlawful for a Member to continue to be a Member. If there occurs an event that makes it unlawful for a Member to continue to be a Member, then the Members shall negotiate in good faith to determine a workaround to allow such Member to continue to receive the benefits of being a Member.

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9.03 Effect of Withdrawal. A Member that is deemed to have Withdrawn pursuant to Section 9.02 (a “Withdrawn Member”) must comply with the following requirements in connection with its deemed Withdrawal:

(a) The Withdrawn Member ceases to be a Member, and shall not have any of the rights of a Member under this Agreement or the Act, immediately upon the occurrence of the applicable Withdrawal event.

(b) The Withdrawn Member shall be entitled to receive distributions from the Company only as set forth in Section 18-702(b)(2) of the Act and Section 9.03(e) but shall not be entitled to exercise any voting or consent rights or to receive any information or reports (or to have access to information) from the Company. Except as set forth in Section 9.03(g), the Unreturned Contribution Percentage of such Withdrawn Member shall not be taken into account in calculating the Unreturned Contribution Percentages of the remaining Members for any purposes of this Agreement.

(c) The Withdrawn Member must pay to the Company all amounts owed to it by such Withdrawn Member.

(d) The Withdrawn Member shall remain obligated for all liabilities it may have under this Agreement or otherwise with respect to the Company that accrued prior to the Withdrawal.

(e) The Withdrawn Member shall be entitled to receive, in such capacity, its share of the Profits and Losses of the Company and to receive its portion of each distribution that is made by the Company pursuant to Section 5.01, Section 5.02, and Section 11.02 as if it held the Membership Interest held immediately prior to its Withdrawal. From the date of the Withdrawal to the date on which the Company is dissolved and its affairs wound up in accordance with ARTICLE 11, the former Capital Account balance of the Withdrawn Member shall be recorded as a contingent obligation of the Company, and not as a Capital Account. The rights of a Withdrawn Member under this Section 9.03(e) shall (A) be subordinate to the rights of any other creditor of the Company, (B) not include any right on the part of the Withdrawn Member to receive any interest or other amounts with respect thereto (except as may otherwise be provided in the evidence of any Indebtedness of the Company owed to such Withdrawn Member); (C) not require any Member to make a Capital Contribution or a loan to permit the Company to make a distribution or otherwise to pay the Withdrawn Member; and (D) be treated as a liability of the Company for purposes of Section 11.02.

(f) Except as set forth in Section 9.03(e), a Withdrawn Member shall not be entitled to receive any return of its Capital Contributions or other payment from the Company in respect of its Membership Interest.

(g) The Unreturned Contribution Percentages of the remaining Members shall be amended to reflect the Withdrawal of the Withdrawn Member and the elimination of such Withdrawn Member’s Unreturned Contribution Percentage, and such Withdrawn Member’s Class A Units or Class B Units, as applicable, shall be deemed cancelled and extinguished.

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(h) All costs and expenses incurred by the Withdrawn Member in connection with its Withdrawal shall be borne by such Withdrawn Member, and the Withdrawn Member shall reimburse all other Members for all costs and expenses incurred by such Members in connection with such Withdrawal.

ARTICLE 10

DISPUTE RESOLUTION

10.01 Disputes. This Article 10 shall apply to any dispute arising under or related to this Agreement (whether arising in contract, tort, or otherwise, and whether arising at law or in equity), including (a) any dispute regarding the construction, interpretation, performance, validity, or enforceability of any provision of this Agreement or whether any Person is in compliance with, or breach of, any provisions of this Agreement, and (b) subject to Section 10.02, any deadlock among the Members with respect to any matter subject to a vote of the Members, and (c) the applicability of this Article 10 to a particular dispute. Notwithstanding the foregoing, this Article 10 shall not apply to any matters that, pursuant to the provisions of this Agreement, are to be determined solely by the Managing Member. Any dispute to which this Article 10 applies is referred to herein as a “Dispute.” With respect to a particular Dispute, each Member that is a party to such Dispute is referred to herein as a “Disputing Member.” The provisions of this Article 10 shall be the exclusive method of resolving Disputes.

10.02 Negotiation to Resolve Disputes. If a Dispute arises, the Disputing Members (or agents thereof) shall promptly meet (whether by telephone or in person) in a good faith attempt to resolve the Dispute.

10.03 Courts. If a Dispute is still unresolved following ten (10) Business Days after the Disputing Members attempted in good faith to resolve the Dispute in accordance with Section 10.02, then any of such Disputing Members may submit such Dispute to the Court of Chancery of the State of Delaware or, in the event that such court does not have jurisdiction over the subject matter of such dispute, to another court of the State of Delaware or a U.S. federal court located in the State of Delaware (collectively, “Delaware Courts”). Each of the Members irrevocably submits to the exclusive jurisdiction of, and agrees not to commence any action, suit, or proceeding relating to a Dispute except in, the Delaware Courts and hereby consents to service of process in any such Dispute by the delivery of such process to such party at the address and in the manner provided in Section 12.01. Each of the Members hereby irrevocably and unconditionally waives any objection to the laying of venue in any Dispute in the Delaware Courts and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any action, suit, or proceeding brought in any such court has been brought in an inconvenient forum. EACH MEMBER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, RELATING TO, OR OTHERWISE WITH RESPECT TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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10.04 Specific Performance. The Members understand and agree that (a) irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms, (b) although monetary damages may be available for the breach of such covenants and agreements, such monetary damages are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement, would be an inadequate remedy therefor and shall not be construed to diminish or otherwise impair in any respect any Member’s or the Company’s right to specific performance, and (c) the right of specific performance is an integral part of the transactions contemplated by this Agreement and without that right none of the Members would have entered into this Agreement. It is accordingly agreed that, in addition to any other remedy that may be available to it, including monetary damages, each of the Members and the Company shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. Each of the Members further agrees that neither the Company nor any Member shall be required to obtain, furnish, or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10.04, and each Member waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing, or posting of any such bond or similar instrument.

ARTICLE 11

DISSOLUTION, WINDING-UP AND TERMINATION

11.01 Dissolution.

(a) The Company shall dissolve and its affairs shall be wound up on the first to occur of the following events (each a “Dissolution Event”):

(i) consent of ETH Partners and Class A Member Approval;

(ii) an event that makes it unlawful for the business of the Company to be carried on; or

(iii) termination of the BCA in accordance with its terms.

(b) Each Member hereby expressly waives its right to make an application for, or otherwise seek or pursue, the dissolution of the Company pursuant to Section 18-802 of the Act.

11.02 Winding-Up and Termination.

(a) On the occurrence of a Dissolution Event, the Managing Member shall, or shall designate another Person to, serve as liquidator (the “Liquidator”). The Liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of winding-up shall be borne as a Company expense. Until final distribution, the Liquidator shall continue to operate the Company properties with all of the power and authority of the Members. The steps to be accomplished by the Liquidator are as follows:

(i) as promptly as possible after dissolution and again after final winding-up, the Liquidator shall cause a proper accounting to be made of the Company’s assets and liabilities through the last calendar day of the month in which the dissolution occurs or the final winding-up is completed, as applicable;

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(ii) the Liquidator shall discharge from Company funds all of the Indebtedness of the Company and other debts, liabilities, expenses, and obligations of the Company (including all expenses incurred in winding-up) (collectively, the “Company Liabilities”) or otherwise make adequate provision for payment and discharge thereof; ; and

(iii) all remaining assets of the Company shall be distributed to the Members as follows:

(A) to each Member, other than ETH Partners, the Liquidator shall distribute, at such Member’s election, either (1) an amount of Ether equal to their Allocated Ether Amount or (2) an amount of cash equal to their Ether Cash Equivalent. For the avoidance of doubt, in no event shall a Member be entitled to a combination of cash and Ether as a result of the election provided for in this Section 11.02(a)(iii); and

(B) any remaining Company property (including cash) after clause (A) and (B) of this Section 11.02(a)(iii) shall be distributed among the Members pro rata in accordance with the positive balances, if any, of each Member’s Capital Account; and those distributions shall be made before the end of the taxable year in which liquidation of the Company occurs or, if later, within ninety (90) days after the date of the liquidation of the Company.

(b) The distribution of cash or property to a Member in accordance with the provisions of this Section 11.02 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its Membership Interest and all the Company’s property and constitutes a compromise to which all Members have consented pursuant to Section 18-502(b) of the Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

(c) No dissolution or termination of the Company shall relieve a Member from any obligation to the extent such obligation has accrued as of the date of such dissolution or termination.

11.03 Deficit Capital Accounts. No Member will be required to pay to the Company, to any other Member or to any third party any deficit balance that may exist from time to time in its or another Member’s Capital Account.

11.04 Certificate of Cancellation. On completion of the distribution of Company assets as provided herein, the Managing Member shall take such actions as may be necessary to terminate the existence of the Company. Upon the filing of such certificate of cancellation, the existence of the Company shall terminate (and the Term shall end), except as may be otherwise provided by the Act or other applicable Law.

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ARTICLE 12

GENERAL PROVISIONS

12.01 Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests, or consents provided for or permitted to be given under this Agreement must be in writing and must be delivered to the recipient by electronic mail (a copy of which may be delivered in person or by courier or mail). A notice, request, or consent given under this Agreement is effective on receipt by the applicable Member. All notices, requests, and consents to be sent to a Member must be sent to or made at the addresses given for that Member on Exhibit A or such other address as that Member may specify by notice to the Managing Member and the other Members. Any notice, request, or consent to the Company must be given to all of the Members. Whenever any notice is required to be given by Law, the Delaware Certificate, or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

12.02 Entire Agreement; Superseding Effect. This Agreement and the Subscription Agreements constitute the entire agreement of the Members and their Affiliates relating to the Company and the transactions contemplated hereby and supersede all provisions and concepts contained in all prior agreements.

12.03 Effect of Waiver or Consent. Except as otherwise provided in this Agreement, a waiver or consent, express or implied, to or of any breach or default by any Member in the performance by that Member of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Member of the same or any other obligations of that Member with respect to the Company. Except as otherwise provided in this Agreement, failure on the part of a Member to complain of any act of any Member or to declare any Member in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Member of its rights with respect to that default until the applicable statute of limitations has run.

12.04 Amendment or Restatement. Each of this Agreement and the Delaware Certificate may, subject to Section 6.03, be amended or restated only by a written instrument executed (or, in the case of the Delaware Certificate, approved) by the Managing Member.

12.05 Binding Effect. Subject to the restrictions on Dispositions set forth in this Agreement, this Agreement is binding on and shall inure to the benefit of the Members and their respective successors and permitted assigns.

12.06 Governing Law; Severability. THIS AGREEMENT, AND ANY CLAIM ARISING OUT OF, RELATING TO OR OTHERWISE WITH RESPECT TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY, IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and any mandatory, non-waivable provision of the Act, such provision of the Act shall control. If any provision of the Act provides that it may be varied or superseded in a limited liability company agreement (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter. If any provision of this Agreement or the application thereof to any Member or circumstance is held invalid or unenforceable to any extent, (a) the remainder of this Agreement and the application of that provision to other Members or circumstances is not affected thereby, and (b) the Members shall negotiate in good faith to replace that provision with a new provision that is valid and enforceable and that puts the Members in substantially the same economic, business, and legal position as they would have been in if the original provision had been valid and enforceable.

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12.07 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions; provided, however, that this Section 12.07 shall not obligate a Member to furnish guarantees or other credit supports by such Member’s Parent or other Affiliates.

12.08 Article 8 of the Uniform Commercial Code. No Member may elect to cause any Membership Interest or other Equity Interest held by a Class B Member to constitute a “security” within the meaning of Article 8 of the Uniform Commercial Code as in effect from time to time in the State of Delaware or Article 8 of the Uniform Commercial Code of any other applicable jurisdiction.

12.09 Waiver of Certain Rights. Each Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company.

12.10 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

12.11 Expenses. Each Member shall bear its own transaction costs and any other costs and expenses incurred in connection with being a Member, holding its Membership Interest, and administering its rights and obligations under this Agreement.

12.12 Public Announcements. No press release or other public announcement or public statement or comment in response to any inquiry relating to this Agreement or the transactions contemplated hereby shall be issued or made by any Member or any of its Affiliates without the consent of the Managing Member; provided, however, that a press release or other public announcement or regulatory filing, statement, or comment may be made without such consent if it is made in order to comply with applicable Laws or the rules of an applicable National Securities Exchange.

[Remainder of page intentionally left blank. Signature page follows.]

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IN WITNESS WHEREOF, the Members have executed and delivered this Agreement as of the date first set forth above.

ETH PARTNERS LLC,
as Managing Member

By:	/s/ Jonathan Christodoro
	Name:	Jonathan Christodoro
	Title:	President

[Signature page to Amended and Restated Limited Liability Company Agreement of The Ether Reserve LLC]

SCHEDULE 6.03

Restricted Decisions

1. Amend or waive any provisions of the Delaware Certificate or this Agreement in a manner that adversely affects the Class A Members’ interest in the Company (in each case for which the Class A Member Approval may be granted or withheld in the Class A Members’ sole discretion).

2. Pay or declare any dividend or distribution on any Equity Interest of the Company.

3. Redeem or repurchase any Equity Interests of the Company.

4. Authorize or issue any new or additional Class A Units, Class B Units, or other Equity Interests of the Company, other than (i) as contemplated by this Agreement and the BCA and (ii) subscriptions for Class A Units on terms that are no more favorable to such subscribers than the terms of the Subscription Agreements to the Class A Investors.

5. Convert the Company to an entity other than a limited liability company or other limited liability entity, or dissolve or liquidate the Company (including pursuant to Section 11.01), or take any voluntary action to cause the Company to become Bankrupt.

Notwithstanding anything to the contrary in this Schedule 6.03, the following shall not be Restricted Decisions:

1. The issuance of any Adjustment Units (as defined in the Subscription Agreements) or Aggregate Staking Units (as defined in the Subscription Agreements).

2. The redemption of any Class A Units by the Company if the Company is required to do so pursuant to any Subscription Agreement to keep a Class A Member’s beneficial ownership below a specified percentage.

3. Any action the Company is required to take pursuant to the BCA, including entry into the Second A&R Company LLCA (as defined in the BCA).

Schedule 6.03 – Page 1

ANNEX C

FORM OF SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

CONFIDENTIAL

Execution Version

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

THE ETHER RESERVE LLC

A Delaware Limited Liability Company

[•], 2025

THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR REGISTERED OR QUALIFIED UNDER ANY SECURITIES OR BLUE SKY LAWS OF ANY STATE OR JURISDICTION. THEREFORE, THE SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED UNTIL A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR THE APPLICABLE STATE SECURITIES OR BLUE SKY LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD TO THE PROPOSED TRANSFER OR REGISTRATION OR QUALIFICATION UNDER THE SECURITIES ACT OR BLUE SKY LAWS IS NOT REQUIRED IN CONNECTION WITH THE PROPOSED TRANSFER.

i

ii

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

THE ETHER RESERVE LLC

This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as may be amended, supplemented, restated, or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”) of The Ether Reserve LLC, a Delaware limited liability company (the “Company”), dated as of [●], 2025, (the “Amendment and Restatement Date”), is adopted and executed pursuant to Section 12.04 of the A&R LLC Agreement by the Company and each person listed as a Member on Exhibit A attached hereto as of the date hereof (each, a “Member” and together, the “Members”). Capitalized terms used in this Agreement shall have the respective meanings set forth in Section 1.1.

RECITALS

WHEREAS, on June 24, 2025, the Company was formed in accordance with the Delaware Limited Liability Company Act (together with any successor statute, as amended from time to time, the “Act”), and, in connection therewith, a Certificate of Formation of the Company (the “Delaware Certificate”) was filed in the Office of the Secretary of State of Delaware, and the Company’s business and affairs were initially governed pursuant to the Limited Liability Company Agreement of the Company, effective as of June 24, 2025 (the “Company LLC Agreement”);

WHEREAS, the Company LLC Agreement was amended and restated by the Amended and Restated Limited Liability Company Agreement, dated as of July 21, 2025 (the “A&R LLC Agreement”);

WHEREAS, on July 21, 2025, (i) the Company, (ii) Dynamix Corporation, a Cayman Islands exempted company (“SPAC”), (iii) The Ether Machine, Inc., a Delaware corporation (“Pubco”), (iv) ETH SPAC Merger Sub Ltd., a Cayman Islands exempted company (“SPAC Merger Sub”), (v) Ethos Sub 1, Inc., a Delaware corporation and a wholly owned subsidiary of SPAC (“SPAC Subsidiary A”), (vi) Ethos Sub 2, Inc., a Delaware corporation and a wholly owned subsidiary of SPAC Subsidiary A (“SPAC Subsidiary B”), (vii) Ethos Sub 3, Inc., a Delaware corporation and a wholly owned subsidiary of SPAC Subsidiary B (“Company Merger Sub”), and (viii) ETH Partners LLC, a Delaware limited liability company (the “Seller”), entered into that certain Business Combination Agreement (as amended, modified, supplemented or waived from time to time, the “BCA”), pursuant to which, among other things, (a) Company Merger Sub will merge with and into the Company, with the Company surviving as an indirect subsidiary of Pubco, and certain Class A Members (as defined below) will receive a number of Company Exchange Units (as defined below) in exchange for the Class A Units (as defined below) held by such members, as set forth next to each such Member’s name in Exhibit A hereto, (b) all other Class A Members will exchange their Class A Units for Class A Common Stock (as defined below), such that no Class A Unit will remain outstanding, and (c) all Class B Members (as defined below) will exchange their Class B Units (as defined below) for Class B Common Stock, par value $0.01 per share, of Pubco (“Class B Common Stock”), such that no Class B Unit will remain outstanding;

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, from and after the Closing (as defined in the BCA), the Company and Pubco intend, among other things, to take such action as may be required to maintain at all times a one-to-one ratio between the number of Common Units owned by the Pubco Holdings Group (as defined below) and the number of outstanding shares of Class A Common Stock, including with respect to any Class A Common Stock issuable upon exercise of Pubco Warrants or as Earnout Shares;

WHEREAS, the outstanding interests in the Company as of the Closing shall consist of the Common Units and the Company Warrants; and

WHEREAS, in connection with the Closing, the Managing Member (as defined in the A&R LLC Agreement) wishes to amend and restate the A&R LLC Agreement to reflect the issuance of Common Units and Company Warrants on the date hereof and certain related matters, all on the terms set forth herein and effective as of the Amendment and Restatement Date.

NOW, THEREFORE, pursuant to and in accordance with Section 12.04 of the A&R LLC Agreement, the A&R LLC Agreement is hereby amended as follows:

Article I.
Definitions

Section 1.1 Definitions. As used in this Agreement and the Schedules and Exhibits attached to this Agreement, the following definitions shall apply:

“A&R LLC Agreement” has the meaning assigned to that term in the Recitals.

“Act” has the meaning assigned to that term in the Recitals.

“Additional Membership Interests” has the meaning assigned to that term in Section 5.1(b).

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year (or other applicable period) after giving effect to the following adjustments:

(a) Credit to such Capital Account any amounts that such Member is obligated to restore or is deemed to be obligated to restore pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c) or the respective penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b) Debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and will be interpreted consistently therewith.

“Affiliate” means, with respect to any specified Person, (a) each entity that such Person Controls; (b) each Person that Controls such Person, including, in the case of a Member, such Member’s Parent, if any; and (c) each entity that is under common Control with such Person, including, in the case of a Member, each entity that is Controlled by such Member’s Parent, if any; provided that, with respect to any Member, an Affiliate shall include (y) a limited partnership or a Person Controlled by a limited partnership if the entity serving as general partner of such limited partnership is Controlled by such Member’s Parent, if any, or (z) a limited liability company or a Person Controlled by a limited liability company if the entity serving as the managing member or manager of the limited liability company is Controlled by such Member’s Parent, if any.

“Agreement” has the meaning assigned to that term in the preamble.

“Amended and Restated Registration Rights Agreement” has the meaning assigned to that term in the BCA.

“Amendment and Restatement Date” has the meaning assigned to that term in the preamble.

“Applicable Sale” has the meaning assigned to that term in Section 9.5(a).

“Applicable Sale Notice” has the meaning assigned to that term in Section 9.5(c).

“Arbitration Proceeding” has the meaning assigned to that term in Section 5.5(a)(iv)(D).

“Arbitrator” has the meaning assigned to that term in Section 5.5(a)(iv)(D).

“Audit Liability” has the meaning assigned to that term in Section 10.3(d).

“Bankruptcy” or “Bankrupt” means, with respect to any Person, that such Person (a) makes a general assignment for the benefit of creditors; (b) becomes subject to any voluntary or involuntary case or proceeding under the Bankruptcy Code or any other Debtor Relief Laws; (c) files a petition or answer seeking for such Person a reorganization, arrangement, composition, readjustment, liquidation, dissolution, winding up, or similar relief under any Debtor Relief Laws; (d) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in clauses (a) through (c); (e) dissolves, is reorganized, or has its affairs wound up pursuant to applicable Laws, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings; or (f) seeks, consents to, or acquiesces in the appointment of, or taking possession by, a trustee, receiver, or liquidator or other custodian of such Person or of all or any substantial part of such Person’s properties. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Section 18-101(1) and Section 18-304 of the Act.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.), as amended from time to time.

“BCA” has the meaning assigned to that term in the Recitals.

“Blocker Dispute” has the meaning assigned that term in Section 5.5(a)(iv)(D).

“Blocker Dispute Parties” has the meaning assigned that term in Section 5.5(a)(iv)(D).

“Blocker Exchange” has the meaning assigned to that term in Section 5.5(a)(iv).

“Blocker Exchange Date” means, with respect to any Blocker Exchange, the first (1st) Trading Day following the later of (i) twelve (12) Business Days after the Exchange Notice Date or (ii) the resolution of all Blocker Disputes.

“Blocker Merger” has the meaning assigned to that term in Section 5.5(a)(iv).

“Blocker Shareholders” means, collectively, the Person(s) who directly hold the outstanding Equity Interests in an Eligible Blocker.

“Blocker Tax Liability” means, with respect to an Eligible Blocker that has delivered an Exchange Notice, the total amount of tax (including any interest and penalties) that would be due and payable by such Eligible Blocker for all tax periods or portions thereof ending on or prior to the Blocker Exchange Date, calculated based on reasonable projections of taxable income from the Company and assuming the Eligible Blocker’s tax year ends on the Blocker Exchange Date (regardless of whether such taxes would then be due and payable).

“Board” means the board of directors of Pubco, as constituted at any given time.

“Business Day” means any day other than a Saturday, a Sunday, or a holiday on which national banking associations in the States of New York and Delaware are authorized or required by applicable Law to be closed.

“Capital Account” means the account maintained by the Company for each Member in accordance with Section 5.4.

“Capital Contribution” means, with respect to any Member, the aggregate amount of the cash and the fair market value of any other property contributed, or deemed to be contributed, to the Company by such Member from time to time.

“Capitalized Lease” means any lease that is classified, in accordance with GAAP, as a Capital Lease as defined by GAAP.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount required by GAAP to be recorded as a liability on a balance sheet in respect of a Capitalized Lease.

“Carrying Value” means, with respect to each asset of the Company, such asset’s adjusted basis for U.S. federal income tax purposes, except as follows:

(a) the initial Carrying Value of any asset contributed by a Member to the Company shall be the gross Fair Market Value of such asset as of the date of such contribution;

(b) the Carrying Values of all Company assets shall be adjusted to equal their respective gross Fair Market Values in accordance with the rules set forth in Treasury Regulation Section 1.704-1(b)(2)(iv)(f), except as otherwise provided in this LLC Agreement, as of the following times: (i) the acquisition of a Unit (or additional Units) by any new or existing Member in exchange for more than a de minimis Capital Contribution to the Company; (ii) the grant of a Unit (other than a de minimis interest in the Company) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a member capacity, or by a new Member acting in a member capacity or in anticipation of becoming a Member of the Company (within the meaning of Treasury Regulation Section 1.704-1(b)(2)(iv)(d)); (iii) the distribution by the Company to a Member of more than a de minimis amount of Company assets as consideration for an interest in the Company if the Manager reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members; (iv) the liquidation of the Company (within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g)(1)); (v) the acquisition of a Unit by any new or existing Member upon the exercise of a noncompensatory option in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(s); or (vi) any other event to the extent determined by the Manager to be permitted and necessary or appropriate to properly reflect Carrying Values in accordance with the standards set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(g); provided, however, that adjustments pursuant to clauses (i), (ii), (iii) and (v) above shall be made only if the Manager reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(c) the Carrying Value of any Company asset distributed to any Member shall be adjusted to equal the gross Fair Market Value of such asset on the date of such distribution;

(d) the Carrying Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and clause (f) in the definition of “Profits” or “Losses” below; provided, however, that the Carrying Value of a Company asset shall not be adjusted pursuant to this clause to the extent the Manager determines that an adjustment pursuant to clause (b) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d); and

(e) if the Carrying Value of a Company asset has been determined or adjusted pursuant to clauses (a), (b) or (d) of this definition of Carrying Value, such Carrying Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits, Losses and other items allocated pursuant to Article VI.

“Cash Election” has the meaning assigned to that term in Section 5.5(a)(v).

“Cash Election Notice” has the meaning assigned to that term in Section 5.5(a)(v).

“Cash Exchange Payment” means, with respect to a particular Exchange Notice for which the Company has elected to make a Cash Exchange Payment in accordance with Section 5.5(a)(v), an amount of cash equal to the product of (x) the number of shares of Class A Common Stock that would have been received by the Exchange Member in an Exchange for that portion of the Company Exchange Units set forth in the Exchange Notice if Pubco had paid the Stock Exchange Payment with respect to such Units, and (y) the Class A Common Stock Closing Price as of the Exchange Notice Date.

“Claim” means any and all judgments, claims, actions, causes of action, demands, lawsuits, proceedings, governmental investigations, audits, arbitrations, inquiries, notices of violation, citations, summons, or subpoenas by or before, or otherwise involving, any Governmental Authority of any nature, civil, criminal, administrative, regulatory, or otherwise, whether at Law or in equity, and any losses, assessments, fines, taxes, penalties, administrative orders, obligations, costs, expenses, liabilities, and damages (whether actual, consequential, or punitive), including interest, penalties, reasonable attorney’s fees, disbursements, and costs of investigations, deficiencies, levies, duties, imposts, remediation and cleanup costs, and natural resources damages.

“Class A Common Stock” means, as applicable, (a) the Class A Common Stock, par value $0.01 per share, of Pubco or (b) following any consolidation, merger, reclassification or other similar event involving Pubco, any shares or other securities of Pubco or any other Person that become payable in consideration for the Class A Common Stock or into which the Class A Common Stock is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Class A Common Stock Closing Price” means, with respect to any date of determination, (a) the closing price of a share of Class A Common Stock on such date or, if such date is not a Trading Day, on the most recent Trading Day, as reported on bloomberg.com, or (b) in the event shares of Class A Common Stock are not then publicly traded, the fair market value of a share of Class A Common Stock that would be obtained in an arms-length transaction between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to buy or sell, respectively, and without regard to the particular circumstances of the buyer or seller, as determined by the Manager in good faith.

“Class A Member” has the meaning assigned to that term in the A&R LLC Agreement.

“Class A Units” has the meaning assigned to that term in the A&R LLC Agreement.

“Class B Common Stock” has the meaning assigned to that term in the Recitals.

“Class B Member” has the meaning assigned to that term in the A&R LLC Agreement.

“Class B Units” has the meaning assigned to that term in the A&R LLC Agreement.

“Closing” has the meaning assigned to that term in the BCA.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission, including any Governmental Authority succeeding to the functions thereof.

“Common Units” means the Units of the Company constituting limited liability company interests under the Act designated as Common Units herein, with the rights, powers and duties and other terms set forth in this Agreement applicable to such class of Units.

“Company” has the meaning assigned to that term in the preamble.

“Company Exchange Unit” means any Common Unit held by a Member that is not Pubco or another member of the Pubco Holdings Group.

“Company Exchange Unit Member” means a Person admitted to the Company as a Member holding Company Exchange Units from time to time, in its capacity as such and not in its capacity as a holder of any other class or group of Membership Interest.

“Company Exchange Unit Member Approval” means the prior written approval of Company Exchange Unit Members holding a majority of the outstanding Company Exchange Units.

“Company Liabilities” has the meaning assigned to that term in Section 12.2(b)(ii).

“Company LLC Agreement” has the meaning assigned to that term in the Recitals.

“Company Merger” has the meaning assigned to that term in Section 3.1.

“Company Merger Sub” has the meaning assigned to that term in the Recitals.

“Company Minimum Gain” has the meaning ascribed to the term “partnership minimum gain” in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

“Company Warrants” means warrants issued by the Company and exercisable for Units.

“Comparable Confidentiality Obligation” means, with respect to a Person, that such Person either (a) has agreed in a writing addressed to the Company or an Affiliate of the Company (which shall be enforceable by the Company or such Affiliate against such Person) obligating such Person to keep such Confidential Information confidential on terms no less favorable to the Company than Section 4.8 and not to use or disclose any such Confidential Information, except to the extent permitted by Section 4.8 or (b) solely in the case of attorneys and accountants, is subject to a professional duty of confidentiality in respect of such Confidential Information and has been informed that such Confidential Information is confidential and subject to the restrictions set forth herein (which restrictions shall be binding upon any such attorney or accountant).

“Confidential Information” means information and data (including all copies thereof), whether oral, written, or electronic, that constitutes proprietary or confidential information about the Company, the Members, or their respective Affiliates, including (a) the terms of this Agreement, (b) financial statements, Tax reports, valuations, analyses of potential or actual investments, reports or other materials, and (c) any other documents and information concerning any of their respective businesses and affairs. Notwithstanding the foregoing, the term “Confidential Information” shall not include any information that:

(a) is in the public domain at the time of its disclosure or thereafter, other than as a result of a disclosure directly or indirectly by either the Company or its Affiliates in contravention of this Agreement or a Member or its Affiliates in contravention of this Agreement;

(b) is made available to a Member or its Affiliate from a source that, to such Member’s or its Affiliate’s knowledge, is not prohibited from disclosing such information to such Member or its Affiliates by a legal, contractual, or fiduciary obligation;

(c) as to any Member or its Affiliates, was in the possession of such Member or its Affiliates prior to the execution of this Agreement and not subject to a separate confidentiality restriction or other legal, contractual, or fiduciary obligation; provided that, for the avoidance of doubt, all information disclosed to any Member or its Affiliates (or any of their respective agents) prior to the Amendment and Restatement Date that constitutes “Confidential Information” as defined in, and pursuant to the terms of, any confidentiality agreement between the Company and any Member or its Affiliates shall, from and after the Amendment and Restatement Date, constitute Confidential Information for all purposes of this Agreement, and this Agreement shall be deemed to replace such confidentiality agreement in its entirety from and after the date hereof; or

(d) has been independently acquired or developed by or on behalf of a Member or its Affiliates without violating any of the obligations of such Member or its Affiliates under this Agreement.

“Contract” means any legally binding contract, lease, license, note, mortgage, indenture, or other legally binding agreement, whether oral or written, but excluding permits, certificates of authority, authorizations, approvals, registrations, franchises, and similar consents granted by a Governmental Authority.

“Control,” “Controls,” or “Controlled” means the possession, directly or indirectly, through one (1) or more intermediaries, of the following:

(a) (i) in the case of a corporation, fifty percent (50%) or more of the outstanding equity securities thereof entitled to vote generally, including in the election of directors; (ii) in the case of a limited liability company, general partnership or joint venture, the right to fifty percent (50%) or more of the distributions therefrom (including liquidating distributions); (iii) in the case of a trust or estate, including a statutory trust, fifty percent (50%) or more of the beneficial interest therein; (iv) in the case of a limited partnership (A) the right to fifty percent (50%) or more of the distributions therefrom (including liquidating distributions), (B) where the general partner of such limited partnership is a corporation, ownership of fifty percent (50%) or more of the outstanding equity securities of such corporate general partner entitled to vote generally, including in the election of directors, (C) where the general partner of such limited partnership is a partnership, limited liability company or other entity (other than a corporation or limited partnership), the right to fifty percent (50%) or more of the distributions (including liquidating distributions) from such general partner entity, and (D) where the general partner of such limited partnership is a limited partnership, Control of the general partner of such general partner in the manner described under subclause (B) or (C) of this clause (iv), in each case, notwithstanding that such Person with respect to which Control is being determined does not possess, directly or indirectly through one or more Subsidiaries, the right to receive at least fifty percent (50%) of the distributions from such limited partnership; or (v) in the case of any other entity, fifty percent (50%) or more of the economic or beneficial interest therein; or

(b) in the case of any entity, the power or authority, through ownership of voting securities, by Contract, or otherwise, to exercise predominant control over the management of such entity.

“Covered Person” has the meaning assigned to that term in Section 8.9.

“Debt Securities” means, with respect to Pubco, any and all debt instruments or debt securities that are not convertible or exchangeable into Equity Securities of Pubco.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of any applicable jurisdiction from time to time in effect and affecting the rights of creditors generally.

“Delaware Certificate” has the meaning assigned to that term in the Recitals.

“Delaware Courts” has the meaning assigned to that term in Section 11.3.

“Depreciation” means, for each Fiscal Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or period, Depreciation shall be in an amount that bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or period is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the Manager.

“Dispose,” “Disposing,” or “Disposition” means, with respect to any asset (including a Membership Interest or any portion thereof (including any Company Exchange Unit) or any derivative or similar arrangement whereby a portion or all of the economic interests in, or risk of loss or opportunity for gain with respect to, such Membership Interest is transferred or shifted to another Person), any direct or indirect sale, assignment, lease, transfer, conveyance, gift, exchange, or other disposition (“Transfer”) of such asset, whether such Transfer be voluntary, involuntary, or by operation of Law, including the following: (a) in the case of an asset owned by a natural person, a Transfer of such asset upon the death of its owner, whether by will, intestate succession, or otherwise; (b) in the case of an asset owned by an entity, (i) any Transfer of Equity Interests of such entity or merger, division, or consolidation of such entity (other than (A) a merger in which such entity is the survivor thereof or (B) a merger of such entity with a wholly-owned Subsidiary, in each case of clauses (A) and (B), if, after giving effect to such merger, all of the Equity Interests of the survivor of such merger are owned by the same Persons and in the same quantities as the Equity Interests of such entity were owned immediately prior to such merger) or (ii) any distribution of such asset, including in connection with the dissolution, liquidation, winding-up, or termination of such entity; and (c) any Transfer in connection with, or in lieu of, a foreclosure of an Encumbrance; but such terms shall not include the creation of an Encumbrance itself.

“Dispute” has the meaning assigned to that term in Section 11.1.

“Disputing Party” has the meaning assigned to that term in Section 11.1.

“Dissolution Event” has the meaning assigned to that term in Section 12.1(a).

“Distributable Cash” means, as of any relevant date on which a determination is being made by the Manager regarding a potential distribution pursuant to Section 7.1(a), the amount of cash reasonably determined by the Manager to be available for any such distribution.

“Drag-Along Right” has the meaning assigned to that term in Section 9.5(a).

“Earnout Shares” has the meaning assigned to that term in the BCA.

“Eligible Blocker” means any entity (i) that is an Affiliate of a Specified Fund Investor, (ii) that is either classified as a domestic corporation within the meaning of Section 7701(a) of the Code or is a Permitted Foreign Corporation, (iii) a majority of the Equity Interests in which (by value) has, at all times since the Amendment and Restatement Date, been owned, directly or indirectly, by tax-exempt organizations or individuals who are or were Non-U.S. Persons, (iv) whose assets have, since its date of formation, consisted exclusively of (A) Equity Interests in the Company, cash or Ether or (B) Equity Interests in entities classified as partnerships or disregarded entities for U.S. federal income tax purposes whose assets have consisted exclusively of direct or indirect Equity Interests in the Company, cash or Ether, (v) that has no liabilities other than Tax liabilities not yet due and owing, and (vi) that at no time has transferred or disposed of, directly or indirectly, any property in a transaction that would reasonably be expected to result in the recognition of gain for U.S. federal income tax purposes.

“Encumbrance” means the creation of a security interest, lien, pledge, mortgage, or other encumbrance, whether such encumbrance be voluntary, involuntary, or by operation of Law.

“Equity Interests” means capital stock, partnership interests (whether general or limited), limited liability company interests, trust interests or beneficial interests, and any other equity interest or participation therein that confers on a Person the right to receive from the issuing entity (or any series of an issuing entity) a share or allocation of the profits and losses of, or distribution of assets of, such issuing entity.

“Equity Securities” means, with respect to any Person, all of the shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or preferred interests or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting.

“Exchange” means (a) the exchange of Company Exchange Units by an Exchange Member for either (i) a Stock Exchange Payment or (ii) a Cash Exchange Payment or (b) the direct purchase by Pubco or an Affiliate of Pubco of Company Exchange Units held by an Exchange Member in accordance with a Pubco Call Right, in each case in accordance with Section 5.5.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agreement” has the meaning assigned to that term in Section 5.5.

“Exchange Date” means, with respect to an Exchange, the [second (2nd)] Trading Day after the Exchange Notice is given, or such later date as may be specified in the Exchange Notice in accordance with Section 5.5(a)(iii); provided that, to the extent an Exchange is made in connection with an Exchange Member’s proper exercise of its rights to participate in a Piggyback Registration pursuant to the Amended and Restated Registration Rights Agreement, the Exchange Date shall be the date on which the offering with respect to such Piggyback Registration is completed.

“Exchange Member” means a Member of that has validly exercised its Exchange Right in accordance with Section 5.5.

“Exchange Notice” means a written election of Exchange duly executed by an Exchange Member.

“Exchange Notice Date” means with respect to any Exchange Notice in connection with an Exchange, the date such Exchange Notice is given to the Company in accordance with Section 5.5(a)(ii).

“Exchange Right” has the meaning assigned to that term in Section 5.5(a)(i).

“Exchanged Units” means, with respect to any Exchange, the Company Exchange Units being exchanged pursuant to a relevant Exchange Notice.

“Fair Market Value” means the fair market value of any property as determined in good faith by the Manager after taking into account such factors as the Manager shall reasonably deem appropriate.

“Family Member” means, as to a Person that is an individual, (i) such Person’s spouse, ancestors, descendants (whether by blood or by adoption), brothers and sisters and (ii) inter vivos or testamentary trusts or other estate-planning vehicles, in each case of which only such Person and his or her spouse, ancestors, descendants (whether by blood or by adoption), brothers and sisters are beneficiaries.

“Fiscal Year” means the Company’s fiscal year, which is the twelve (12)-month period ending December 31 of each calendar year unless and until changed by the Manager, provided that any such changed Fiscal Year is consistent with a taxable year allowable under Section 706(b)(1) of the Code.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied; provided that, for any financial statements prepared as of a certain date, GAAP referenced therein shall be GAAP as of the date of such financial statements.

“Governmental Authority” means a federal, state, local or foreign governmental or quasi-governmental authority; a state, province, commonwealth, territory or district thereof; a county or parish; a city, town, township, village, or other municipality; a district, ward, or other subdivision of any of the foregoing; any executive, legislative, or other governing body of any of the foregoing; any agency, authority, board, department, system, service, office, commission, committee, council, or other administrative body of any of the foregoing; any court or other judicial body, or any arbitration body or tribunal; and any officer, official, or other representative of any of the foregoing.

“Indebtedness” means any amount payable by a Person as debtor, borrower, issuer, guarantor, or otherwise pursuant to (a) an agreement or instrument involving or evidencing borrowed money, or the advance of credit, including the face amount of any letter of credit supporting the repayment of indebtedness for borrowed money issued for the account of such Person or, without duplication, its Subsidiaries and obligations under letters of credit and agreements relating to the issuance of letters of credit or acceptance of financing (in each case, only to the extent (i) undrawn and not cash-collateralized or (ii) drawn and not reimbursed within two (2) Business Days of the date drawn), (b) indebtedness of a third party described in clause (a), (c), or (d) of this definition that is (i) guaranteed by such Person or, without duplication, its Subsidiaries or (ii) secured by any Encumbrance on assets owned or acquired by such Person or, without duplication, its Subsidiaries, whether or not the indebtedness secured thereby has been assumed by such Person or, without duplication, its Subsidiaries; provided that, in the case of any Indebtedness described in this clause (ii), the amount of such Indebtedness shall be deemed to be the lesser of the outstanding principal amount of such Indebtedness or the fair market of the assets of such Person or, without duplication, its Subsidiaries securing such Indebtedness, (c) Capitalized Lease Obligations, (d) purchase-money indebtedness classified as indebtedness in accordance with GAAP, or (e) obligations evidenced by bonds, debentures, notes or other instruments of debt securities, or by warrants or other rights to acquire any debt instruments or debt securities.

“Intended BCA Tax Treatment” has the meaning assigned to that term in Section 3.1.

“IRS” has the meaning assigned to that term in Section 10.3(b).

“JAMS” means the alternative dispute resolution service formerly known as Judicial Arbitration and Mediation Services, Inc.

“Joinder” has the meaning assigned to that term in Section 9.4(a).

“Law” means any federal, state, local, or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law (including common law), rule, or regulation.

“Liability” means any debt, liability or obligation, whether accrued or fixed, known or unknown, absolute or contingent, matured or unmatured or determined or determinable.

“Liquidator” has the meaning assigned to that term in Section 12.2(a).

“Manager” means Pubco, in its capacity as the sole Manager of the Company.

“Member” has the meaning assigned to that term in the Preamble.

“Member/Manager Affiliated Parties” has the meaning assigned to that term in Section 8.8(a).

“Member/Manager-Associated Parties” has the meaning assigned to that term in Section 8.5(b)(i).

“Member Nonrecourse Debt” has the meaning of “partner nonrecourse debt” set forth in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

“Member Nonrecourse Deductions” has the meaning of “partner nonrecourse deductions” set forth in Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“Membership Interest” means, with respect to any Member, (a) such Member’s status as a Member; (b) that Member’s right, as a holder of Common Units, to a portion of the income, gain, loss, deduction, and credits of, and the right to receive distributions from, the Company; (c) all other rights, benefits and privileges enjoyed by that Member (under the Act, this Agreement, or otherwise) in its capacity as a Member, including such Member’s rights to vote, consent, and approve matters, as set forth in this Agreement; and (d) all obligations, duties, and liabilities imposed on such Member (under the Act, this Agreement, or otherwise) in its capacity as a Member.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act (or any successor to such Section).

“New Member” means a Person admitted as a Member after the Amendment and Restatement Date pursuant to the terms and conditions set forth herein.

“Non-U.S. Person” means any person who is not a U.S. Person.

“Nonrecourse Deductions” has the meaning assigned that term in Treasury Regulations Sections 1.704-2(b) and 1.704-2(c).

“Nonrecourse Liability” has the meaning assigned to that term in Treasury Regulations Section 1.704-2(b)(3).

“Organizational Documents” means, as applicable, an entity’s agreement of limited partnership, certificate of limited partnership, limited liability company agreement, certificate of formation, certificate or articles of incorporation, bylaws, or other similar organizational documents.

“Parent” means, with respect to any Member, a Person that Controls such Member.

“Partner” has the meaning assigned to that term in Section 10.3(a).

“Partnership Audit Rules” means Subchapter C of Chapter 63 of the Code (sections 6221 et seq.), together with any Treasury Regulations and guidance issued thereunder or successor provisions and any similar provision of state, local or foreign tax laws, including any regulations, guidance or provisions issued or enacted after the date hereof.

“Partnership Representative” has the meaning assigned to that term in Section 10.3(a).

“Permitted Foreign Corporation” means any entity that is classified as a foreign corporation within the meaning of Section 7701(a) of the Code, provided that such entity is organized under the laws of a Permitted Foreign Jurisdiction.

“Permitted Foreign Jurisdiction” means those countries set out in Exhibit C of this Agreement.

“Permitted Transferee” means: (a) any transferee of a Member’s Membership Interests in connection with a Blocker Exchange that (i) is an Affiliate of such Member and (ii) is, or upon such Transfer will be, an Eligible Blocker; (b) any transferee that is an Affiliate of the transferring Member, provided that (i) such Affiliate is treated as a single partner within the meaning of Treasury Regulations Section 1.7704-1(h), including the look-through rule in Treasury Regulations Section 1.7704-1(h)(3) and (ii) the associated Transfer is of all interests in the Company held by the transferring Member; and (c) with the consent of the Manager (not to be unreasonably withheld, conditioned or delayed), any transferee that is an Affiliate of the transferring Member.

“Person” has the meaning assigned to that term in Section 18-101 of the Act and also includes, with respect to any natural person, the heirs, beneficiaries, and personal representatives of such natural person, where the context so provides.

“Piggyback Registration” has the meaning assigned to it in the Amended and Restated Registration Rights Agreement.

“Profits” or “Losses” means, for each Fiscal Year or other taxable period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments (without duplication):

(a) any income or gain of the Company that is exempt from U.S. federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

(b) any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;

(c) in the event the Carrying Value of any Company asset is adjusted pursuant to clause (b) or (c) of the definition of Carrying Value above, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Carrying Value of the Company asset) or an item of loss (if the adjustment decreases the Carrying Value of the Company asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;

(d) gain or loss resulting from any disposition of Company assets with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed with reference to the Carrying Value of the asset disposed of notwithstanding that the adjusted tax basis of such asset differs from its Carrying Value;

(e) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such period;

(f) to the extent an adjustment to the adjusted tax basis of any asset pursuant to Section 734(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Account balances as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or an item of loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

(g) any items of income, gain, loss or deduction which are specifically allocated pursuant to the provisions of Section 6.2 shall not be taken into account in computing Profits or Losses for any Fiscal Year, but such items available to be specially allocated pursuant to Section 6.2 will be determined by applying rules analogous to those set forth in clauses (a) through (f) above.

“Pubco” has the meaning assigned to that term in the Recitals.

“Pubco Call Notice” has the meaning assigned to that term in Section 5.5(i).

“Pubco Call Right” means Pubco’s or an Affiliate of Pubco’s election, in accordance with Section 5.5(i), to directly purchase Exchanged Units described in an Exchange Notice given by an Exchange Member.

“Pubco Common Stock” means all classes of common stock of Pubco, including the Class A Common Stock.

“Pubco Holdings Group” means Pubco and each other Subsidiary of Pubco (other than the Company and its Subsidiaries).

“Pubco Offer” has the meaning assigned to that term in Section 5.5(g).

“Pubco Warrants” has the meaning given to that term in the BCA.

“Push-Out Election” has the meaning assigned to that term in Section 10.3(c).

“Reclassification Event” means any of the following: (a) any reclassification or recapitalization of Pubco Common Stock, a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination or any transaction subject to Section 5.5(e), (b) any merger, consolidation or other combination involving Pubco or (c) any sale, conveyance, lease, or other disposal of all or substantially all the properties and assets of Pubco to any other Person, in each of clauses (a), (b) or (c), as a result of which holders of Pubco Common Stock shall be entitled to receive cash, securities or other property for their shares of Pubco Common Stock.

“Regulatory Allocations” has the meaning assigned to that term in Section 6.2(g).

“Representative” means, with respect to any Person, and excluding the use of the term in the definition of “Partnership Representative,” any of such Person’s financial advisors, consultants, accountants, attorneys, engineers, or other representatives.

“Restricted Decisions” has the meaning assigned to that term in Section 8.6.

“Retraction Notice” has the meaning assigned to that term in Section 5.5(a)(v).

“Schedule of Members” has the meaning assigned to that term in Section 4.1.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” has the meaning assigned to that term in the Recitals.

“Share Settlement” has the meaning assigned to that term in Section 5.5(a)(i).

“SPAC” has the meaning assigned to that term in the Recitals.

“SPAC Merger Sub” has the meaning assigned to that term in the Recitals.

“SPAC Subsidiary A” has the meaning assigned to that term in the Recitals.

“SPAC Subsidiary B” has the meaning assigned to that term in the Recitals.

“Specified Fund Investor” means only those Members identified on Exhibit C of this Agreement.

“Stock Exchange Payment” means, with respect to any Exchange for which a Stock Exchange Payment is elected by the Manager, a number of shares of Class A Common Stock equal to the number of Company Exchange Units so exchanged.

“Subsidiary” means, as of any date, as to any Person, (a) any corporation, limited liability company, or other entity that is Controlled by such Person or (b) any corporation, limited liability company, or other entity in which such Person owns, directly or indirectly, an Equity Interest entitled to receive fifty percent (50%) or more of the distributions therefrom (including liquidating distributions).

“Tax” means any federal, state, local or foreign income, gross receipts, ad valorem, sales and use, employment, social security, disability, occupation, property, severance, value added, transfer, capital stock, excise or other taxes imposed by or on behalf of any Governmental Authority, including any interest, penalty or addition thereto.

“Term” has the meaning assigned to that term in Section 2.6.

“Trading Day” means a day on which the Nasdaq Stock Market or such other principal United States securities exchange on which the Class A Common Stock is listed, quoted or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“Treasury Regulations” means the regulations (including temporary regulations) promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar, or substitute, temporary, or final Treasury Regulations.

“Units” means the Common Units (including the Company Exchange Units), any other Equity Interests of the Company, and any rights to payments as a holder of any of the foregoing, but excluding any rights under any court-authorized charging order.

“U.S. Person” has the same meaning as the term “United States Person” in Section 7701(a)(30) of the Code.

Section 1.2 Interpretive Provisions. Unless the context requires otherwise: (a) the gender of each word used in this Agreement includes the masculine, feminine, and neuter; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) references to Exhibits refer to the Exhibits attached to this Agreement, each of which is made a part hereof for all purposes; (d) references to Laws refer to such Laws as they may be amended from time to time, and references to particular provisions of a Law include any corresponding provisions of any succeeding Law; (e) references to money refer to legal currency of the United States of America; (f) the definitions given for terms in this Article I and elsewhere in this Agreement shall apply to both the singular and plural forms of the terms defined; (g) the conjunction “or” shall be understood in its inclusive sense (and/or); (h) the word “including” means “including, without limitation”; and (i) the words “hereby,” “herein,” “hereunder,” “hereof,” and words of similar import refer to this Agreement as a whole (including any Exhibits and Schedules hereto) and not merely to the specific section, paragraph, or clause in which such word appears.

Article II.
Organization

Section 2.1 Formation. The Company was formed as a Delaware limited liability company, effective as of June 24, 2025. The Company shall continue its existence as a limited liability company subject to the provisions of the Act upon the terms, provisions and conditions set forth in this Agreement.

Section 2.2 Name. The name of the Company is The Ether Reserve LLC, and all Company business shall be conducted in that name or such other names that comply with Law as the Manager may select.

Section 2.3 Registered Office: Registered Agent; Principal Office in the United States; Other Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the registered agent named in the Delaware Certificate or such other office (which need not be a place of business of the Company) as the Manager may designate in the manner provided by Law. The registered agent of the Company in the State of Delaware shall be the registered agent named in the Delaware Certificate or such other Person or Persons as the Manager may designate in the manner provided by Law. The principal office of the Company in the United States shall be at such place as the Manager may designate, which need not be in the State of Delaware, and the Company shall maintain records there or at such other place as the Manager shall designate and shall keep the street address of such principal office at the registered office of the Company in the State of Delaware. The Company may have such other offices as the Manager may designate.

Section 2.4 Purpose; Powers. In furtherance of its purpose, but subject to all of the provisions of this Agreement, the Company shall have and may exercise all the powers now or hereafter conferred by Delaware law on limited liability companies formed under the Act. The Company shall have the power to do any and all acts reasonably necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose and business described herein and for the protection and benefit of the Company, and shall have, without limitation, any and all of the powers that may be exercised on behalf of the Company by the Members pursuant to this Agreement.

Section 2.5 No State Law Partnership. The Members intend that the Company shall be a limited liability company and, except as provided herein with respect to U.S. federal (and applicable state and local) income Tax treatment, the Company shall not be a partnership (including a limited partnership) or joint venture, and no Member shall be a partner or joint venturer of any other Member, for any purposes, and this Agreement may not be construed to suggest otherwise.

Section 2.6 Term. The period of existence of the Company (the “Term”) commenced on June 24, 2025, and shall end at such time as the Company is dissolved and wound up in accordance with this Agreement and the Act and a certificate of cancellation is filed with the Secretary of State of the State of Delaware and has become effective in accordance with Section 12.5.

Article III.
Closing Transactions

Section 3.1 BCA Transactions. Pursuant to the terms of the BCA, as of the Company Merger Effective Time (as defined in the BCA), Company Merger Sub will merge with and into the Company, with the Company surviving as an indirect subsidiary of Pubco (the “Company Merger”), and with (i) certain Class A Members receiving a number of Common Units in exchange for the Class A Units held by such members, (ii) all other Class A Members exchanging their Class A Units for Class A Common Stock, such that no Class A Unit will remain outstanding, and (iii) all Class B Members exchanging their Class B Units for Class B Common Stock, such that no Class B Unit will remain outstanding. For U.S. federal income tax purposes, the receipt of Class A Common Stock or Class B Common Stock in exchange for Class A Units or Class B Units, respectively, in the Company Merger is intended to be treated as a taxable disposition of partnership interests, and the receipt of Common Units in exchange for Class A Units in the Company Merger is intended to be treated as a partnership recapitalization in accordance with Rev. Rul. 84-52 and Section 721(a) of the Code (the “Intended BCA Tax Treatment”), and the Company and each of its Members shall report and cause to be reported for U.S. federal income tax purposes all tax-related items in a manner consistent with such Intended BCA Tax Treatment, unless otherwise required by a determination within the meaning of Section 1313(a) of the Code.

Article IV.
MEMBERS

Section 4.1 Schedule of Members. The name and address of each Member and the number and class of Membership Interests held by each Member are set forth on the schedule of Members attached hereto as Exhibit A (the “Schedule of Members”). The Manager shall cause the Schedule of Members set forth on Exhibit A to be amended, and the books and records of the Company to be updated, to reflect the admission of any New Member, the withdrawal or substitution of any Member, the Company’s issuance of Additional Membership Interests, any Disposition of Membership Interests, additional Capital Contributions made by any Member, or the receipt by the Company of notice of any change of address of a Member, in each case, in accordance with, and only after compliance with, the terms and conditions of this Agreement. No such amendment or revision to the Schedule of Members shall be deemed an amendment to this Agreement or require the consent of any Member. Any reference in this Agreement to the Schedule of Members shall be deemed to be a reference to the Schedule of Members as amended and in effect from time to time.

Section 4.2 Representations and Warranties of the Members. Each Member who acquires Units after the Amendment and Restatement Date severally (and not jointly) hereby represents and warrants to the Company and each other Member that the following statements are and shall be true and correct from and after the date of such Member’s admission as a Member of the Company and as of each subsequent date that such Member acquires any additional Units (other than, in the case of acquisition of additional Units, Section 4.2(c) to the extent any conflict under Section 4.2(c) is related to the occurrence of a change of control of the Company resulting from such acquisition):

(a) such Member is duly incorporated, organized, or formed (as applicable), validly existing, and in good standing under the Law of the jurisdiction of its incorporation, organization, or formation; if required by applicable Law, such Member is duly qualified and in good standing in the jurisdiction of its principal place of business, if different from its jurisdiction of incorporation, organization, or formation; and such Member has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all necessary actions by and consents of the board of directors, stockholders, managers, members, partners, trustees, beneficiaries, or other applicable Persons necessary for the due authorization, execution, delivery, and performance of this Agreement by such Member have been duly taken or obtained;

(b) such Member has duly executed and delivered this Agreement and each of the other documents that this Agreement requires or contemplates that such Member will execute, and they each constitute the valid and binding obligation of such Member, enforceable against such Member in accordance with their respective terms (except as may be limited by Bankruptcy, insolvency, or similar Laws of general application and by the effect of general principles of equity, regardless of whether considered at law or in equity);

(c) such Member’s authorization, execution, delivery, and performance of this Agreement does not and will not (i) conflict with, or result in a breach, default, or violation of, or result in a default or the creation of an Encumbrance, or give rise to any right of termination, cancellation, or acceleration of any of the terms, conditions or provisions of (A) the Organizational Documents of such Member, (B) any material Contract to which such Member is a party or by which it or its assets are bound, or (C) any Law, order, judgment, decree, writ, injunction or arbitral award to which such Member is subject; or (ii) require any consent, approval, or authorization from, filing or registration with, or notice to, any Governmental Authority or other Person, unless such requirement has already been satisfied;

(d) such Member has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained, and received all such information about the Company and the Units as it has requested;

(e) in determining whether to acquire such Units and enter into this Agreement, such Member has relied solely on its own knowledge and understanding of the Company and its business based upon its own due diligence investigation and the information furnished pursuant to the foregoing clause (d) and it has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations and/or prospects;

(f) such Member (i) is acquiring and holding its Units solely for investment purposes, for its own account and not for the account or benefit of any other Person and not with a view towards the distribution or dissemination thereof, did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act, and (ii) acknowledges and understands that no United States federal or state agency has passed upon or made any recommendation or endorsement of the offering of any Units;

(g) such Member (i) understands the Units are being acquired in a transaction not involving a public offering within the meaning of the Securities Act and the Units will comprise “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act which shall not be sold, pledged, hypothecated or otherwise Disposed of except in accordance with the terms of this Agreement and applicable Law and (ii) agrees that, if in the future it decides to offer, resell, pledge or otherwise Transfer any portion of its Units, such Units may be offered, resold, pledged or otherwise Disposed of only pursuant to an effective registration statement under the Securities Act or an applicable exemption from registration and/or qualification under the Securities Act and applicable state securities Laws, and as a condition precedent to any such Disposition, it may be required to deliver to the Company an opinion of counsel satisfactory to the Company, and agrees, absent registration or an exemption with respect to its Units, not to resell any such Units; and

(h) such Member (i) has adequate means of providing for its current needs and possible contingencies, is able to bear the economic risks of its investment for an indefinite period of time and has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such loss should occur, (ii) is sophisticated in financial matters and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company, (iii) (x) is, or is controlled by, an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D, promulgated under the Securities Act, and acknowledges the issuance of Units under this Agreement is being made in reliance on a private placement exemption to “accredited investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under federal and state Law, or (y) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), and (iv) is treated as a single partner within the meaning of Treasury Regulations Section 1.7704-1(h) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3)).

Section 4.3 Voting Rights of Members. Other than with respect to the Manager, in its capacity as such, and except to the extent expressly provided in Section 8.1, Section 8.6, Section 12.1(a)(i), and Section 13.4 and on Schedule 8.6, the Members, acting in their capacity as Members, shall not have any right or power to take part in the operation, management or control of the Company or its business and affairs, transact any business in the Company’s name or to act for or bind the Company in any way and shall not have any voting rights. Notwithstanding the foregoing sentence, the Members have all the rights and powers set forth in this Agreement and, to the extent not inconsistent with this Agreement, in the Act. Any Member, its Affiliates and its and their employees, managers, owners, agents, directors and officers may also be an employee or be retained as an agent of the Company.

Section 4.4 No Management Rights. Except to the extent otherwise expressly provided in this Agreement, no Member, in its capacity as such, other than the Manager will have any right, power, or authority to take part in the management or control of the business of, or transact any business for, the Company, to act or sign for or on behalf of the Company, or to bind the Company in any manner whatsoever. No Member other than the Manager will hold out or represent to any third party that any such Member has any such power or right or that any such Member is anything other than a member in the Company.

Section 4.5 Limitation on Liability of Members.

(a) To the fullest extent permitted under the Act, no Covered Person will have any personal liability whatsoever solely by reason of being a Covered Person, whether to the Company, its creditors, or any other Person, for the debts, obligations, expenses, or liabilities of the Company, whether arising in contract, tort, or otherwise, which will be solely the debts, obligations, expenses, or liabilities of the Company. All Persons dealing with the Company shall have recourse solely to the assets of the Company for the payment of debts, obligations, expenses, or liabilities of the Company. No Member shall take, or cause to be taken, any action that would result in any other Member’s having any personal liability for the obligations of the Company. In no event shall any Member or the Manager or any of the Members’, the Manager’s, the Company’s, or any of their respective Subsidiaries’ officers, directors, members, managers, stockholders, partners, principals, Affiliates, Representatives, or employees be liable under this Agreement to the Company or any other Member (or their respective Affiliates, officers, directors, members, managers, stockholders, partners, principals, Representatives, or employees) for any (i) punitive damages or (ii) consequential damages, including any loss of future revenue or income, loss of business reputation or business opportunity, damages based on any type of multiple, or any damages that are not reasonably foreseeable.

(b) Except as otherwise expressly provided herein, no Member will be required to make any additional Capital Contribution. To the fullest extent permitted by Law, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Members for liabilities of the Company.

Section 4.6 Withdrawal of Members. Except as otherwise provided in this Agreement, no Member shall be entitled to (a) voluntarily resign or otherwise withdraw from the Company; (b) withdraw any part of such Member’s Capital Contributions from the Company; (c) demand the return of such Member’s Capital Contributions; or (d) receive any distribution of property other than cash, in each case, without the prior written consent of the Manager, in its sole and absolute discretion.

Section 4.7 Access to Information. Except as otherwise set forth herein, each Member shall be entitled to obtain from the Company, to the extent permitted by Law, any information that such Member may reasonably request concerning the Company, subject to Section 18-305(c) of the Act and any limitations on such information rights under applicable Law; provided, however, that this Section 4.7 shall not obligate the Company or the Manager to create any information or reports that do not already exist at the time of such request (other than to convert existing information from one medium to another, such as providing a printout of information that is stored in a computer database). Each Member shall also have the right, upon reasonable advance notice, and at reasonable times during usual business hours, to inspect the properties of the Company and the books of account and other records and reports of the Company, subject to Section 18-305(c) of the Act and any other limitations on information rights under applicable Law. Notwithstanding the foregoing, or any other provision of this Agreement, no Member shall have the right to inspect, obtain copies of, or otherwise have access to any document, report, or other information that (a) is subject to any contractual or legal obligation of confidentiality which, notwithstanding such Member or its designated officer, employee, or Representative being subject to Section 4.8 or any Comparable Confidentiality Obligation (as applicable), prohibits such Member (or its designated officer, employee or Representative, as the case may be) from obtaining access to such document, report, or other information, (b) is protected by the attorney-client or other applicable privilege, or (c) the Manager has determined in good faith is competitively sensitive or the disclosure of which would damage the Company. A Member’s rights under this Section 4.7 may be exercised through any officer or employee of such Member designated in writing by it or by any Representative so designated, if such officer, employee, or Representative is subject to a Comparable Confidentiality Obligation (it being understood that such Member shall be responsible to the Company for any breach of such Comparable Confidentiality Obligation). The Member making the request shall bear all reasonable and documented out-of-pocket costs and expenses incurred by the Company in connection with such Member’s exercise of its rights under this Section 4.7. The Members agree to reasonably cooperate, and to cause their respective Representatives to reasonably cooperate, in connection with any such request. All Confidential Information obtained by or on behalf of any Member, or to which any Member has been provided access, pursuant to this Section 4.7 shall be subject to the provisions of Section 4.8.

Section 4.8 Confidential Information.

(a) Except as permitted by Section 4.8(b), (i) each Member shall keep confidential all Confidential Information and shall not disclose any Confidential Information to any Person, including any of its Affiliates; and (ii) each Member shall use the Confidential Information only for purposes reasonably related to such Member’s Membership Interest in the Company or in connection with such Member’s status as a Member of the Company (including, for the avoidance of doubt, with respect to exercising its rights pursuant to this Agreement (including Section 8.6)).

(b) Notwithstanding Section 4.8(a), but subject to the other provisions of this Section 4.8, and subject to any restrictions or limitations on disclosure imposed by applicable Law or by contractual obligations of confidentiality, a Member may make the following disclosures and uses of Confidential Information:

(i) disclosures to another Member in connection with the conduct of the business and affairs of the Company;

(ii) disclosures and uses that are approved by the Manager;

(iii) disclosures to Governmental Authorities;

(iv) disclosures to an Affiliate of such Member, including the directors, officers, managers, members, partners, and employees of such Affiliate, to the extent permitted by applicable Law, if such Affiliate or other Person is subject to this Section 4.8 or a Comparable Confidentiality Obligation (it being understood that such Member shall be responsible to the Company for any breach of this Section 4.8 or such Comparable Confidentiality Obligation);

(v) disclosures to a Person that is not a Member or an Affiliate of a Member, if (A) such Person (1) has been retained by the Company to provide services to or for the Company or (2) has been retained by a Member (or Affiliate of a Member) to provide such Member (or Affiliate) services relating to the Company or such Member’s Membership Interest in the Company and (B) such Person has entered into a Comparable Confidentiality Obligation;

(vi) disclosures required, with respect to a Member or an Affiliate of a Member, pursuant to (A) the Securities Act and the rules and regulations promulgated thereunder, (B) the Exchange Act and the rules and regulations promulgated thereunder, (C) any state securities Laws, (D) the rules and regulations of a National Securities Exchange, or (E) pursuant to an audit or examination by a Governmental Authority, or any regulator or self-regulatory organization; and

(vii) disclosures that a Member is legally compelled to make by deposition, interrogatory, request for documents, subpoena, civil investigative demand, order of a court of competent jurisdiction, or similar process, or otherwise by Law; provided that, prior to any such disclosure, such Member shall, to the extent legally permissible:

(A) provide the Company and the Manager with prompt notice of such requirements so that the Company or one or more of the Members may seek, at its sole cost and expense, a protective order or other appropriate remedy or waive compliance with the terms of this Section 4.8(b)(vii);

(B) consult with the Company and the Manager on the advisability of taking steps to resist or narrow such disclosure; and

(C) cooperate with the Company, the Manager, and the other Members in any attempt one or more of them may make, at its or their sole cost and expense, to obtain a protective order or other appropriate remedy or assurance that confidential treatment will be afforded the Confidential Information; and in the event such protective order or other remedy is not obtained, or the other Members waive compliance with the provisions hereof, such Member agrees (1) to furnish only that portion of the Confidential Information that, on the advice of such Member’s internal or external counsel, such Member is legally required to disclose, and (2) to exercise reasonable efforts to obtain assurance that confidential treatment will be accorded such Confidential Information.

(c) Notwithstanding any other provision of this Agreement, including this Section 4.8, no Member (or Representative of any Member) shall be entitled to disclose any Confidential Information that (A) is subject to any contractual or legal obligation of confidentiality, (B) is protected by the attorney-client or other applicable privilege, or (C) the Manager has determined in good faith is competitively sensitive or the disclosure of which would damage the Company or any of their respective businesses.

(d) Each Member shall take such precautionary measures as are necessary or appropriate to ensure (and such Member shall be responsible for) compliance with this Section 4.8 by any of its Affiliates, and its and their directors, officers, managers, members, partners, employees, advisors, and agents, and any other Persons to which it may disclose Confidential Information in accordance with this Section 4.8.

(e) Promptly after a Member no longer holds any of its Membership Interest, such Person shall, at the Company’s option, either destroy (and provide a written confirmation (email being sufficient) of destruction to the Company with respect to) or return to the Company all Confidential Information in its possession. Notwithstanding the immediately preceding sentence, but subject to the other provisions of this Section 4.8, such Person may retain for a stated period, but not disclose to any other Person, Confidential Information for the limited purposes of (i) preparing such Member’s Tax Returns and defending audits, investigations, and proceedings relating thereto or (ii) complying with applicable Law or bona fide internal document retention policies; provided that such Person must keep such retained Confidential Information confidential in accordance with this Section 4.8 for so long as such information is retained. All Confidential Information retained pursuant to this Section 4.8 shall not be accessed by the withdrawn Member during such period of retention other than as permitted under this Section 4.8.

(f) The Members agree that no adequate remedy at Law exists for a breach or threatened breach of any of the provisions of this Section 4.8, the continuation of which unremedied will cause the Company and the other Members to suffer irreparable harm. Accordingly, the Members agree that the Company and the other Members shall be entitled, in addition to other remedies that may be available to them, to immediate injunctive relief from any breach or threatened breach of any of the provisions of this Section 4.8 and to specific performance of their rights hereunder, as well as to any other remedies available at Law or in equity, pursuant to Section 11.3.

(g) The obligations of the Members under this Section 4.8 (including the obligations of any withdrawn member) shall terminate on the second (2nd) anniversary of the end of the Term.

Article V.
MEMBERSHIP INTERESTS; CAPITAL CONTRIBUTIONS; LOANS

Section 5.1 Classes of Membership Interests; Authorized Units; General Provisions with Respect to Units.

(a) Classes of Membership Interests. Subject to the provisions of this Agreement, the Equity Securities of the Company shall consist of Common Units, Company Warrants and such other Equity Securities as the Manager shall from time to time determine in accordance with the terms of this Article V. From and after the Amendment and Restatement Date, the Membership Interests represented by Common Units shall have the respective rights, powers, and preferences (including with respect to allocations and distributions), and the respective duties, obligations and restrictions, as are set forth in this Agreement. Except as otherwise provided in this Agreement, each outstanding Common Unit shall be identical. The Company Warrants shall be exercisable for Common Units in a manner corresponding to the Class A Common Stock issuable by Pubco upon exercise of Pubco Warrants and shall be subject, mutatis mutandis, to the terms of any warrant agreement applicable to such Pubco Warrants. The Manager’s interest in its capacity as such shall be a non-economic interest in the Company, which does not entitle the Manager, solely in its capacity as such, to any Common Units or distributions.

(b) Additional Membership Interests. Subject to the terms of this Agreement, additional Membership Interests of any class or series (“Additional Membership Interests”) may be created and issued to existing Members or to other Persons, and such other Persons may be admitted to the Company as New Members or substitute Members, on such terms and conditions as the Manager may determine at the time of admission; provided that Additional Membership Interests shall not be issued to other Persons if such issuance would cause the Company to have one hundred (100) or more partners (within the meaning of Treasury Regulations Section 1.7704-1(h), including the look-through rule in Treasury Regulations Section 1.7704-1(h)(3)). The terms of (i) admission of any New Member in connection with an issuance of Additional Membership Interests must specify the number of Additional Membership Interests to be issued to such New Member and the amount of the initial Capital Contribution to be made to the Company by such New Member in respect of such Additional Membership Interests or (ii) issuance of any Additional Membership Interests to any existing Members must specify the number of Additional Membership Interests to be issued to such existing Member and the amount of Capital Contribution to be made to the Company by such existing Member in respect of such Additional Membership Interests, and, in each case, may provide for the creation of different classes or groups of Members having different rights, powers, and duties. Any admission of a New Member in connection with an issuance of Additional Membership Interests is effective only after the Company shall have received (or is deemed to have received) such New Member’s Capital Contribution, such New Member has executed and delivered to the Manager an instrument containing the notice address of the New Member and such New Member’s ratification of and joinder to this Agreement and agreement to be bound by the terms and conditions set forth herein, and such New Member’s confirmation that the representations, warranties, and covenants in this Agreement, including those set forth in Section 4.2 and Section 10.4, are true and correct with respect to such New Member. At any time the Company issues Additional Membership Interests, the Manager shall update the Schedule of Members attached hereto as Exhibit A upon such issuance to reflect, (i) in the case of a New Member, such New Member’s name, address, and the number and class of Additional Membership Interests issued to such New Member, and (ii) in the case of an existing Member, the number and class of Additional Membership Interests issued to such Member. The provisions of this Section 5.1(b) shall not be construed to replace, modify, or limit the restrictions set forth in Section 9.1.

(c) New Pubco Issuances.

(i) Subject to Section 5.5 and Section 5.1(c)(ii), if, at any time after the Amendment and Restatement Date, Pubco issues shares of its Class A Common Stock (including any Earnout Shares) or any other Equity Security of Pubco, (x) Pubco shall cause SPAC Subsidiary B or another member of the Pubco Holdings Group to concurrently contribute to the Company the net proceeds or other property received by Pubco, if any, for such share of Class A Common Stock or other Equity Security and (y) the Company shall concurrently issue to SPAC Subsidiary B or such other member(s) of the Pubco Holdings Group that have made such contributions, in accordance with the respective contributions made by each such member pursuant to clause (x), in respect of each such share of Class A Common Stock or other Equity Security issued, an equal number of Common Units (if Pubco issues shares of Class A Common Stock), or an equal number of such other Equity Security of the Company corresponding to the Equity Securities issued by Pubco (if Pubco issues Equity Securities other than Class A Common Stock), and with the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of Pubco so issued.

(ii) Notwithstanding anything to the contrary contained in Section 5.1(c)(i) or Section 5.1(c)(iii), this Section 5.1(c) shall not apply to (x) the issuance and distribution to holders of shares of Pubco Common Stock of rights to purchase Equity Securities of Pubco under a “poison pill” or similar shareholder rights plan (and upon exchange of Common Units for Class A Common Stock, such Class A Common Stock will be issued together with a corresponding right under such plan) or (y) the issuance under Pubco’s employee benefit plans of any warrants, options, stock appreciation right, restricted stock, restricted stock units, performance based award or other rights to acquire Equity Securities of Pubco or rights or property that may be converted into or settled in Equity Securities of Pubco, but shall in each of the foregoing cases apply to the issuance of Equity Securities of Pubco in connection with the exercise or settlement of such warrants, options, stock appreciation right, restricted stock units, performance based awards or the vesting of restricted stock (including as set forth in clause (iii) below, as applicable).

(iii) In the event any outstanding Pubco Warrant or other Equity Security of Pubco is exercised or otherwise converted and, as a result, any shares of Class A Common Stock or other Equity Securities of Pubco are issued (including as a result of the exercise of Pubco Warrants), (x) the corresponding Company Warrant or other Equity Security outstanding at the Company, if any, shall be similarly exercised or otherwise converted, if applicable, and (y) an equivalent number of Common Units or equivalent Equity Securities of the Company shall be issued to the applicable members of the Pubco Holdings Group as required by the first sentence of Section 5.1(c)(i) and (z) the Pubco Holdings Group shall concurrently contribute to the Company the net proceeds received by Pubco from any such exercise or conversion.

(d) Pubco Debt Issuance. If at any time any member of the Pubco Holdings Group issues Debt Securities (other than to another member of the Pubco Holdings Group), such member of the Pubco Holdings Group shall transfer to the Company the net proceeds received by such member of the Pubco Holdings Group in exchange for such Debt Securities in a manner that directly or indirectly burdens the Company with the repayment of the Debt Securities.

(e) New Company Issuances. Except pursuant to Section 5.5, (x) the Company may not issue any additional Common Units to any member of the Pubco Holdings Group unless (i) substantially simultaneously therewith a member of the Pubco Holdings Group issues or transfers an equal number of newly-issued shares of Class A Common Stock to another Person or Persons (other than another member of the Pubco Holdings Group), and (ii) such issuance is in accordance with Section 5.1(c), and (y) the Company may not issue any other Equity Securities of the Company to any member of the Pubco Holdings Group unless (i) substantially simultaneously therewith a member of the Pubco Holdings Group issues or transfers, to another Person (other than another member of the Pubco Holdings Group), an equal number of newly-issued shares of Equity Securities of such member of the Pubco Holdings Group with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Company, and (ii) such issuance is in accordance with Section 5.1(c).

(f) Repurchases and Redemptions.

(i) No member of the Pubco Holdings Group may redeem, repurchase or otherwise acquire (other than from another member of the Pubco Holdings Group) (A) any shares of Class A Common Stock pursuant to a Board approved repurchase plan or program (or otherwise in connection with a transaction approved by the Board) unless substantially simultaneously therewith the Company redeems, repurchases or otherwise acquires from a member of the Pubco Holdings Group an equal number of Common Units for the same price per security, if any, or (B) any other Equity Securities of the Pubco Holdings Group pursuant to a Board approved repurchase plan or program (or otherwise in connection with a transaction approved by the Board) unless substantially simultaneously therewith the Company redeems, repurchases or otherwise acquires from a member of the Pubco Holdings Group an equal number of the corresponding class or series of Equity Securities of the Company with the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of such member of the Pubco Holdings Group for the same price per security, if any.

(ii) The Company may not redeem, repurchase or otherwise acquire (x) any Common Units from any member of the Pubco Holdings Group unless substantially simultaneously a member of the Pubco Holdings Group redeems, repurchases or otherwise acquires pursuant to a Board approved repurchase plan or program (or otherwise in connection with a transaction approved by the Board) an equal number of shares of Class A Common Stock for the same price per security from holders thereof or (y) any other Equity Securities of the Company from the Pubco Holdings Group unless substantially simultaneously a member of the Pubco Holdings Group redeems, repurchases or otherwise acquires pursuant to a Board approved repurchase plan or program (or otherwise in connection with a transaction approved by the Board) for the same price per security an equal number of Equity Securities of a member of the Pubco Holdings Group of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of such Member of the Pubco Holdings Group.

(g) Notwithstanding the foregoing clauses (i) and (ii), to the extent that any consideration payable by the Pubco Holdings Group in connection with the redemption, repurchase or acquisition of any shares of Class A Common Stock or other Equity Securities of Pubco or any other member of the Pubco Holdings Group consists (in whole or in part) of shares of Class A Common Stock or such other Equity Securities (including in connection with the cashless exercise of an option or warrant (or other convertible right or security)) other than under Pubco’s employee benefit plans for which there is no corresponding Common Units or other Equity Securities of the Company, then the redemption, repurchase or acquisition of the corresponding Common Units or other Equity Securities of the Company shall be effectuated in an equivalent manner.

(h) Equity Subdivisions and Combinations.

(i) The Company shall not in any manner effect any subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the outstanding Units unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Pubco Common Stock or other related class or series of Equity Security of Pubco, with corresponding changes made with respect to any other exchangeable or convertible Equity Securities of the Company and Pubco.

(ii) Except in accordance with Section 5.5(a)(iv), Pubco shall not in any manner effect any subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the outstanding Pubco Common Stock or any other class or series of Equity Security of Pubco, unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Units or other related class or series of Equity Security of the Company, with corresponding changes made with respect to any applicable exchangeable or convertible Equity Securities of the Company and Pubco.

Section 5.2 Capital Contributions.

(a) Except as otherwise may be required by Law, no Member shall be required to make any Capital Contribution to the Company (or otherwise pursuant to this Agreement). No Member shall have the right to make any Capital Contribution without the written approval of the Manager.

(b) In the event that the Members make any Capital Contributions, then (i) all such Capital Contributions shall be made in cash or Ether, unless otherwise approved by the Manager; and (ii) all amounts received by the Company pursuant to this Section 5.2 shall be credited to the Capital Accounts of the respective Members making such Capital Contributions as of the date such Capital Contributions are received by the Company.

Section 5.3 Return of Contributions. Except as expressly provided herein, a Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions. An unreturned Capital Contribution is not a liability of the Company or of any Member. No Member shall be required to contribute or to lend any cash or property to the Company to enable the Company to return any Member’s Capital Contributions.

Section 5.4 Capital Accounts.

(a) The Company shall establish and maintain a Capital Account for each Member. Each Member’s Capital Account shall be increased by (i) the amount of money contributed (or deemed to be contributed) by that Member to the Company, (ii) the Fair Market Value of property contributed (or deemed to be contributed) by that Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code), and (iii) allocations to that Member of Profits (or items thereof) and decreased by (i) the amount of money distributed (or deemed to be distributed) by the Company to that Member, (ii) the Fair Market Value of property distributed (or deemed to be distributed) by the Company to that Member (net of liabilities that such Member is considered to assume or take subject to), and (iii) allocations to that Member of Losses (or items thereof).

(b) The Company is authorized to make such adjustments to the Members’ Capital Accounts as are necessary to comply with Section 704(b) of the Code and the Treasury Regulations thereunder.

(c) Upon the Transfer of any Units in the Company in accordance with the provisions of this Agreement, the transferee of such Units shall succeed to the Capital Account of such transferor of such Units to the extent it relates to the transferred Units.

Section 5.5 Exchange of Units.

(a) Exchange Procedures.

(i) Upon the terms and subject to the conditions set forth in this Section 5.5, an Exchange Member shall be entitled to Exchange with the Company, at any time and from time to time, any or all of such Exchange Member’s Company Exchange Units for an equivalent number of shares of Class A Common Stock (“Share Settlement”) or, at the Company’s election validly made in accordance with Section 5.5(a)(v), cash equal to the Cash Exchange Payment calculated with respect to such Exchange (the “Exchange Right”).

(ii) In order to exercise the Exchange Right with respect to Company Exchange Units, an Exchange Member shall provide an Exchange Notice to the Company and Pubco (or their respective designee(s) in such a manner as they may from time to time designate and communicate to the Exchange Members) stating the number of Company Exchange Units such Exchange Member elects to have the Company Exchange for shares of Class A Common Stock. On any Exchange Date for which an Exchange Member delivers an Exchange Notice in respect of Company Exchange Units, as of such Exchange Date, such Company Exchange Units shall be exchangeable for an equal number of shares of Class A Common Stock.

(iii) An Exchange Notice may specify that the Exchange is to be contingent (including as to timing) upon the consummation of a purchase by another Person (whether in a tender or exchange offer, an underwritten offering or otherwise) of the shares of Class A Common Stock for which the Company Exchange Units are exchangeable, or contingent (including as to timing) upon the closing of an announced merger, consolidation or other transaction or event in which the shares of Class A Common Stock would be exchanged or converted or become exchangeable for or convertible into cash or other securities or property; provided that this sentence shall not apply to any Exchange for which the Company has made a valid Cash Election.

(iv) Blocker Exchange and Merger.

(A) Notwithstanding anything in this Section 5.5 to the contrary, an Eligible Blocker may elect to exercise the Exchange Right available to such Eligible Blocker whereby its Blocker Shareholders would receive a number of shares of Class A Common Stock equal to the number of Company Exchange Units held by such Eligible Blocker in exchange for a Transfer to Pubco of 100% of the outstanding Equity Interests of such Eligible Blocker (a “Blocker Exchange”).

(B) If an Eligible Blocker elects to effect a Blocker Exchange, the Eligible Blocker’s Exchange Notice shall (i) indicate that such Eligible Blocker has elected to effect a Blocker Exchange, (ii) identify the number of Company Exchange Units held by such Eligible Blocker, (iii) to the extent such Eligible Blocker has received any Company Exchange Units pursuant to a Transfer after the Amendment and Restatement Date, such as in dissolution of an Affiliate in connection with such Blocker Exchange, include the agreement or agreements pursuant to which such Company Exchange Units were Transferred to the Eligible Blocker, (iv) include all Tax Returns, if any, filed by the Eligible Blocker, (v) to the extent the Eligible Blocker has made any tax payments, include the amount of such payments and evidence that such payments have been remitted to the appropriate Governmental Authorities, (vi) to the extent such Eligible Blocker is a Permitted Foreign Corporation, include confirmation that such Permitted Foreign Corporation is not subject to tax by reason of its place of incorporation or domicile, and (vii) include a duly executed certificate from a representative of the Eligible Blocker confirming that the Eligible Blocker qualifies as an Eligible Blocker (as defined) as of the date such Exchange Notice is delivered and that such representative is aware of no fact or circumstances that would prevent the Eligible Blocker from continuing to qualify as an Eligible Blocker through the Blocker Exchange Date.

(C) Promptly following receipt of a properly completed Exchange Notice whereby an Eligible Blocker elects a Blocker Exchange:

(1) the Eligible Blocker shall provide the Manager with any information, documentation or evidence reasonably requested by the Manager to confirm such Member’s qualification as an Eligible Blocker or to determine any tax liability of such Eligible Blocker; and

(2) the Company shall provide the Eligible Blocker with (i) an estimate of the taxable income (determined under U.S. federal income tax principles) expected to be allocable to such Eligible Blocker for the taxable year that includes the Exchange Notice by reason of its direct or indirect ownership of Company Exchange Units, assuming the taxable year of the Eligible Blocker ends on the Blocker Exchange Date, and (ii) an estimate of the Blocker Tax Liability, in each case, no later than the sixth (6th) Business Day following its receipt of the Blocker Exchange Notice. The Eligible Blocker shall notify the Company in writing of any dispute with respect to the Blocker Tax Liability no later than the fourth (4th) Business Day after its receipt of such estimates. The Company shall also provide the Eligible Blocker with a draft of a definitive agreement, on customary terms, to effect the Blocker Exchange (an “Exchange Agreement”).

(D) In the event of any disagreement (a “Blocker Dispute”) between the Company and an Eligible Blocker (the “Blocker Dispute Parties”) as to such Eligible Blocker’s qualifications as such, the estimate of taxable income provided to such Eligible Blocker pursuant to Section 5.5(a)(iv)(C)(2) of this Agreement, or the estimated amount of the Blocker Tax Liability with respect to such Eligible Blocker, the disputing party shall promptly notify the other Blocker Dispute Party of such dispute and the Blocker Dispute Parties shall thereafter negotiate in good faith to resolve such Blocker Dispute. If good faith negotiations do not result in a resolution of the Blocker Dispute within five (5) days of such notice, the Blocker Dispute Parties shall select an independent third-party arbitrator (the “Arbitrator”) to resolve the Blocker Dispute (the “Arbitration Proceeding”). If the Blocker Dispute Parties are unable to agree upon an Arbitrator within five (5) days following the end of the negotiation period described in the immediately preceding sentence, then the matter shall be promptly submitted to JAMS and shall be resolved by an Arbitrator who is a tax professional with experience in the area of digital assets (or if any such Arbitrator with these specific credentials is not available, any other Arbitrator with similar experience that is mutually agreeable by the Blocker Dispute Parties). All determinations made by the Arbitrator pursuant to this Section 5.5(a)(iv)(D) shall be final, conclusive and binding on the Blocker Dispute Parties. The fees and expenses of the Arbitrator shall be borne equally by the Company and the Blocker Shareholders.

(E) On the Blocker Exchange Date and pursuant to the applicable Exchange Agreement, (i) the Blocker Shareholders shall transfer or cause to be transferred to the Eligible Blocker an amount of cash (denominated in USD) sufficient to satisfy the Blocker Tax Liability with respect to such Eligible Blocker, (ii) the Blocker Shareholders shall transfer or cause to be transferred to Pubco all outstanding Equity Interests of the Eligible Blocker, and (iii) Pubco shall issue to the Blocker Shareholders or the applicable Blocker Shareholders’ written order the number of shares of Class A Common Stock that would otherwise have been issuable to the Eligible Blocker in an Exchange of all Company Exchange Units then owned by the Eligible Blocker in accordance with this Section 5.5.

(F) As promptly as reasonably practicable after any Blocker Exchange and to the extent permitted by applicable law, Pubco shall effect a merger of such Eligible Blocker with and into Pubco (a “Blocker Merger”), and shall promptly provide the Blocker Shareholders with evidence that such Blocker Merger has been completed.

(v) Upon receipt of an Exchange Notice that does not contemplate a Blocker Exchange, the Company shall be entitled to elect (a “Cash Election”) to settle the Exchange by delivery to the applicable Exchange Member, in lieu of the applicable number of shares of Class A Common Stock that would be received in such Exchange, an amount of cash equal to the Cash Exchange Payment for such Exchange. In order to make a Cash Election with respect to an Exchange, the Company must provide written notice (the “Cash Election Notice”) of such election to the applicable Exchange Member prior to 9:00 a.m., New York time, on the Exchange Date, which notice shall be provided by the Company to the applicable Exchange Member to the e-mail address designated by such Exchange Member in the Exchange Notice. If the Company fails to provide a Cash Election Notice prior to such time, it shall not be entitled to make a Cash Election with respect to such Exchange. The applicable Exchange Member may retract its Exchange Notice by giving written notice (the “Retraction Notice”) to the Company (with a copy to Pubco) at any time prior to 12:00 p.m., New York time, on the Exchange Date in such a manner as the Company may from time to time designate and communicate to the applicable Exchange Member (including through any third party equity program administrator). The timely delivery of a Retraction Notice shall terminate the applicable Exchange Member’s, the Company’s and Pubco’s rights and obligation under this Section 5.5 arising from the retracted Exchange Notice. For the avoidance of doubt, the Company may determine to decline to make a Cash Election and proceed with the Exchange at any time on the Exchange Date.

(vi) Notwithstanding anything to the contrary in this Agreement, to the extent that the Manager determines in good faith that additional restrictions on Exchanges are necessary or advisable so that the Company is not treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code, the Manager may impose such additional restrictions on Exchanges as the Manager has determined in good faith to be so necessary or advisable.

(b) Share Exchange. If the Company has not made a valid Cash Election and the Exchange Member does not validly elect a Blocker Exchange, then as promptly as practicable after the receipt of the Exchange Notice, Pubco shall issue and contribute to the Company (directly or through other members of the Pubco Holdings Group), and the Company shall deliver to the applicable Exchange Member or the applicable Exchange Member’s written order, the number of shares of Class A Common Stock issuable upon the Exchange (in book-entry or certificated form, as determined by Pubco, and with such legends as may be required in accordance with Pubco’s organizational documents and applicable Law), and the Company shall deliver such surrendered Company Exchange Units to Pubco or another member of the Pubco Holdings Group in exchange for no additional consideration.

(c) In the event of a Share Settlement in connection with an Exchange, an Exchange Member shall be entitled, upon written notice to the Company, to retract and revoke its Exchange Notice or delay the consummation of the Exchange if any of the following conditions exists: (i) any registration statement pursuant to which the resale of the Class A Common Stock to be registered for such Exchange Member at or immediately following the consummation of the Exchange shall have ceased to be effective pursuant to any action or inaction by the Commission or no such resale registration statement has yet become effective; (ii) Pubco shall have failed to cause any related prospectus to be supplemented by any required prospectus supplement necessary to effect such Exchange; (iii) Pubco shall have exercised its right to defer, delay or suspend the filing or effectiveness of a registration statement and such deferral, delay or suspension shall affect the ability of such Exchange Member to have its Class A Common Stock registered at or immediately following the consummation of the Exchange; (iv) Pubco shall have disclosed to such Exchange Member any material non-public information concerning Pubco, the receipt of which results in such Exchange Member being prohibited or restricted from selling Class A Common Stock at or immediately following the Exchange without disclosure of such information (and Pubco does not permit such disclosure); (v) any stop order shall have been issued by the Commission with respect to the registration statement pursuant to which the resale of the Class A Common Stock to be received by such Exchange Member was to be registered at or immediately following the Exchange; (vi) there shall be in effect an injunction, a restraining order or a decree of any nature of any Governmental Authority that restrains or prohibits the Exchange; or (vii) the Exchange Date would occur three Business Days or less prior to, or during, any “black-out” or similar period under Pubco’s policies covering trading in the Pubco’s securities to which the applicable Exchange Member is subject, which period restricts the ability of such Exchange Member to immediately resell shares of Class A Common Stock to be delivered to such Exchange Member in connection with a Share Settlement; provided that in no event shall the Exchange Member seeking to revoke its Exchange Notice or delay the consummation of such Exchange and relying on any of the matters contemplated in the immediately preceding clauses (i) through (vii) above have controlled or intentionally materially influenced any facts, circumstances or Persons in connection therewith (except, if applicable, in the good faith performance of his or her duties as an officer or director of Pubco) in order to provide such Exchange Member with a basis for such delay or revocation. If an Exchange Member delays the consummation of an Exchange pursuant to this Section 5.5(c), the Exchange Date shall occur on the fifth Business Day following the date on which the conditions giving rise to such delay cease to exist (or on such earlier day as Pubco, the Company and such Exchange Member may agree in writing).

(d) Cash Exchange. If the Company has made a valid Cash Election, then as promptly as practicable after the receipt of the Exchange Notice (but in no event more than two (2) Business Days after receipt of the Exchange Notice), at Pubco’s option, (i) Pubco or another member of the Pubco Holdings Group shall contribute to the Company or (ii) the Company shall make available from Distributable Cash, the cash consideration the applicable Exchange Member is entitled to receive in the Exchange, and the Company shall deliver to the applicable Exchange Member, as directed by the applicable Exchange Member, by wire transfer of immediately available funds, the Cash Exchange Payment payable upon the Exchange, and the Company shall deliver such surrendered Company Exchange Units to Pubco or another member of the Pubco Holdings Group for no additional consideration, which Company Exchange Units shall be immediately cancelled and removed from the Company’s books. Each Exchange shall be deemed to have been effected on the Exchange Date. If the Company has not made a valid Cash Election, the Person or Persons in whose name the shares of Class A Common Stock shall be issuable upon such Exchange or Blocker Exchange as aforesaid shall be deemed to have become, on the Exchange Date, the holder or holders of record of the shares represented thereby.

(e) Splits, Distributions and Reclassifications. If there is any reclassification, reorganization, recapitalization or other similar transaction in which the shares of Class A Common Stock are converted or changed into another security, securities or other property, this Section 5.5 shall continue to be applicable, mutatis mutandis, with respect to such security or other property. This Section 5.5(e) is intended to preserve the intended economic effect of Section 4.1 and this Section 5.5 and to put each Member in the same economic position, to the extent possible, with respect to Exchanges and Blocker Exchanges as if such reclassification, reorganization, recapitalization or other similar transaction had not occurred and shall be interpreted in a manner consistent with such intent.

(f) Pubco Covenants. Pubco shall at all times keep available, solely for the purpose of issuance upon an Exchange or Blocker Exchange, out of its authorized but unissued shares of Class A Common Stock, such number of shares of Class A Common Stock that shall be issuable upon the Exchange of all outstanding Company Exchange Units, provided that nothing contained in this Agreement shall be construed to preclude Pubco from satisfying its obligations with respect to an Exchange by delivery of a Cash Exchange Payment or shares of Class A Common Stock that are held in treasury of Pubco. Pubco covenants that all shares of Class A Common Stock that shall be issued upon an Exchange or Blocker Exchange shall, upon issuance thereof, be validly issued, fully paid and non-assessable, free and clear of all liens and encumbrances other than any liens and encumbrances occurring under applicable securities Laws. In addition, for so long as the shares of Class A Common Stock are listed on a stock exchange or automated or electronic quotation system, Pubco shall cause all shares of Class A Common Stock issued upon an Exchange or Blocker Exchange to be listed on such stock exchange or automated or electronic quotation system at the time of such issuance.

(g) In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Class A Common Stock (a “Pubco Offer”) is proposed by Pubco or is proposed to Pubco or its stockholders and approved by the Board or is otherwise effected or to be effected with the consent or approval of the Board, the Exchange Members shall be permitted to participate in such Pubco Offer by delivery of an Exchange Notice (which Exchange Notice shall be effective immediately prior to the consummation of such Pubco Offer (and, for the avoidance of doubt, shall be contingent upon such Pubco Offer and not be effective if such Pubco Offer is not consummated)). In the case of a Pubco Offer proposed by Pubco, Pubco will use its reasonable efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit the Exchange Members to participate in such Pubco Offer to the same extent or on an economically equivalent basis as the holders of shares of Class A Common Stock without discrimination; provided that, without limiting the generality of this sentence, Pubco will use its reasonable efforts expeditiously and in good faith to ensure that such Exchange Members may participate in each such Pubco Offer without being required to exchange Company Exchange Units to the extent such participation is practicable. In no event shall the Exchange Members be entitled to receive in such Pubco Offer aggregate consideration for each Company Exchange Unit that is greater than the consideration payable in respect of each share of Class A Common Stock in connection with a Pubco Offer.

(h) Exchange Taxes. The issuance of shares of Class A Common Stock upon an Exchange or Blocker Exchange shall be made without charge to the applicable Exchange Member or Blocker Shareholders for any stamp or other similar tax in respect of such issuance; provided that if the Stock Exchange Payment or the Cash Exchange Payment is to be delivered in a name other than that of the holder of Exchanged Units or the Blocker Shareholders, as applicable, that requested the Exchange (or The Depository Trust Company or its nominee for the account of a participant of The Depository Trust Company that will hold the shares for the account of such holder), then such holder and/or the Person in whose name such shares are to be delivered shall pay to Pubco the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or Blocker Exchange or shall establish to the reasonable satisfaction of Pubco that such tax has been paid or is not payable.

(i) Pubco Call Rights. Notwithstanding anything to the contrary contained in this Section 5.5, with respect to any Exchange Notice that does not contemplate a Blocker Exchange, the applicable Exchange Member shall be deemed to have offered to sell its Exchanged Units as described in any Exchange Notice directly to Pubco (rather than to the Company), and Pubco or an Affiliate of Pubco may, by delivery of a written notice to the applicable Exchange Member no later than 9:00 a.m., New York time, on the Exchange Date, in accordance with, and subject to the terms of, this Section 5.5(i) (such notice, a “Pubco Call Notice”), elect to purchase directly and acquire such Exchanged Units on such date by paying to the applicable Exchange Member (or such other Person specified in the Exchange Notice) the Stock Exchange Payment and/or the Cash Exchange Payment, whereupon Pubco or another member of the Pubco Holdings Group shall acquire the Common Units comprising the Exchanged Units on the Exchange Date and be treated for all purposes of this Agreement as the owner of such Common Units. Except as otherwise provided in this Section 5.5(i), an exercise of the Pubco Call Right shall be consummated pursuant to the same timeframe and in the same manner as the relevant Exchange would have been consummated if Pubco had not given a Pubco Call Notice.

(j) Distribution Rights. No Exchange or Blocker Exchange shall impair the right of an Exchange Member to receive any distributions payable on any Units redeemed pursuant to such Exchange in respect of a record date that occurs prior to the Exchange Date for such Exchange. An Exchange Member, or Person designated by an Exchange Member to receive shares of Class A Common Stock, shall in no case be entitled to receive, with respect to such record date, both (1) distributions or dividends on any Units redeemed by the Company from the Exchange Member and (2) distributions or dividends on shares of Class A Common Stock received by an Exchange Member or other Person so designated, if applicable, in such Exchange or Blocker Exchange.

(k) Tax Matters. For U.S. federal and applicable state and local income tax purposes, each Exchange Member, the Company and Pubco agree to treat (a) each Exchange as a sale by the applicable Exchange Member of the applicable Exchange Member’s Units to Pubco in exchange for the payment by Pubco of the Stock Exchange Payment or the Cash Exchange Payment to such Exchange Member, and (b) each Blocker Exchange and Blocker Merger, taken together, as a tax-free reorganization under section 368(a)(1)(A) of the Code, in each case, except as required by a change in law or a determination within the meaning of Section 1313(a) of the Code.

Article VI.
Allocations Of Profits And Losses

Section 6.1 Profits and Losses. Except as otherwise provided in this Agreement, including Section 6.3, and after giving effect to the special allocations set forth in Section 6.2, for each Fiscal Year (or other applicable period) or as otherwise determined by the Manager, Profit or Loss of the Company (and, if necessary, individual items of Company income, gain, loss, credit and deduction) will be allocated among the Members in a manner such that the Capital Account of each Member, immediately after making such allocation, is, as nearly as possible, equal (proportionately) to the excess of:

(a) the distributions that would be made to such Member pursuant to Section 12.2 if (1) the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Carrying Value, (2) all Company Liabilities were satisfied (limited with respect to each Nonrecourse Liability to the Carrying Value of the assets securing such liability), and (3) the net assets of the Company were distributed, in accordance with Section 12.2, to the Members immediately after making such allocation; minus

(b) the sum of (1) such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain plus (2) the amount, if any, that such Member is obligated (or deemed obligated) to contribute, in its capacity as a Member, to the capital of the Company, each as computed immediately prior to the hypothetical sale of assets described in Section 6.1(a); provided, however, that Profit or Loss of the Company attributable to the portion of the initial Fiscal Year preceding the Amendment and Restatement Date shall be allocated in accordance with the A&R LLC Agreement and Section 706 of the Code and the Treasury Regulations thereunder.

Section 6.2 Special Allocations. The following special allocations will be made in the following order:

(a) Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(f), notwithstanding any other provision of this Article 6, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member will be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations pursuant to the immediately preceding sentence will be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated will be determined in accordance with Treasury Regulations Section 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.2(a) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and will be interpreted consistently therewith.

(b) Member Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Article 6, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), will be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence will be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated will be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.2(b) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(i)(4) and will be interpreted consistently therewith.

(c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or Section 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain will be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of the Member as promptly as possible; provided that an allocation pursuant to this Section 6.2(c) will be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 6 have been tentatively made as if this Section 6.2(c) were not in this Agreement.

(d) Deficit Balance. If any Member has a deficit balance in its Capital Account at the end of any Fiscal Year or other taxable period that is in excess of the amount that the Member is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulations Sections 1.704-2(g)(1) and (i)(5), that Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible; provided that an allocation pursuant to this Section 6.2(d) shall be made only if and to the extent that such Member would have a deficit balance in its Capital Account in excess of such sum after all other allocations provided for in Section 6.1 and Section 6.2 have been made as if Section 6.2(c) and this Section 6.2(d) were not in this Agreement.

(e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other taxable period shall be specially allocated to the Members on a pro rata basis in accordance with the number of Units owned by each Member. The amount of Nonrecourse Deductions for a Fiscal Year or other taxable period shall equal the excess, if any, of the net increase, if any, in the amount of Company Minimum Gain during that Fiscal Year or other taxable period over the aggregate amount of any distributions during that Fiscal Year or other taxable period of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined in accordance with the provisions of Treasury Regulations Section 1.704-2(d).

(f) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year or other taxable period shall be specially allocated to the Member who bears economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i). If more than one Member bears the economic risk of loss for such Member Nonrecourse Debt, the Member Nonrecourse Deductions attributable to such Member Nonrecourse Debt shall be allocated among the Members according to the ratio in which they bear the economic risk of loss. This Section 6.2(f) is intended to comply with the provisions of Treasury Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

(g) The allocations set forth in Sections 6.2(a) through 6.2(f) (the “Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding any other provision of this Article VI (other than the Regulatory Allocations), the Regulatory Allocations (and anticipated future Regulatory Allocations) shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocation of other items and the Regulatory Allocations to each Member should be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred. In general, the Members anticipate that this shall be accomplished by specially allocating other Profits and Loss among the Members so that the net amount of Regulatory Allocations and such special allocations to each such Member is zero. This Section 6.2(g) is intended to minimize to the extent possible and to the extent necessary any economic distortions that may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith.

Section 6.3 Allocations for Tax Purposes in General.

(a) Except as otherwise provided in this Section 6.3, each item of income, gain, loss and deduction of the Company for U.S. federal income tax purposes shall be allocated among the Members in the same manner as such item is allocated under Sections 6.1 and 6.2. Notwithstanding the foregoing, the Manager will have the power to make such allocations for United States federal, state, and local income tax purposes as may be necessary to maintain “substantial economic effect” or to ensure that such allocations are in accordance with each Member’s interest in the Company in each case within the meaning of Section 704(b) of the Code and the Treasury Regulations thereunder.

(b) In accordance with Code Section 704(c) and the Treasury Regulations thereunder (including the Treasury Regulations applying the principles of Code Section 704(c) to changes in Carrying Values), items of income, gain, loss and deduction with respect to any Company property having a Carrying Value that differs from such property’s adjusted U.S. federal income tax basis shall, solely for U.S. federal income tax purposes, be allocated among the Members to account for any such difference using the “traditional method” without curative allocations under Treasury Regulations Section 1.704-3(b).

(c) Any (i) recapture of depreciation or any other item of deduction shall be allocated, in accordance with Treasury Regulations Sections 1.1245-1(e) and 1.1254-5, to the Members who received the benefit of such deductions and (ii) tax credits, tax credit recapture, and any items related thereto shall be allocated to the Members according to their interests in such items as reasonably determined by the Manager taking into account the principles of Treasury Regulations Section 1.704-1(b)(4)(ii), 1.704-1(b)(3)(iv), and 1.704-1(b)(4)(viii).

(d) Allocations pursuant to this Section 6.3 are solely for purposes of U.S. federal, state and local income taxes and shall not affect or in any way be taken into account in computing any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

(e) Any adjustment to the adjusted tax basis of Company property pursuant to Code Section 743(b) resulting from a transfer of Units shall be handled in accordance with Treasury Regulations Section 1.743-1(j).

(f) If during any Fiscal Year there is any change in any Member’s Units in the Company, the Manager shall allocate the Profits or Losses to the Members of the Company so as to take into account the varying interests of the Members in the Company using an “interim closing of the books” method in a manner that complies with the provisions of Section 706 of the Code and the Treasury Regulations thereunder; provided, however, that such allocations may instead be made in another manner that complies with the provisions of Section 706 of the Code and the Treasury Regulations thereunder and that is selected by the Manager.

(g) Solely for purposes of determining a Member’s proportionate share of the “excess nonrecourse liabilities” of the Company, within the meaning of Treasury Regulations Section 1.752-3(a)(3), the Manager shall allocate such liabilities in such manner that complies with the Code and the Treasury Regulations thereunder and that the Manager reasonably determines, in a manner intended to minimize any gain of the Members to the greatest extent possible under Section 731 of the Code.

Article VII.
Distributions

Section 7.1 Distributions.

(a) Distributions.

(i) To the extent permitted by applicable Law, distributions to Members may be declared by the Manager out of Distributable Cash in such amounts, at such time and on such terms (including the payment dates of such distributions) as the Manager shall determine using such record date as the Manager may designate. All distributions made under this Section 7.1(a) shall be made to the Members holding Common Units as of the close of business on such record date on a pro rata basis (except that, for the avoidance of doubt, repurchases or redemptions made in accordance with Section 5.1(f) or payments made in accordance with Section 8.9 need not be on a pro rata basis, as long as such payments are otherwise made in accordance with the terms of this Agreement) in accordance with the number of Common Units held by each such Member as of the close of business on such record date; provided that the Manager shall have the obligation to make distributions as set forth in Section 12.2(b)(iii); provided further that, notwithstanding any other provision herein to the contrary, no distributions shall be made to any Member to the extent such distribution would render the Company insolvent or violate the Act. For purposes of this Section 7.1(a), insolvent means the inability of the Company to meet its payment obligations when due.

(ii) Promptly following the designation of a record date and the declaration of a distribution pursuant to this Section 7.1(a), the Manager shall give notice to each Member of the record date, the amount and the terms of the distribution and the payment date thereof.

(b) Successors. For purposes of determining the amount of distributions, each Member shall be treated as having made the Capital Contributions made by and received the distributions made to or received by its predecessors in respect of any of such Member’s Units.

(c) Distributions In-Kind. Except as otherwise provided in this Agreement, any distributions may be made in cash or in kind, or partly in cash and partly in kind, as reasonably determined by the Manager. In the event of any distribution of (i) property in kind or (ii) both cash and property in kind, each Member shall be distributed its proportionate share of any such cash so distributed and its proportionate share of any such property so distributed in kind (based on the Fair Market Value of such property). To the extent that the Company distributes property in-kind to the Members, the Company shall be treated as making a distribution equal to the Fair Market Value of such property for purposes of Section 7.1(a) and such property shall be treated as if it were sold for an amount equal to its Fair Market Value. Any resulting gain or loss shall be allocated to the Member’s Capital Accounts in accordance with Section 5.4.

Section 7.2 Distribution Upon Withdrawal. No withdrawing Member shall be entitled to receive any distribution or the value of such Member’s Units in the Company as a result of withdrawal from the Company prior to the liquidation of the Company, except as provided in this Agreement.

Article VIII.
Management

Section 8.1 Management by Manager.

(a) The business and affairs of the Company shall be managed by the Manager, and Pubco is hereby appointed by the Members, and by the former managing member, as the Manager of the Company. It is the intent of the Members that the Manager of the Company be deemed to be the sole “manager” of the Company (as defined in Section 18-101(12) of the Act) for all purposes under the Act, subject to the provisions of Section 8.5. At no time shall the Company have any board of managers or board of directors.

(b) Except to the extent expressly provided in Section 8.1, Section 8.6, Section 12.1(a)(i), and Section 13.4, the Manager shall have full and exclusive power and authority on behalf of the Company to conduct, direct, and exercise control over all activities of the Company, to manage and administer the business and affairs of the Company, to make all determinations on behalf of the Company or otherwise under this Agreement, and to do or cause to be done any and all acts considered by the Manager to be necessary or appropriate to conduct the business of the Company, including the authority to bind the Company in making Contracts and incurring obligations in the Company’s name in the course of the Company’s business, without the need for approval by or any other consent from any other Member.

(c) Except to the extent that a Member is also the Manager or authority is delegated from the Manager to such Member in writing, no Member will have any authority to bind the Company or to transact any business for the Company. Except for those matters that, pursuant to the express provisions of this Agreement, require the consent or approval of Members, no Member (in its capacity as such) shall have the right to vote, approve, or consent to any matter whatsoever, including any other matter that otherwise requires approval of Members under the Act, and each Member (in its capacity as a Member) hereby waives any and all other voting, approval, and consent rights with respect to the Company, other than those rights expressly provided in this Agreement. The Manager may delegate to one or more Persons all or any part of its power, authority, and duties as Manager hereunder, including, pursuant to any management services agreement the Manager or the Company may enter into with any Affiliate of the Manager or the Company, except for such power and authority to consent to Restricted Decisions and any other matters expressly requiring a vote by or consent of the Members (other than the Manager) pursuant to this Agreement, which power and authority to consent or vote on such matters will be expressly retained by such Members.

(d) The Manager shall structure any Dispositions of Ether by (i) complying with Treasury Regulation section 1.1012-1 to specifically identify blocks of Ether to be sold and (ii) by (A) first, Disposing of blocks of Ether that do not constitute section 704(c) property as to any of the Members and have been held for Company for than one year as of the date of Disposition, and (B) then Disposing of any remaining blocks in a manner that minimizes the aggregate U.S. federal income tax liabilities of the Exchange Members, taking into account the short-term or long-term character of any gain recognized and allocations made under Section 704(c).

Section 8.2 Resignation or Termination of Manager. Pubco shall not, by any means, resign as, cease to be or be replaced as Manager except in compliance with this Section 8.2. No termination or replacement of Pubco as Manager shall be effective unless proper provision is made, in compliance with this Agreement, so that the obligations of Pubco, its successor by merger (if applicable) and any new Manager and the rights of all Members under this Agreement and applicable Law remain in full force and effect. No appointment of a Person other than Pubco (or its successor by merger, as applicable) as Manager shall be effective unless (a) the new Manager executes a joinder to this Agreement and agrees to be bound by the terms and conditions in this Agreement, and (b) Pubco (or its successor by merger, as applicable) and the new Manager (as applicable) provide all other Members with contractual rights, directly enforceable by such other Members against Pubco (or its successor by merger, as applicable) and the new Manager (as applicable), to cause (i) Pubco to comply with all of Pubco’s obligations under this Agreement (including its obligations under Section 5.5) other than those that must necessarily be taken solely in its capacity as Manager and (ii) the new Manager to comply with all of the Manager’s obligations under this Agreement.

Section 8.3 Manager Compensation. The Manager shall not be compensated for its services as Manager of the Company.

Section 8.4 Certain Fees and Expenses.

(a) The Company shall pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Company (including the costs, fees and expenses of attorneys, accountants or other professionals) incurred in pursuing and conducting, or otherwise related to, the activities of the Company.

(b) The Company shall also, in the sole discretion of the Manager, bear and/or reimburse Pubco for (i) any costs, fees, expenses or other obligations incurred by Pubco in connection with the operation of the Company’s business (including expenses allocated to Pubco by its Affiliates) and (ii) any costs, fees, expenses or other obligations allocable to the Company or incurred by Pubco related to the business and affairs of Pubco that are conducted through the Company and/or any one or more of its subsidiaries, including, without limitation, (A) costs, fees, expenses and other obligations that relate to the business and affairs of the Company and/or its subsidiaries and that also relate to other activities of Pubco, (B) operating, administrative and other similar costs, fees, expenses and obligations incurred by Pubco, (C) compensation and meeting costs, fees, expenses and other obligations of the Board and any committee thereof, (D) any salary, bonus, incentive compensation and other amounts paid to any Person, including Affiliates of Pubco, to perform services for the Company, (E) costs, fees, expenses and other obligations, including damages, arising from litigation, (F) costs, fees or expenses of legal, tax, accounting and other professional advisors, (G) costs, fees, expenses and other obligations (including any underwriters discounts and commissions) related to any securities offering (whether or not successful) authorized by Pubco, (H) costs, fees, expenses and other obligations incurred in connection with the maintenance of Pubco, including those related to being a public company listed on a national securities exchange, and (I) franchise taxes (except to the extent such franchise taxes are based on or measured with respect to net income or profits); provided, however, that the Company shall not pay or bear any income tax obligations of Pubco. Reimbursements pursuant to this Section 8.4(b) shall be in addition to (but without duplication of) any indemnification or advancement of expenses made to any Covered Person pursuant to Section 8.9.

Section 8.5 Standard of Care.

(a) Except for those duties expressly set forth in this Agreement, to the fullest extent permitted by Section 18-1101(c) of the Act, neither the Manager nor any Member shall have any duties or liabilities, including fiduciary duties, to the Company or any other Member, and the provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities, including fiduciary duties, of the Manager or any Member otherwise existing at law or in equity, are agreed by the Members to restrict or eliminate to such extent, such duties and liabilities of the Manager and the Members. Notwithstanding the foregoing, nothing herein shall eliminate or limit (i) the express contractual provisions set forth herein or (ii) the implied contractual covenant of good faith and fair dealing.

(b) Each Member acknowledges its express intent, and agrees with each other Member for the mutual benefit of all the Members, that, except as expressly set forth in this Agreement:

(i) to the fullest extent permitted by applicable Law, none of the Manager, any Member, any of the Manager’s or any Member’s or any of their Affiliates’ respective directors, officers, stockholders, managers, members, partners, Affiliates, employees, Representatives, or agents (collectively, “Member/Manager-Associated Parties”), shall have or owe any fiduciary duty to the Company, any other Member, or any other Person in connection with the Company, the business and affairs of the Company, any act, omission, or decision in connection therewith, or any consent or approval given or withheld, or any other action taken, in each case, pursuant to this Agreement; provided, however, that nothing herein shall eliminate the implied contractual covenant of good faith and fair dealing; and

(ii) the provisions of this Section 8.5 will apply for the benefit of each Member and the Manager, and, subject to Section 8.5(d) and the applicable standard set forth in Section 8.6 for granting or withholding any consent or approval with respect to the matters set forth in Section 8.6, no standard of care, duty, or other legal restriction or theory of liability shall limit or modify the right of any Member or the Manager to vote, or grant or withhold its consent or approval of any matter in the manner determined by such Member or the Manager in its sole and absolute discretion, with or without cause, subject to such conditions as it shall deem appropriate, and without taking into account the interests of, and without incurring liability to, the Company, any other Member, or any of their respective Member/Manager-Associated Parties.

(c) To the maximum extent permitted by applicable Law, the Manager and each Member hereby releases and forever discharges each of the other Members and the Manager and the Member/Manager-Associated Parties of the other Members and the Manager, from all liabilities that they might owe, under the Act or otherwise, to the Company, the releasing Person, or its Affiliates on the ground that any decision of such other Member or the Manager to grant or withhold any vote, consent, or approval constituted the breach or violation of any standard of care, any fiduciary duty, or any other legal restriction or theory of liability applicable to such other Person or its Member/Manager-Associated Parties; provided, however, that nothing herein shall eliminate any Member’s or the Manager’s liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing. Notwithstanding anything in this Agreement to the contrary, nothing in this Section 8.5 shall limit or waive any Claims against, actions, rights to sue, other remedies, or other recourse of the Company, any Member or the Manager, or any other Person may have against any Member or the Manager for a breach of contract Claim relating to such Member’s or the Manager’s breach of any binding agreement, including any breach of this Agreement.

(d) Notwithstanding the foregoing or any other provision of this Agreement to the contrary, whenever the Manager makes a determination or takes or declines to take (or causes or permits the Company to take or decline to take) any other action, in its capacity as Manager, as opposed to in its individual capacity, then, unless another express standard is provided for in this Agreement, the Manager shall make such determination or take or decline to take (or cause or permit the Company to take or decline to take) such other action in good faith and shall not be subject to any other or different standards (including fiduciary standards) imposed by this Agreement. A determination or other action or inaction will conclusively be deemed to be in “good faith” for all purposes of this Agreement if the Manager, in making such determination or taking or declining to take (or causing or permitting the Company to take or decline to take) such other action, (i) reasonably believes that the determination or other action or inaction is in the best interests of the Company and (ii) does not take or decline to take (or cause or permit the Company to take or decline to take) such action with intent to benefit any other business now owned or hereafter acquired by the Manager or any of its Affiliates to the detriment of the Company.

(e) Without limiting the foregoing, the Manager shall carry out its obligations hereunder in accordance with all applicable Laws and requirements of this Agreement.

Section 8.6 Restricted Decisions. The Company shall not, and the Manager shall cause the Company not to, take any of the actions (including by the exercise or non-exercise of the Company’s direct or indirect approval rights in any other entity in which the Company directly or indirectly owns an interest) set forth on Schedule 8.6 (collectively, the “Restricted Decisions”) without having first obtained Company Exchange Unit Member Approval (which consent shall not be unreasonably withheld, conditioned, or delayed).

Section 8.7 Officers.

(a) The Manager may appoint, employ or otherwise contract with any Person for the transaction of the business of the Company or the performance of services for or on behalf of the Company, and the Manager may delegate to any such Persons such authority to act on behalf of the Company as the Manager may from time to time deem appropriate.

(b) The Officers of the Company as of the Amendment and Restatement Date are set forth on Exhibit B attached hereto.

(c) Except as set forth in this Agreement, the Manager may appoint Officers at any time, and the Officers may include a chief executive officer, a president, one or more vice presidents, a secretary, one or more assistant secretaries, a chief financial officer, a general counsel, a chief legal officer, a treasurer, one or more assistant treasurers, a chief operating officer, a chief business officer, an executive chairman, and any other officers that the Manager deems appropriate. Except as set forth in this Agreement, the Officers will serve at the pleasure of the Manager, subject to all rights, if any, of such Officer under any contract of employment. Any individual may hold any number of offices, and an Officer may, but need not, be a Member of the Company. The Officers will exercise such powers and perform such duties as specified in this Agreement or as reasonably determined from time to time by the Manager. Unless otherwise specified by the Manager, any officer holding the title at Pubco that he or she also holds at the Company will have the same authority and duties at the Company as he or she has at Pubco.

(d) Subject to this Agreement and to the rights, if any, of an Officer under a contract of employment, any Officer may be removed, either with or without cause, by the Manager. Any Officer may resign at any time by giving written notice to the Manager. Any resignation will take effect at the date of the receipt of that notice or at any later time specified in that notice and, unless otherwise specified in that notice, the acceptance of the resignation will not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the Officer is a party. A vacancy in any office because of death, resignation, removal, disqualification or any other cause will be filled in the manner prescribed in this Agreement for regular appointments to that office.

(e) In exercising their authority and performing their duties under this Agreement, the Officers shall be entitled to rely on information, opinions, reports, or statements of the following Persons or groups unless they have actual knowledge concerning the matter in question that would cause such reliance to be unwarranted:

(i) one or more employees or other agents of the Company or its Subsidiaries whom the Officer reasonably believes to be reliable and competent in the matters presented; and

(ii) any attorney, public accountant, or other Person as to matters which the Officer reasonably believes to be within such Person’s professional or expert competence.

Section 8.8 Business Opportunities.

(a) Each of the Members, the Manager, and each of their respective Affiliates (collectively, the “Member/Manager Affiliated Parties”) may engage in and possess interests in business ventures of any and every type and description, independently or with others, including ones in competition with the Company, with no obligation to offer to the Company or any other Member/Manager Affiliated Party the right to participate therein. Subject to Section 8.6, the Company may transact business with any Member/Manager Affiliated Party, and no Member/Manager Affiliated Party shall be restricted in its right to conduct, individually or jointly with others, for its own account any business activities. No Member/Manager Affiliated Party shall have any duty or obligation, express or implied, fiduciary or otherwise, to account to, or to share the results or profits of such business activities with, the Company or any Affiliate of any other Member/Manager Affiliated Party by reason of such business activities. The provisions of this Section 8.8 constitute an agreement to modify or eliminate, as applicable, fiduciary duties pursuant to the provisions of Section 18-1101 of the Act.

(b) In furtherance of the foregoing, but subject to Section 8.6, each Member:

(i) renounces in advance each and every interest or expectancy it or any of its Member/Manager Affiliated Parties might be considered to have under the Act, at common law or in equity, by reason of its membership in the Company in any business opportunity, or in any opportunity to participate in any business opportunity, in any business or industry in which any other Member/Manager Affiliated Party now or in the future engages, that is presented to the Company, to any other Member/Manager Affiliated Party or to any present or future partner, member, director, officer, manager, supervisor, employee, agent, or Representative of the Company or of any other Member/Manager Affiliated Party; and

(ii) waives and consents to the elimination of any fiduciary or other duty, including any duty of loyalty, that any other Member/Manager Affiliated Party might be considered to owe to the waiving Member, at common law or in equity, by reason of the waiving Member’s membership in the Company, to offer to the Company or the waiving Member or any of its Member/Manager Affiliated Parties any such business opportunity, or in any such opportunity to participate in any such business opportunity.

(c) The Company:

(i) renounces in advance each and every interest or expectancy it might be considered to have under the Act, at common law, or in any business opportunity, or in any opportunity to participate in any business opportunity, in any business or industry in which any Member/Manager Affiliated Party now or in the future engages, which is presented to such Member/Manager Affiliated Party or to any present or future partner, member, director, officer, manager, supervisor, employee, agent, or Representative of such Member or any of its Member/Manager Affiliated Parties; and

(ii) waives and consents to the elimination of any fiduciary or other duty, including any duty of loyalty, that any Member/Manager Affiliated Party might be considered to owe to the Company, at common law or in equity, by reason of such Member’s membership in the Company, to offer to the Company any such business opportunity, or in any such opportunity to participate in any such business opportunity.

Section 8.9 Exculpation and Indemnification.

(a) To the fullest extent permitted by Law, each Member, the Manager, each present and former officer of the Company, and each present and former Affiliate of a Member or the Manager, and each of their respective present and former officers, directors, stockholders, partners, members, managers, employees, Affiliates, representatives, and agents, and their respective successors, heirs, and legal and personal representatives (each, a “Covered Person”) shall have no liability to the Company, any Member, or any other Person and is hereby exculpated from any liability arising out of or relating to the Company, its business, assets, properties, Subsidiaries, or liabilities or any act or omission performed or omitted by such Covered Person in relation thereto; provided, however, that the foregoing shall not eliminate any Covered Person from liability resulting from fraud, gross negligence, or the willful misconduct of such Covered Person, a breach of the express provisions of this Agreement, or a bad faith breach of the implied contractual covenant of good faith and fair dealing. Notwithstanding the foregoing, nothing in this Section 8.9 shall be deemed to impose fiduciary duties on any Member or the Manager or otherwise modify or limit the standard of care set forth in Section 8.5.

(b) To the fullest extent permitted by Law, the Company shall indemnify and hold harmless each Covered Person from and against any and all Claims in which such Covered Person may be involved, or threatened to be involved, as a party, a witness, or otherwise, arising out of or relating to the Company, its business, assets, properties, Subsidiaries, or liabilities or any act or omission performed or omitted by such Covered Person in relation thereto; provided, however, that no Covered Person shall be entitled to indemnification under this Section 8.9(b) with respect to any Claim to the extent (i) resulting from (A) fraud, gross negligence, or the willful misconduct of such Covered Person, (B) any breach of the express provisions of this Agreement, or (C) any bad faith breach of the implied contractual covenant of good faith and fair dealing or (ii) initiated by such Covered Person unless such Claim (or part thereof) (A) was brought to enforce such Person’s rights to indemnification hereunder or (B) was authorized or consented to by the Manager in connection with Claims brought against such Covered Person by Persons that are not the Company (or any of its Subsidiaries) or Affiliates of the Company or any of its Subsidiaries. Expenses incurred by a Covered Person in defending any Claim shall be paid by or on behalf of the Company in advance of the final disposition of such Claim upon receipt by the Company of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be ultimately determined that such Covered Person is not entitled to be indemnified by the Company as authorized by this Section 8.9(b).

(c) The Company acknowledges and agrees that the obligation of the Company under this Agreement to indemnify or advance expenses to any Covered Person for the matters covered hereby shall be the primary source of indemnification and advancement for such Covered Person in connection therewith, and any obligation on the part of any other indemnitor under any other agreement to indemnity or advance expenses to such Covered Person shall be secondary to the Company’s obligation and shall be reduced by any amount that such Covered Person may collect as indemnification or advancement from the Company. Subject to the foregoing, the Company shall be subrogated to the rights of such Covered Person against, and shall be entitled to seek contribution from, any third party, including any insurance company, that is not an Affiliate of any Member (or any insurance policy covering such Member or its Affiliates) to recover the amount of such indemnification (or such portion thereof as to which the Company shall be entitled to contribution) after the Covered Person shall have been fully and completely indemnified (whether pursuant to this Agreement or otherwise) in respect of the Claim which gave rise to such indemnification. Any such Covered Person shall fully cooperate with the Company, at the Company’s expense, in its efforts to enforce against any such third party the rights to which it is so subrogated.

(d) The Company, as an indemnifying party from time to time, agrees that, to the fullest extent permitted by applicable Law, its obligation to indemnify Covered Persons under this Agreement shall apply to any amounts expended by any other indemnitor under any other agreement in respect of indemnification or advancement of expenses to any Covered Person in connection with any Claims to the extent such amounts extended by such other indemnitor are on account of any unpaid indemnity amounts hereunder.

(e) The right of any Covered Person to the indemnification provided herein is cumulative of, and in addition to, any and all rights to which such Covered Person may otherwise be entitled by Contract or as a matter of Law or equity, and extend to such Covered Person’s successors, assigns, and legal representatives.

(f) If this Section 8.9 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction or properly constituted arbitration panel, then the Company shall nonetheless, to the fullest extent permitted by applicable Law, indemnify and hold harmless each Person entitled to be indemnified pursuant to this Section 8.9 as to liabilities to the full extent permitted by any applicable portion of this Section 8.9 that shall not have been invalidated.

Section 8.10 Reclassification Events of Pubco. If a Reclassification Event occurs, the Manager or its successor as a result of such Reclassification Event, as the case may be, shall, as and to the extent necessary, amend this Agreement in compliance with Section 13.4, and enter into any necessary supplementary or additional agreements, to ensure that, following the effective date of the Reclassification Event: (a) the exchange rights of holders of Units set forth in Section 5.5 provide that each Company Exchange Unit is exchangeable for the same amount and same type of property, securities or cash (or combination thereof) that the share(s) of Class A Common Stock into which it is exchangeable become(s) exchangeable for or converted into as a result of the Reclassification Event and (b) Pubco or the successor to Pubco as a result of such Reclassification Event, as applicable, is obligated to deliver such property, securities or cash upon such exchange. [Pubco shall not consummate or agree to consummate any Reclassification Event unless the successor Person as a result of such Reclassification Event, if any, becomes obligated to comply with the obligations of Pubco (in whatever capacity) under this Agreement.]

Article IX.
DISPOSITIONS AND RESTRICTIONS ON DISPOSITIONS

Section 9.1 General Restrictions on Dispositions.

(a) Except as otherwise expressly provided in this Section 9.1, Membership Interests may not be Disposed of without the prior written consent of the Manager, which consent may be withheld in the Manager’s sole discretion. Any purported Disposition in violation of this Section 9.1 shall be null and void ab initio and of no force or effect.

(b) Notwithstanding any provision of this Section 9.1 to the contrary, but subject to the other provisions of this Article IX, a Member may Transfer its Membership Interests (i) to any Permitted Transferee of such Member, (ii) in an Exchange pursuant to Section 5.5 or (iii) in an Applicable Sale pursuant to Section 9.5; provided that a Member may in no circumstances Transfer its Membership Interests if such Transfer would cause the Company to have one hundred (100) or more partners (within the meaning of Treasury Regulations Section 1.7704-1(h), including the look-through rule in Treasury Regulations Section 1.7704-1(h)(3)).

Section 9.2 Certain Additional Restrictions on Transfer. In addition to any other restrictions on Disposition contained in this Agreement, in no event may any Transfer or other Disposition of a Membership Interest by any Member be made: (a) to any Person who lacks the legal right, power or capacity to own a Membership Interest; (b) in violation of applicable Law; (c) of any component of a Membership Interest, such as rights to distributions, separate and apart from all other components of a Membership Interest; (d) if such Disposition would, in the opinion of legal counsel or other qualified tax advisor to the Company, cause the Company to cease to be classified as a partnership for U.S. federal income tax purposes (except as a result of an acquisition by the Pubco Holdings Group of all Units held by all Members that are not a member of the Pubco Holdings Group); (e) if such Disposition would cause the Company to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified person” (as defined in Code Section 4975(c)); (f) if such Disposition would, in the opinion of legal counsel or other qualified tax advisor to the Company, cause any portion of the assets of the Company to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101; (g) if such Transfer requires the registration of such Membership Interest pursuant to any applicable federal or state securities laws; (h) if such Disposition would create a material risk that the Company would become a “publicly traded partnership,” as such term is defined in Section 7704(b) of the Code; (i) if such Disposition would cause the Company to have more than one hundred (100) partners (within the meaning of Treasury Regulations Section 1.7704-1(h), including the look-through rule in Treasury Regulations Section 1.7704-1(h)(3)); (j) if such Disposition causes the Company to become a reporting company under the Exchange Act; or (k) if such Disposition subjects the Company to regulation under the Investment Company Act of 1940, the Investment Advisers Act of 1940 or ERISA, each as amended; provided that the Manager may waive any of the foregoing restrictions in its sole discretion.

Section 9.3 Notice of Transfer. Other than Transfers made pursuant to Section 5.5, each Member shall, after complying with the provisions of this Agreement, but in no event later than three (3) Business Days following any Transfer of Membership Interests, give written notice to the Company of such Transfer. Each such notice shall describe the manner and circumstances of the Transfer.

Section 9.4 Transferee Members.

(a) A transferee of Membership Interests pursuant to this Article IX shall have the right to become a Member only if (a) the requirements of this Article IX are met, (b) such transferee executes a joinder to this Agreement in form and substance acceptable to the Manager, agreeing to be bound by all the terms and conditions of this Agreement (a “Joinder”), (c) the transferor or transferee shall have reimbursed the Company for all reasonable expenses (including attorneys’ fees and expenses) of any Transfer or proposed Transfer of a Member’s Membership Interest, whether or not consummated and (d) if such transferee or his or her spouse is a resident of a community property jurisdiction, then such transferee’s spouse shall also execute a Joinder. Unless agreed to in writing by the Manager, the admission of a Member shall not result in the release of the transferor from any Liability that the transferor may have to each remaining Member or to the Company under this Agreement or any other Contract between the Manager, the Company or any of its Subsidiaries, on the one hand, and such transferor or any of its Affiliates, on the other hand.

(b) A transferee of Membership Interests pursuant to this Article IX shall be deemed admitted to the Company as a substitute Member at such time as the Manager determines that the conditions in this Article IX are satisfied and such Person is listed as a Member on Exhibit A hereto.

Section 9.5 Drag-Along Right.

(a) If at any time the Manager and/or any of its Affiliates (other than the Company and its Subsidiaries) desire to Transfer in one or more transactions a sufficient portion of its and/or their Units (or any beneficial interest therein) to constitute a change of Control of the Company in an arm’s-length transaction to a bona fide third party that is not an Affiliate of the Manager (an “Applicable Sale”), the Manager may require each other Member to sell the same ratable share of its Membership Interests as is being sold by the Manager and such Affiliates (based upon the total Membership Interests held by the Manager and its Affiliates at such time) on the same terms and conditions (the “Drag-Along Right”). The Manager may in its sole discretion elect to cause the Manager and/or the Company to structure the Applicable Sale as a merger or consolidation or as a sale of the Company’s assets.

(b) No Member shall have any dissenters’ rights, appraisal rights or similar rights in connection with any Applicable Sale, and no Member may object to any subsequent liquidation or other distribution of the proceeds from an Applicable Sale that is a sale of assets. Each Member agrees to consent to, and raise no objections against, an Applicable Sale. In the event of the exercise by the Manager of its Drag-Along Right pursuant to this Section 9.5, each Member shall take all reasonably necessary and desirable actions approved by the Manager in connection with the consummation of the Applicable Sale, including the execution of such agreements and such instruments and other actions reasonably necessary to provide customary and reasonable representations, warranties, indemnities, covenants, conditions and other agreements relating to such Applicable Sale and to otherwise effect the transaction; provided, however, that (i) such Members shall not be required to give disproportionately greater or more onerous representations, warranties, indemnities, or covenants than the Manager or its Affiliates, (ii) such Members shall not be obligated to bear any share of the out-of-pocket expenses, costs, or fees (including attorneys’ fees) incurred by the Company or its Affiliates in connection with such Applicable Sale unless and to the extent that such expenses, costs, and fees were incurred for the benefit of the Company or all of its Members, (iii) such Members shall not be obligated or otherwise responsible for more than their proportionate shares of any indemnities or other liabilities incurred by the Company and the Members as sellers in respect of such Applicable Sale and (iv) any indemnities or other liabilities approved by the Manager shall be limited, in respect of each Member, to such Member’s share of the proceeds from the Applicable Sale.

(c) At least five (5) Business Days before consummation of an Applicable Sale, the Manager shall provide the Members written notice (the “Applicable Sale Notice”) of the Applicable Sale, which notice shall contain (A) the name and address of the third-party purchaser, (B) the proposed purchase price, terms of payment, and other material terms and conditions of the purchaser’s offer, together with a copy of any binding agreement with respect to the Applicable Sale and (C) notification of whether the Manager has elected to exercise its Drag-Along Right. The Manager shall keep the Members reasonably informed as to all material terms relating to the Applicable Sale (or any material changes thereto), and promptly deliver to the Members copies of all final material agreements relating to the Applicable Sale not already provided in accordance with this Section 9.5 or otherwise. The Manager shall provide the Members written notice of the termination of an Applicable Sale within five (5) Business Days following such termination, which notice shall state that the Applicable Sale Notice served with respect to such Applicable Sale is rescinded.

Article X.
TAXES

Section 10.1 Tax Returns. The Company shall provide to each Member as soon as reasonably practicable after the end of each taxable year a U.S. Internal Revenue Service Schedule K-1 (Partner’s Share of Income, Deductions, Credits, etc.), or any successor schedule or form with respect to such Member’s interests in the Company for such period and such other information as may be reasonably requested by a Member for such Member or its direct or indirect equity owners to complete their respective income Tax Returns or pay estimated Taxes. No later than five (5) days prior to the due date of Federal estimated taxes for U.S. individuals (i.e., April 15, June 15, September 15 and January 15), the Company shall deliver to each Member a good faith estimate of such Member’s allocable share of the Company’s taxable income, gain or loss for such year through the end of such period.

Section 10.2 Certain Tax Matters.

(a) Except as otherwise provided in this Agreement, the Company shall make any Tax election the Manager may deem appropriate; provided that the Company shall not make an election under Section 475(f) of the Code or otherwise adopt the “mark to market” method of accounting for U.S. federal or state income tax purposes.

(b) The Company shall be classified as a partnership and not as a corporation for U.S. federal income tax purposes and the Manager is hereby authorized to take any action necessary or desirable to ensure and preserve such treatment. Neither the Company nor any Member shall take or permit any action that would cause the Company to be treated as other than a partnership for U.S. federal income tax purposes, or take any position for reporting purposes or in any proceeding or otherwise that is inconsistent with such treatment, unless so required by applicable Laws. The Company shall not elect, pursuant to Section 761(a) of the Code, to be excluded from the provisions of subchapter K of the Code.

(c) The Company shall have in effect for the Fiscal Year that includes the Amendment and Restatement Date an election pursuant to Section 754 of the Code and shall not thereafter revoke such election.

Section 10.3 Partnership Representative.

(a) The Manager shall serve as the “partnership representative” of the Company within the meaning of Section 6223(a) of the Code (the “Partnership Representative”). The Manager is hereby directed and authorized to take whatever steps it, in its reasonable discretion, deems necessary or desirable to perfect such designation, including filing any forms or documents with the Internal Revenue Service, designating an individual to serve as the sole individual through whom the Partnership Representative will act, and taking such other action as may from time to time be required under the Treasury Regulations. All references to the Partnership Representative herein shall include such designated individual (a “Partner”), unless the context requires otherwise. Each Partner hereby consents to such appointment or designation and agrees that upon the request of the Partnership Representative, it will execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent.

(b) The Partnership Representative shall have all of the rights, powers and authority to discharge all of the obligations of a “partnership representative” under the Partnership Audit Rules, including the authority to represent the Company (at the Company’s expense, including reasonable, documented out-of-pocket fees for professional services) in any administrative or judicial disputes, controversies, or proceedings with the Internal Revenue Service (the “IRS”) and any other Governmental Authority with jurisdiction to tax and to make any elections available under the Partnership Audit Rules in connection therewith.

(c) The Partnership Representative may make or cause to be made, with respect to the Company and the Members, a timely and valid election under Section 6226 of the Code (a “Push-Out Election”) (i) with respect to any material imputed underpayment and material partnership adjustments by the IRS or (ii) in connection with a material administrative adjustment request. The Members shall comply with the terms of the Push-Out Election and otherwise cooperate with the Partnership Representative with respect to the Push-Out Election.

(d) If a Push-Out Election is not made, the Partnership Representative shall apportion the responsibility for any U.S. federal income tax liability, and any interest and penalties with respect thereto, incurred by the Company under the Partnership Audit Rules (an “Audit Liability”) among the Members based on the adjustments (if any) giving rise to the Audit Liability attributable to each Member (taking into account, for purposes of such apportionment, the effect of the status of, and actions taken by, such Member on the computation of the amount of the Audit Liability), and each Member shall be required to promptly contribute the amount of its share of the Audit Liability to the Company.

(e) The Partnership Representative shall be entitled to be reimbursed by the Company for all costs and expenses incurred by it in connection with any administrative or judicial proceeding relating to tax matters of the Company and the Members in their capacity as such, and to be indemnified by the Company with respect to any action brought against it in connection with any judgment in or settlement of any such proceeding.

(f) This Section 10.3 shall apply mutatis mutandis with respect to any similar provisions of state, local or non-U.S. Law.

(g) The provisions of, and each Member’s obligations to comply with the requirements of, this Section 10.3 shall survive the Member’s ceasing to be a Member of the Company and the termination, dissolution, liquidation, or winding up of the Company.

Section 10.4 Withholding.

(a) The Company shall be entitled to deduct and withhold from any payment, allocation, or distribution to a Member to the extent required by applicable Law. Any amount so deducted and withheld shall be properly paid over to the applicable Governmental Authority and shall be treated for all purposes of this Agreement as having been paid, allocated, or distributed to the Member for purposes of this Agreement.

(b) Each Member shall, upon the request of the Manager, promptly, and in any event within fourteen (14) days of any such request, or, if so notified in such request, within seven (7) days of such request, furnish to the Manager any information in its possession, representations, certificates or forms that are reasonably necessary in order for the Manager to ascertain such Member’s Tax status and to withhold Tax or to file Tax returns and reports or to furnish Tax information to the relevant Tax authorities, provided, further, that each Member that contributes Ether to the Company shall, within ninety (90) days of such contribution, deliver to the Company records to substantiate such Member’s tax basis in the Ether contributed by such Member, and shall provide such other information, documentation or records reasonably available to such Member that are reasonably requested by the Company for purposes of substantiating the Company’s tax basis in such Ether for purposes of Section 723 of the Code. Each Member shall timely execute any and all documents, opinions, instruments and certificates as the Manager shall reasonably request or that are otherwise required to effectuate the foregoing, and shall take such actions as the Manager may reasonably request in connection with the foregoing. To the extent only that a Member has failed to comply with a request made under this Section 10.4, the Manager shall be entitled to make such assumptions as to the financial, fiscal, Tax or other standing of such Member as it sees fit in order to enable the Manager to withhold Tax or to file any Tax returns, as deemed necessary by it.

Article XI.
DISPUTE RESOLUTION

Section 11.1 Disputes. This Article XI shall apply to any dispute arising under or related to this Agreement (whether arising in contract, tort, or otherwise, and whether arising at law or in equity), including (a) any dispute regarding the construction, interpretation, performance, validity, or enforceability of any provision of this Agreement or whether any Person is in compliance with, or breach of, any provisions of this Agreement, and (b) subject to Section 11.2, any deadlock among the Members with respect to any matter subject to a vote of the Members, and (c) the applicability of this Article XI to a particular dispute. Notwithstanding the foregoing, this Article XI shall not apply to any matters that, pursuant to the provisions of this Agreement, are to be determined solely by the Manager, or that relate to a Blocker Dispute, which shall be resolved in accordance with the procedures set forth in Section 5.5. Any dispute to which this Article XI applies is referred to herein as a “Dispute.” With respect to a particular Dispute, each Member (and, if applicable, the Manager) that is a party to such Dispute is referred to herein as a “Disputing Party.” The provisions of this Article XI shall be the exclusive method of resolving Disputes.

Section 11.2 Negotiation to Resolve Disputes. If a Dispute arises, the Disputing Parties (or agents thereof) shall promptly meet (whether by telephone or in person) in a good faith attempt to resolve the Dispute.

Section 11.3 Courts. If a Dispute is still unresolved following ten (10) Business Days after the Disputing Parties attempted in good faith to resolve the Dispute in accordance with Section 11.2, then any of such Disputing Parties may submit such Dispute to the Court of Chancery of the State of Delaware or, in the event that such court does not have jurisdiction over the subject matter of such dispute, to another court of the State of Delaware or a U.S. federal court located in the State of Delaware (collectively, “Delaware Courts”). The Manager and each of the Members irrevocably submits to the exclusive jurisdiction of, and agrees not to commence any action, suit, or proceeding relating to a Dispute except in, the Delaware Courts and hereby consents to service of process in any such Dispute by the delivery of such process to such party at the address and in the manner provided in Section 13.1. The Manager and each of the Members hereby irrevocably and unconditionally waives any objection to the laying of venue in any Dispute in the Delaware Courts and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any action, suit, or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section 11.3. THE MANAGER AND EACH OF THE MEMBERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, RELATING TO, OR OTHERWISE WITH RESPECT TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 11.4 Specific Performance. The Members understand and agree that (a) irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms, (b) although monetary damages may be available for the breach of such covenants and agreements, such monetary damages are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement, would be an inadequate remedy therefor and shall not be construed to diminish or otherwise impair in any respect the Manager’s, any Member’s or the Company’s right to specific performance, and (c) the right of specific performance is an integral part of the transactions contemplated by this Agreement and without that right none of the Members would have entered into this Agreement. It is accordingly agreed that, in addition to any other remedy that may be available to it, including monetary damages, the Manager, each of the Members and the Company shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. Each of the Members further agrees that neither the Manager, the Company nor any Member shall be required to obtain, furnish, or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 11.4, and each Member waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing, or posting of any such bond or similar instrument.

Article XII.
DISSOLUTION, WINDING-UP AND TERMINATION

Section 12.1 Dissolution.

(a) The Company shall dissolve and its affairs shall be wound up on the first to occur of the following events (each a “Dissolution Event”):

(i) the determination of the Manager to dissolve the Company, with Company Exchange Unit Member Approval;

(ii) the termination of the legal existence of the last remaining Member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining Member in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act; or

(iii) the entry of a decree of judicial dissolution under Section 18-802 of the Delaware Act.

(b) Each Member hereby expressly waives its right to make an application for, or otherwise seek or pursue, the dissolution of the Company pursuant to Section 18-802 of the Act.

Section 12.2 Winding-Up and Termination.

(a) On the occurrence of a Dissolution Event, the Manager (or in the event that there is no Manager or the Manager is in bankruptcy, any Person selected by the majority of Members) shall serve as liquidator (the “Liquidator”). The Liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act, and shall have full right to determine in good faith the time, manner and terms of any sale or sales of the property or other assets pursuant to such liquidation, having due regard to the activity and condition of the relevant market and general financial and economic conditions. The costs of winding-up shall be borne as a Company expense. Until final distribution, the Liquidator shall continue to operate the Company properties with all of the power and authority of the Members. The Members shall continue to share Profits and Losses during the period of liquidation in the same manner and proportion as immediately prior to the Dissolution Event. The Company shall engage in no further business except as may be necessary to preserve the value of the Company’s assets during the period of dissolution and liquidation.

(b) The steps to be accomplished by the Liquidator are as follows:

(i) as promptly as possible after dissolution and again after final winding-up, the Liquidator shall cause a proper accounting to be made of the Company’s assets and liabilities through the last calendar day of the month in which the dissolution occurs or the final winding-up is completed, as applicable;

(ii) the Liquidator shall discharge from Company funds all of the Indebtedness of the Company and other debts, liabilities, expenses, and obligations of the Company (including all expenses incurred in winding-up) (collectively, the “Company Liabilities”) or otherwise make adequate provision for payment and discharge thereof; and

(iii) all remaining assets of the Company shall be distributed to the Members in accordance with Section 7.1.

(c) The distribution of cash or property to a Member in accordance with the provisions of this Section 12.2 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its Membership Interest and all the Company’s property and constitutes a compromise to which all Members have consented pursuant to Section 18-502(b) of the Act. To the extent that a Member returns funds to the Company, it has no Claim against any other Member for those funds.

(d) No dissolution or termination of the Company shall relieve a Member from any obligation to the extent such obligation has accrued as of the date of such dissolution or termination.

Section 12.3 Deficit Capital Accounts. No Member will be required to pay to the Company, to any other Member or to any third party any deficit balance that may exist from time to time in its or another Member’s Capital Account.

Section 12.4 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets in order to minimize any losses that might otherwise result from such winding up.

Section 12.5 Certificate of Cancellation. On completion of the distribution of Company assets as provided herein, the Manager shall take such actions as may be necessary to terminate the existence of the Company, and shall have the authority to execute and record a certificate of cancellation of the Company, as well as any and all other documents required to effectuate the dissolution and termination of the Company. Upon the filing of such certificate of cancellation, the existence of the Company shall terminate (and the Term shall end), except as may be otherwise provided by the Act or other applicable Law.

Article XIII.
GENERAL PROVISIONS

Section 13.1 Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests, or consents provided for or permitted to be given under this Agreement must be in writing and must be delivered to the recipient by electronic mail (a copy of which may be delivered in person or by courier or mail). A notice, request, or consent given under this Agreement is effective on receipt by the applicable recipient. All notices, requests, and consents to be sent to a Member must be sent to or made at the addresses given for that Member on Exhibit A or such other address as that Member may specify by notice to the Manager and the other Members. Any notice, request, or consent to the Manager or the Company must be sent to or made at the address below:

[●]

[●]

[●]

Attention: [●]

Email: [●]

With copies to:

[●]

[●]

[●]

Attention: [●]

Email: [●]

Any notice, request, or consent to the Manager or the Company shall be given to all of the Members. Whenever any notice is required to be given by Law, the Delaware Certificate, or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 13.2 Entire Agreement; Superseding Effect. This Agreement, together with all exhibits and schedules to this Agreement, the BCA and all other Ancillary Documents (as defined in the BCA), constitute the entire agreement of the parties hereto relating to the Company and the transactions contemplated hereby and supersede all prior and contemporaneous agreements, understandings, discussions, provisions and concepts, whether written or oral, relating thereto and there are no warranties, representations or other agreements between the parties hereto in connection therewith except as set forth in such agreements, exhibits, schedules and documents.

Section 13.3 Effect of Waiver or Consent. Except as otherwise provided in this Agreement, a waiver or consent, express or implied, to or of any breach or default by any Member or the Manager in the performance by that Member or the Manager of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Member or the Manager of the same or any other obligations of that Member or the Manager with respect to the Company. Except as otherwise provided in this Agreement, failure on the part of a Member or the Manager to complain of any act of any Member or the Manager or to declare any Member or the Manager in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Member or the Manager of its rights with respect to that default until the applicable statute of limitations has run.

Section 13.4 Amendment or Restatement; Waivers. Each of this Agreement and the Delaware Certificate may, subject to Section 8.6, be altered, modified, amended or restated (including by means of merger, consolidation or other business combination to which the Company is a party) only by a written instrument executed (or, in the case of the Delaware Certificate, approved) by the Manager. No waiver of any provision or default under, nor consent to any exception to, the terms of this Agreement shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

Section 13.5 Binding Effect. All of the terms and provisions of this Agreement shall be binding upon the parties and their respective successors and assigns, but shall inure to the benefit of and be enforceable by the successors and assigns of any Member only to the extent that they are permitted successors and assigns pursuant to the terms of this Agreement. No party may assign its rights under this Agreement except as permitted pursuant to this Agreement.

Section 13.6 Governing Law; Severability. THIS AGREEMENT, AND ANY CLAIM ARISING OUT OF, RELATING TO OR OTHERWISE WITH RESPECT TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY, IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and any mandatory, non-waivable provision of the Act, such provision of the Act shall control. If any provision of the Act provides that it may be varied or superseded in a limited liability company agreement (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter. If any provision of this Agreement or the application thereof to any Member or circumstance is held invalid or unenforceable to any extent by any court of competent jurisdiction, (a) the remainder of this Agreement and the application of that provision to other Members or circumstances is not affected thereby, and (b) the Members shall negotiate in good faith to replace that provision with a new provision that is valid and enforceable and that puts the Members in substantially the same economic, business, and legal position as they would have been in if the original provision had been valid and enforceable.

Section 13.7 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions; provided, however, that this Section 13.7 shall not obligate a Member to furnish guarantees or other credit supports by such Member’s Parent or other Affiliates.

Section 13.8 Waiver of Certain Rights. Each Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company.

Section 13.9 Counterparts; Electronic Delivery. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. No party hereto shall raise the use of email or other electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of email or other electronic transmission as a defense to the formation or enforceability of a contract and each party hereto forever waives any such defense.

Section 13.10 Expenses. Each Member shall bear its own transaction costs and any other costs and expenses incurred in connection with being a Member, holding its Membership Interest, and administering its rights and obligations under this Agreement.

Section 13.11 Public Announcements. No press release or other public announcement or public statement or comment in response to any inquiry relating to this Agreement or the transactions contemplated hereby shall be issued or made by any Member or any of its Affiliates without the consent of the Manager; provided, however, that a press release or other public announcement or regulatory filing, statement, or comment may be made without such consent if it is made in order to comply with applicable Laws or the rules of an applicable National Securities Exchange.

Section 13.12 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties to this Agreement and their permitted assigns and nothing herein, express or implied, shall give or be construed to give any Person, other than the parties hereto and such permitted assigns, any legal or equitable rights under this Agreement.

[Remainder of page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, the Manager and the Members have executed and delivered this Agreement as of the date first set forth above.

MANAGER:

THE ETHER MACHINE, INC.

By:
Name:
Title:

[Signature Page to Second Amended and Restated Limited Liability Company Agreement]

MEMBERS:

[●]

By:
Name:
Title:

[Signature Page to Second Amended and Restated Limited Liability Company Agreement]

EXHIBIT A

MEMBERS

Capitalization of the Company as of the Amendment and Restatement Date

Name and Address of Purchaser	Number and Class of Membership Interests
Ethos Sub 2, Inc. [Address] Email: [●]	[●] Common Units
[Member Name] [Member Address] Email: [●]	[●] Common Units

EXHIBIT B

OFFICERS

Name	Title
[●]	[●]
[●]	[●]

SCHEDULE 8.6

Restricted Decisions

1. Amend or waive any provisions of the Delaware Certificate or this Agreement in a manner that adversely affects the Company Exchange Unit Members’ interest in the Company disproportionately to the interests of the other holders of Common Units (for which the Company Exchange Unit Member Approval may be granted or withheld in the Company Exchange Unit Members’ sole discretion).

2. Convert the Company to an entity other than a limited liability company or other limited liability entity.

3. Amend or waive Section 8.6 or this Schedule 8.6.

Notwithstanding anything to the contrary in this Schedule 8.6, the following shall not be Restricted Decisions:

1. Any action the Company is required to take pursuant to the BCA.

2. Any action necessary to effect an Exchange pursuant to Section 5.5, including the acceptance and delivery of Common Units pursuant thereto and the entering into of any Exchange Agreement.

ANNEX F

FORM OF ASSIGNMENT

ASSIGNMENT, ASSUMPTION & JOINDER

TO

LLC SUBSCRIPTION AGREEMENT

[●], 2025

This Assignment, Assumption & Joinder Agreement (this “Agreement”) is made as of the date written above by [●] (“Assignor”) and [●] (“Assignee”). Reference is made to that certain subscription agreement (the “LLC Subscription Agreement”), dated as of [●], 2025, by and among, inter alios, The Ether Reserve LLC (the “Company”) and Assignor. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the LLC Subscription Agreement.

1. Each of Assignee and Assignor, by their execution and delivery of this Agreement, agrees to the assignment to and assumption by Assignee of all of Assignor’s rights and benefits as the “Subscriber” or equivalent term under the LLC Subscription Agreement and any other related documents as they apply to the “Subscriber” or equivalent term, including, for the avoidance of doubt, the right to purchase from the Company at the closing of the Subscription of [all of the Company Units][a portion of the units] initially subscribed for by Assignor.

2. Assignee hereby acknowledges, agrees and confirms that, by its execution of this Agreement, Assignee shall be bound by all of the terms, obligations, provisions and conditions contained in the LLC Subscription Agreement as they apply to the “Subscriber” thereunder and as if an original signatory thereto in such capacity.

3. Assignee hereby acknowledges, agrees and confirms that, by its execution of this Agreement, Assignee makes all of the representation and warranties of the Subscriber set forth in the LLC Subscription Agreement as of the date hereof.

4. Assignor hereby acknowledges, agrees and confirms that, in accordance with Section 9(g) of the LLC Subscription Agreement, nothing in this Agreement shall limit the obligations of Assignor under the LLC Subscription Agreement, or the rights of any party thereto, to the extent that Assignee fails to comply with its obligations under the LLC Subscription Agreement.

5. This Agreement shall be governed by the governing law applicable to the LLC Subscription Agreement.

6. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date written above.

[●]

[By:	[●]]

By:

Name:

Title:

ASSIGNEE:

Name of Assignee: [●]	State/Country of Formation or Domicile: [●]
[●]
[By: [●]]

By:
Name:
Title:

Name in which Transferred Interest is to be registered (if different):	Date: [●], 2025

Assignee’s EIN: [●]

Business Address [●]	Mailing Address (if different):

[●]
[●]

Attn: [●]	Attn:

Telephone No.: [●]	Telephone No.:
Facsimile No.: [●]	Facsimile No.:

Number of Company Units in Transferred Interest: [●]

Price Per Company Unit: $10.25